Table of Contents

As filed with the Securities and Exchange Commission on July 16, 2024.

Registration No. 333-280089

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	4731	45-5540446
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui,

Kowloon, Hong Kong 999077

Tel: 852-22510781

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Northwest Registered Agent, LLC.

401 Ryland Street, Suite 200-A

Reno, NV, 89502, USA

Tel: 509-768-2249

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Alexander W. Powell Jr., Esq. Kaufman & Canoles P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: +1 (804) 771-5700	Michael A. Hedge, Esq. Hillary O’Rourke, Esq. K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 Telephone: (949) 253-090

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

•	Public Offering Prospectus. A prospectus to be used for the public offering (the “Public Offering Prospectus”) of up to [●] shares of common stock, par value $0.0001 per share, of Tianci International, Inc. (the “Company”), with such shares to be sold in a firm commitment underwritten offering through the underwriter named on the cover page of the Public Offering Prospectus.

•	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholders” set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholders” of an aggregate of [●] shares of common stock.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers and back covers;

•	they contain different “Offering” sections in the “Prospectus Summary” section beginning on page 1;

•	they contain different “Use of Proceeds” sections on page 43;

•	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

•	a “Selling Stockholders” section is included in the Resale Prospectus;

•	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Selling Stockholder Plan of Distribution” is inserted in its place in the Resale Prospectus; and

•	the “Legal Matters” section in the Resale Prospectus on page R-18 deletes the reference to counsel for the underwriter.

The Company has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for public offering by the Company. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages, and such other changes as may be necessary to clarify references to the public offering or the resale offering and will be used for the resale offering by the Selling Stockholders.

i

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 10, 2024

PRELIMINARY PROSPECTUS

TIANCI INTERNATIONAL, INC.

[●] shares of common stock

We are offering to sell [●] shares of our common stock, $0.0001 par value per share, in a firm commitment underwritten offering (the “Underwritten Offering”). We currently estimate that the public offering price will be between $[●] and $[●] per share.

Our common stock is currently traded on the OTC Pink Market under the symbol “CIIT.” On [●], the last reported sale price for our common stock was $[●] per share.

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “CIIT”. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Pink Market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. If our application is not approved, the offering will not be completed. The offering (including both “Underwritten Offering” and “Resale Offering” as defined below) is contingent upon final approval of the listing of our common stock on the Nasdaq Capital Market.

The offering price of our shares of common stock in the Underwritten Offering will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus may not be indicative of the actual public offering price for the shares of common stock.

ii

INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 17.

Tianci International, Inc. is a holding company incorporated under the laws of the State of Nevada with operations conducted by our subsidiary based in Hong Kong. This is an offering of the common stock of the Nevada holding company, which does not conduct operations. You are not investing in Roshing International Co., Limited, the Hong Kong operating company, and may never hold equity in our Hong Kong operating subsidiary. Our structure involves unique risks to investors. See “Risk Factors — Risks Related to Doing Business in Hong Kong” Unless the context provides otherwise, references in this registration statement to “we,” “us,” “our company,” “our,” “the Company” and “Tianci” refers to Tianci International, Inc., “Tianci Seychelles” refers to Tianci Group Holding Limited, a limited company organized under the laws of Seychelles and a wholly owned subsidiary of Tianci, “RQS United” refers RQS United Group Limited, a company organized under the laws of the Republic of Seychelles and a wholly owned subsidiary of Tianci. “Roshing” refers to Roshing International Co., Limited, a company organized under the laws of Hong Kong. See “Commonly Used Defined Terms” on page vii herein. Investors would be purchasing interests in Tianci International, Inc., a Nevada company.

We have established controls and procedures for cash flows within our organization. Our management team manages and supervises the transfers of funds among Tianci and its subsidiaries under the Cash Flow Management Policy, an internal policy adopted by Tianci. Under this policy, Tianci focuses on revenue management, cost control, working capital management, implementing financial strategies, and fulfilling compliance reporting duties. Our management team closely monitors cash transfers within our organization and prepares monthly reports and annual budget plans. Each transfer of cash between Tianci, and its subsidiaries is also subject to internal reporting and approval processes by reference to such policy. In addition, cash transfers between Tianci, its subsidiaries, or investors shall follow the applicable Hong Kong laws and regulations. See also “Prospectus Summary—Cash Flows through Our Organization.”

We and our subsidiaries face various legal and operational risks and uncertainties associated with being based, or having all our operations, in Hong Kong. As of the date of this prospectus, since (i) We are a Nevada company and our only operating subsidiary, Roshing, is a Hong Kong company and is headquartered in Hong Kong, neither entity has operations in Mainland China; (ii) only few of Roshing’s customers are Mainland China residents, which contributed to 5.2% and 0.4%  of our revenue for the year ended July 31, 2023 and the nine months ended April 30, 2024, respectively; and (iii) all of Roshing’s employees are Hong Kong residents, we believe that and our subsidiaries are not subject to Mainland China laws and regulations, such as those relating to data and cyberspace security, and anti-monopoly concerns. Furthermore, as of the date of this prospectus, (i) we believe that we and our subsidiaries are not required to obtain any permissions or approvals from the Mainland China authorities, including but not limited to the China Securities Regulatory Commission (“CSRC”) and the Cyberspace Administration of China (“CAC”), to operate Roshing’s business or to list our securities on the U.S. exchanges and offer securities, including but not limited to issuing our common stock to foreign investors; and (ii) we and our subsidiaries have not applied for or been denied of any such permissions or approvals from the Mainland China authorities of . Hence, we also believe that, as of the date of this prospectus, the oversight by the CAC over data security does not have any impact on our business and our offering because we are a Nevada company and our only operating subsidiary is a Hong Kong company, and neither entity has operations in Mainland China. In addition, we expect that we and our subsidiaries’ operations will continue to be conducted in Hong Kong, as is the case as of the date of this prospectus. Therefore, we believe that the likelihood that we and our subsidiaries will be required to obtain any permissions or approvals from the governmental authorities of Mainland China for our operations, or the listing of our securities on the U.S. exchanges and the offering of our securities in the future is very remote. For a detailed description of risks relating to the obtaining of necessary permissions or approvals from Mainland China authorities, see “Risk Factors - While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.”

Notwithstanding the above, we are aware that Mainland China government may intervene or influence the Hong Kong operations of an offshore holding company, such as those of our Hong Kong operating subsidiary, Roshing, at any time. These risks, together with uncertainties in the legal system of Mainland China and the interpretation and enforcement of Mainland China laws, regulations, and policies, could hinder our ability to offer or continue to offer the common stock, result in a material adverse change to Roshing’s business operations, and damage our reputation, which could cause the common stock to significantly decline in value or become worthless. For a detailed description of risks relating to the potential impact of Mainland China laws and regulations on Roshing’s business operations, see “Risk Factors — All our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.”

iii

If we decide to pay dividends on any of our common stock in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Risk Factors - Risks Related to Doing Business in Hong Kong - We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.” On page 11 of this prospectus for more information.

On December 16, 2021, the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong because of positions taken by Mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the Holding Foreign Companies Accountable Act, or the HFCA Act. Our auditor, Michael T. Studer CPA P.C., headquartered in Freeport, New York, has been inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our common stock would be prohibited under the HFCA Act. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in Mainland China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and/or the AHFCAA. These recent developments could also add uncertainties to this Underwritten Offering and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors—Risks Related to Doing Business in Hong Kong—Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.”

For a detailed description of risks related to doing business in Hong Kong, see “Risk Factors — Risks Related to Doing Business in Hong Kong.”

Following the completion of this Underwritten Offering, our largest stockholder will beneficially own approximately [●]% of the aggregate voting power of our outstanding common stock. As such, we will be deemed a “controlled company” within the meaning of the Nasdaq listing standards. However, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq listing standards.

	Per Share	Total
Public offering price	$–	$–
Underwriting discounts and commissions(1)	$–	$–
Proceeds to us before expenses	$–	$–

(1)	We have agreed to pay the underwriter a discount equal to 7.0% of the gross proceeds of the Underwritten Offering, which does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of the Underwritten Offering payable to Prime Number Capital, LLC, or the underwriter. We have also agreed to issue, on the closing date of the Underwritten Offering, warrants, to the underwriter, in an amount equal to 5.0% of the aggregate number of shares sold by us in the Underwritten Offering, including any shares issued pursuant to exercise of the underwriter’s over-allotment option. For a description of the compensation to be received by the underwriter, see “Underwriting” on page 103.

iv

This Underwritten Offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the shares of common stock if any such shares of common stock are taken. We have granted the underwriter an option for a period of 45 days after the closing of the Underwritten Offering to purchase up to [●] shares of common stock, or 15% of the total shares of common stock to be offered by us pursuant to the Underwritten Offering (excluding common stock subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the underwriter exercises the option in full, and assuming an offering price of US$[●] per share of common stock, which is the midpoint of the range set forth on the cover page of this prospectus, the total gross proceeds to us, before underwriting discounts, commissions and expenses, will be $[●].

The underwriter expects to deliver the common stock against payment as set forth under “Underwriting,” on or about [●], 2024 through the book-entry facilities of The Depository Trust Company.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated___________, 2024

v

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information different from what is contained in this prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our subsidiaries’ business, and our financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor the underwriter have done anything that would permit the Underwritten Offering or possession or distribution of this prospectus or any filed free-writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus or any filed free writing prospectus outside of the United States.

vi

Commonly Used Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this registration statement to:

•

“China,” “Chinese,” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and, for the purposes of this prospectus only, excluding Taiwan;

•	“Mainland China” is to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	Unless the context provides otherwise, “registrant,” “we,” “us,” “our company,” “our,” “the Company” and “Tianci” is to Tianci International, Inc., a Nevada company; and when describing the financial results of Tianci International, Inc., also includes its subsidiaries;

•	“Seychelles” refers to the Republic of Seychelles;

•	“Tianci Seychelles” refers to Tianci Group Holding Limited, a limited company organized under the laws of Seychelles and a wholly owned subsidiary of Tianci;

•	“RQS United” refers to RQS United Group Limited, a company organized under the laws of the Republic of Seychelles and a wholly owned subsidiary of Tianci;

•	“RQS Capital” refers to RQS Capital Limited, Company incorporated in British Virgin Islands.

•	“Roshing” refers to Roshing International Co., Limited, a company organized under the laws of Hong Kong and a subsidiary of RQS United. RQS United holds 90% of the share capital of its subsidiary, Roshing;

•	“Shares,” “shares” or “shares of common stock” are to the shares of common stock of Tianci International, Inc., with par value of $0.0001 per share;

•	All references to “Renminbi,” “RMB” or “Chinese Yuan” are to the legal currency of Mainland China;

•	All references to “HKD” “HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

•	All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

•	“Website” is to our website at www.tianci-ciit.com.

We do not have any material operations of our own and we are a holding company with operations conducted in Hong Kong through our subsidiary, Roshing International Co., Limited, primarily using Hong Kong dollars, the currency of Hong Kong, or U.S. dollars. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of Hong Kong dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in U.S. dollars) and the value of our assets, including accounts receivable (expressed in U.S. dollars).

vii

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this registration statement follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

We have relied on statistics provided by a variety of publicly available sources regarding expectations of growth of global logistics industry. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this registration statement other than to the extent specifically cited herein. We have sought to provide current information in this registration statement and believe that the statistics provided in this registration statement remain up-to-date and reliable, and these materials are not incorporated in this registration statement other than to the extent specifically cited in this registration statement.

TRADEMARKS

All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

MARKET DATA

We are responsible for the disclosure in this prospectus. This prospectus incorporates industry data sourced from market research, publicly accessible information and industry publications. While we have not directly commissioned or funded these sources, we believe the information obtained from them to be reliable. Nonetheless, we assume responsibility for the accuracy and completeness of all information presented in this prospectus, including data derived from third-party sources. This includes the information provided through active hyperlinks to external reports and publications. We obtained the industry, market and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties or by us.

viii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the “Risk Factors” beginning on page 17. All references to “we,” “us,” “our,” “Company” or similar terms used in this prospectus refer to Tianci International, Inc. a Nevada corporation. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending July 31. Unless otherwise indicated, the term “common stock” refers to shares of CIIT’s common stock.

Overview

The Company’s primary line of business is global logistics. The Company through its subsidiary, Roshing, provides global logistics services, encompassing booking and the transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

As a logistics shipping operator, Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping service.

For the container shipping, Roshing charters cargo space from shipping suppliers (such as shipowners, non-vessel operating common carriers) and sub-charters that space to its customers (cargo owners, cargo agents). For bulk goods shipping, Roshing issues fixture notes to customers, and then arranges the booking of ships and signing charter contracts with suppliers (such as shipowners). Roshing tailors the selection of transport options and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue during the nine months ended April 30, 2024. Shufang Gao, our Chief Executive Officer previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management, and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework to expand its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

Our Services

Our operations conducted through Roshing include the following services to our customers.

Global Logistics Services

Our global logistics services accounted for the vast majority of our revenue for the nine months ended April 30, 2024. These services encompass ocean shipping operations and related logistics solutions. Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping. Roshing customizes its logistics solutions to meet the diverse needs of our customers, including the optimization of shipping routes and the utilization of vessels with different tonnages.

Roshing derives revenues by entering into agreements that are generally comprised of a single performance obligation to ship freight either by container ships or by bulk cargo vessels. The most significant drivers of changes in Roshing’s global logistics service revenue and related transportation expenses are cargo volume, weight and sea route.

1

Our Service Process

Roshing has long-term and close relationships with ocean shipping suppliers. When a customer makes an inquiry to Roshing, it is usually able to offer competitive quotes and customize shipping solutions quickly.

Roshing begins by thoroughly evaluating the customer’s logistics needs, including the type of goods being shipped, the destination, and the required transportation time. Based on this information, Roshing designs an optimal transportation plan tailored to the customer’s specific requirements. This plan includes selecting the most efficient shipping routes, determining the appropriate container or vessel size and type, and considering any special handling or regulatory compliance requirements. Roshing then enters into a written contract with the customer for ocean shipping that can best meet the customer’s needs and aligns with the customer’s timeline and cargo specifications.

Roshing works with each customer to develop a cost-effective plan and service terms to meet the client’s needs. This involves detailed discussions to ensure that both parties have a clear understanding of expectations, costs, and responsibilities. Roshing will assign cargo space from an appropriate container ship or bulk cargo vessel based on the volume and weight of the shipment, minimize shipping costs, select the shortest route to save on freight, and choose the port closest to the customer’s destination.

Throughout the entire shipping process, Roshing maintains close oversight to ensure the safety and timely arrival of goods at the destination port. This involves real-time tracking and monitoring of the shipment, handling any unforeseen issues that may arise, and providing regular updates to the customer. By doing so, Roshing ensures that the goods are transported safely and arrive within the agreed timeframe, meeting all customer expectations.

We believe that Roshing stands out in the global logistics landscape because of its core strengths. Firstly, Roshing’s management’s extensive network and industry relationships empower us with access to a wide customer base, enabling tailored solutions for an array of logistics requirements. Additionally, Roshing’s collaboration with direct shipping suppliers ensures transparent service delivery. Moreover, Roshing’s expertise in route optimization enables us to efficiently manage logistics routes and secure favorable terms for its clients. These strengths collectively position Roshing as a competitive player in the industry.

Other Products & Services

•	Electronic Device Hardware: Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components. It is not engaged in product development or direct manufacturing of hardware. The main products include Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens. Roshing’s main customers are non-Hong Kong traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products and private label entities seeking electronic component procurement and light customization.
•	Software Technical Services: Roshing provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Roshing also provides software maintenance services to keep customers’ software up to date and assists customers in promoting their businesses with ongoing marketing support.
•	Business Consulting Services: Roshing provides business consulting services to help customers apply for immigration and non-immigration visas. Roshing is responsible for performing background checks, assessment, and preparing related application paperwork.

Our Market Opportunities

The shipping industry holds significant potential, as indicated by BIMCO’s projections of substantial growth in ship supply and deliveries through 2025. With an expected increase of 9.1% in 2024 and 4.1% in 2025, and a fleet growth of 14.9% by 2025, we believe that the industry is poised for expansion. Cargo volumes are anticipated to grow steadily at a rate of 3-4% annually during this period. Moreover, the global economy is forecasted to experience moderate growth, with the IMF estimating rates of 3.1% in 2024 and 3.2% in 2025.

In the bulk cargo market, strong demand is being driven by factors such as heightened demand from China and export restrictions from Indonesia. We believe that the container shipping sector will also see opportunities. Disruptions like the 40-day blockade in the Red Sea in January 2024 have led to notable increases in freight rates. Additionally, ongoing container capacity shortages in China, which is expected to persist from the onset of the Chinese Spring Festival in 2024, could further elevate freight rates, offering potential benefits to shipowners.

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Our Mission

Creating Value

As a global logistics enterprise, our primary mission is to provide customers with efficient, reliable, and safe shipping services that create value.

Promoting Global Trade & Connectivity

As an important component of global trade, we believe that global logistics enterprises have a mission to promote the development and connectivity of global trade and promote the prosperity and development of the global economy by facilitating cross-border operations for businesses. We are committed to cultivating a robust global network, both online and offline. The online part involves connecting with customers and suppliers through social media platforms. The offline part includes acquiring potential customers through exhibitions, recommendations, and other direct interactions.

Undertaking Social Responsibility

We believe that shipping companies also need to be socially responsible, pay attention to environmental protection, social welfare, promote sustainable development, and contribute to the prosperity and development of society.

We strive to optimize shipping routes and transportation plans to reduce energy consumption and emissions. Moreover, we intend to encourage our supply chain partners to adopt greener transportation and packaging methods, contributing to the sustainability of the entire industry. We also seek to actively participate in environmental projects and initiatives and collaborate with government and non-governmental organizations to focus on environmental protection.

CORPORATE HISTORY AND STRUCTURE

The following diagram illustrates our corporate structure as of the date of the prospectus. Tianci, as the ultimate holding company, owns 100% of the equity interests in RQS United and Tianci Seychelles, and indirectly, holds 90% of the equity interests in Roshing.

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For details of our principal stockholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Stockholders.”

Roshing International Co., Limited History Before Share Exchange

On June 22, 2011, Roshing International Co., Limited (“Roshing”) was incorporated in Hong Kong with a share capital of HKD 100,000 divided into 100,000 shares. Ying Deng was the registered shareholder of the said 100,000 shares.

RQS United Group Limited History

On November 4, 2022, RQS United Group Limited (“RQS United”) was incorporated in the Republic of Seychelles as an international business company 100% owned by RQS Capital Limited with 50,000 shares.

On January 16, 2023, RQS United was allotted 900,000 shares of Roshing.

RQS United holds 90% of the share capital of Roshing, while Ying Deng holds 10% of the share capital of Roshing.

RQS Capital Limited History

On July 05, 2022, RQS Capital Limited was incorporated in British Virgin Islands authorized with 50,000 shares 100% owned by Ying Deng (“RQS Capital”).

On September 29, 2022, Ying Deng transferred 30,000 shares to Shufang Gao, 2,500 shares to Zhu Weiyu and 2,500 shares to Bo Ye respectively.

On January 06, 2023, Zhu Weiyu transferred 2,500 shares to Bo Ye. By this time, RQS Capital was owned by Ying Deng (30%), Shufang Gao (60%) and Bo Ye (10%) respectively.

Tianci History before Share Exchange

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada.

On July 02, 2015, Freedom Petroleum, Inc. changed its name from Freedom Petroleum to Steampunk Wizards, Inc.(“Steampunk”).

On October 26, 2016, Steampunk completed a reverse merger, with Steampunk as the public shell company. Tianci merged with and into Steampunk. This transaction was carried out in accordance with the terms set forth in the Merger Agreement which took effective On November 9, 2016, and on the same day, Steampunk changed its name to Tianci International, Inc.

On August 3, 2017, Tianci entered into a Stock Purchase Agreement (the “SPA”) with Shifang Wan (the “Seller”), the record holder of 4,397,837 common shares, or approximately 87.00% of the issued and outstanding of Common Stock of Tianci, and Chuah Su Chen and Chuah Su Mei (collectively, the “Purchasers”, and together with Tianci and the Seller, the “Parties”). Pursuant to the SPA, the Seller sold to the Purchasers and the Purchasers acquired from the Sellers the Shares for a total gross purchase price of Three Hundred Fifty Thousand Dollars ($350,000). The acquisition was consummated on August 15, 2017.

Effective August 6, 2021, Tianci, Chuah Su Mei, Tianci’s former Chief Executive Officer, President and Director, and Silver Glory Group Limited, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Chuah Su Mei agreed to sell to Silver Glory Group Limited all 1,793,000 shares of common stock of Tianci held by her (the “Sale Shares”) for cash consideration of Five Hundred Twenty Five Thousand Dollars ($525,000) (the “Transaction”). The Sale Shares represent approximately 73.18% of the issued and outstanding common stock of Tianci. The sale of the Sale Shares consummated on August 26, 2021.

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Upon the closing of the Transaction, on August 26, 2021, each of Chuah Su Chen, Chuah Su Mei, and Jerry Ooi, constituting all current directors and officers of Tianci at that time, resigned from his or her positions with Tianci. Each of the foregoing former officers and directors also forgave all amounts due to them from Tianci in connection with the closing of the Transaction.

On January 26, 2023, Tianci filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Articles of Incorporation to provide that the authorized capital stock of the Tianci will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value.

Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. The holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of Tianci, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of Tianci, $0.01 per share, then to share in the distribution on an as-converted basis.

On January 27, 2023, Tianci sold 80,000 shares of Series A Preferred Stock to RQS Capital. The shares were sold for a cash payment of $24,000, which was contributed to Tianci International, Inc.’s capital on behalf of RQS Capital by members of its management.

On February 13, 2023, Tianci Group Holding Limited (“Tianci Seychelles”) was incorporated in the Republic of Seychelles as an international business company 100% owned by Tianci. with 100,000 shares, with no operation.

On March 1, 2023, Tianci entered into agreements to sell a total of 1,253,333 shares of its common stock to 13 investors for a price of U.S.$0.30 per share (i.e. an aggregate price of U.S.$376,000). The shares were issued in a private offering to investors that were acquiring the shares each for his or her own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with.

Share Exchange

On March 3, 2023, we acquired RQS United, pursuant to the Share Exchange Agreement dated March 3, 2023, entered into among Tianci, RQS United and RQS Capital, the prior owner of RQS United.

Prior to the Share Exchange, Tianci was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, Tianci ceased to be a shell company.

RQS United is a holding company incorporated in the Republic of Seychelles. RQS United has no operation other than holding 90% of the share capital of its subsidiary, Roshing.

Tianci History after Share Exchange.

On January 19, 2024, Tianci issued 8,000,000 shares of its common stock to RQS Capital. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of Tianci’s Series A Preferred Stock into 8,000,000 shares of common stock. As of the date of the prospectus, there are no Series A Preferred Stock outstanding. Upon completion of the conversion, RQS Capital owned 9,500,000 shares of Tianci’s common stock, representing 66.2% of the 14,348,590 shares outstanding. Shufang Gao, the Chief Executive Officer, is also the Chairman of RQS Capital.

On January 22, 2024, Tianci sold an aggregate of 433,213 shares of its common stock to nine investors for an aggregate price of $433,213 or $1.00 per share. The shares were issued in a private offering to investors who were acquiring the shares each for his own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with. There was no underwriter for the offering.

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On February 28, 2024, RQS Capital transferred 2,540,000 shares of Tianci to Carson (BVI) Limited (730,000 shares), Cobalt Capital Holding Limited (650,000 shares), Elysium Capital Holding Limited (610,000 shares), and Global View Capital Limited (550,000 shares) respectively.

On April 24, 2024, Tianci sold 80,000 shares of Series B Preferred Stock to RQS Capital. The shares were sold for a cash payment of $80,000. The shares were issued in a private offering to an investor that was acquiring the shares for its own account. Shufang Gao, Tianci’s Chief Executive Officer, is the majority shareholder and Chairman of RQS Capital.  On April 24, 2024, Tianci filed with the Nevada Secretary of State a Certificate of Designation of 80,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock (an aggregate of 8,000,000 shares of common stock), subject to equitable adjustment of the conversion rate. The holder of Series B Preferred Stock has voting rights equal to the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of Tianci, each holder of Series B Preferred Stock will be entitled to receive, out of the net assets of Tianci, $0.01 per share, then to share in the distribution on an as-converted basis.

As of the date of this prospectus, RQS Capital does not intend to convert its shares of Series B Preferred Stock into shares of common stock before the closing of this offering, and such shares of Series B Preferred Stock will not automatically convert into shares of common stock in connection with this offering. However, the shares of Series B Preferred Stock may be converted into shares of common stock at any time at the option of RQS Capital.

On May 2, 2024, RQS Capital transferred 720,000 shares of Tianci to Broadness (BVI) Limited and transferred 69,638 shares of Tianci to one individual.

On May 31, 2024, RQS Capital transferred 70,000 shares of Tianci to one individual.

As of the date of this prospectus, RQS Capital held 61.89% of the aggregate voting power of Tianci.

Listing on OTC Pink Market

The Company’s common stock is quoted on the OTC Pink Market under the symbol “CIIT”. The quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

The Company’s common stock is thinly traded. The quoted bid and asked prices for the common stock vary significantly from week to week. An investor holding shares of the Company’s common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTC Pink Market under the symbol “CIIT.” In connection with this Underwritten Offering, we intend to apply to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CIIT.” If our listing application is approved, we expect to list our common stock on Nasdaq in connection with the Underwritten Offering, at which point our common stock will cease to be traded on the OTC Pink Market. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, which may include, but not be limited to, effectuating a reverse split of our common stock. If our application is not approved, the offering will not be completed. The offering is contingent upon final approval of the listing of our common stock on the Nasdaq Capital Market.

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Corporate Information

We are incorporated under the laws of the State of Nevada. Our principal executive offices are located at Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our telephone number is 852-22510781. Our website is www.tianci-ciit.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this registration statement, and you should not consider information on our website to be part of this registration statement. Our agent for service of process in the United States is Northwest Registered Agent, LLC.

Information Regarding our Capitalization

As of April 30, 2024 and the date of this prospectus, we had 14,781,803 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Capital Stock.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

Shufang Gao, our Chief Executive Officer, has voting control over approximately 62.11% of the aggregate voting power of the Company. Therefore, we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this Underwritten Offering, Shufang Gao will own approximately [●]% of the voting power of our outstanding voting stock.

As long as Shufang Gao owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our Board must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

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Our Resale Offering

Certain of our Stockholders will be selling through the Resale Prospectus a total of [●] shares of common stock. We will not receive any proceeds from the sales by the Selling Stockholders of the securities set forth in the Resale Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers and back covers;

•	they contain different “Resale Offering” sections in the “Prospectus Summary” section beginning on page [●];

•	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

•	a “Selling Stockholders” section is included in the Resale Prospectus;

•	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Selling Shareholder Plan of Distribution” is inserted in its place in the Resale Prospectus; and

•	the “Legal Matters” section in the Resale Prospectus on page R-18 deletes the reference to counsel for the underwriter.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 17 of this prospectus. These risks include, among others, that:

RISKS RELATED TO OUR BUSINESS

Risks Related to the Global Logistics Services

•	Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business. See “Risk Factors - Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business.” on page 17.
•	Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results. See “Risk Factors - Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results.” on page 17.
•	Failure to compete in our highly competitive industry could harm our business. See “Risk Factors - Our industry is highly competitive, and failure to compete or respond to customer requirements could damage our business and results of operations.” on page 18.
•	Uncertainty in customer shipments or carrier rates could impact on our margins and results. See “Risk Factors - Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact our margins and operating results.” on page 18.
•	Climate change and related measures could harm our business and finances. See “Risk Factors - Climate change, including measures to address climate change, could adversely impact our business and financial results.” on page 18.

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•	Roshing faces risks from shipment contents, quality or health issues, and inherent logistics dangers like injury, product damage, and transport incidents. See “Risk Factors - Roshing faces risks associated with the contents of shipments and inventories handled through its logistics services, including real or perceived quality or health issues with the products that are handled through Roshing’s logistics services, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.” on page 19.
•	Roshing faces risks from contracts with shipping suppliers. See “Risk Factors - Roshing is subject to potential risks arising from contractual obligations with shipping suppliers.” on page 19.
•	Roshing faces risks from evolving customer needs and contracts, risking financial losses, legal liabilities, and reputational damage if not managed carefully. See “Risk Factors - Roshing faces risks from changing customer logistics needs, contractual obligations, and failure to meet customer requirements, which could lead to financial losses, legal liabilities, and damage to Roshing’s reputation if not managed proactively.” on page 20.
•	Our revenues, operating income, and cash flows may fluctuate due to uncertainty and potential volatility in cargo space and container load demand and supply. See “Risk Factors - Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space and container loads from time to time.” on page 20.
•	Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability. See “Risk Factors - Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability.” on page 21.

Risks Related to Other Products & Services

•	Roshing heavily relies on a few suppliers. See “Risk Factors - Roshing has a great dependence on a limited number of suppliers and the loss of their manufacturing capability could materially impact on its operations.” on page 21.
•	Defects in Roshing’s hardware products or quality control failures in distribution could hinder sales and lead to product liability claims and costly litigation. See “Risk Factors - Defects in the Hardware Products Roshing sells or failures in quality control related to its distribution of products could impair its ability to sell its products or could result in product liability claims, litigation and other significant events involving substantial costs.” on page 21.
•	The software and website development market are highly competitive. See “Risk Factors - The software and website development market are highly competitive.” on page 22.
•	Roshing’s software and website may not perform in line with customer specifications or expectations. See “Risk Factors - Roshing’s software and website may not perform in line with customer specifications or expectations.” on page 22.
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If Roshing does not update its products and services, they may become outdated and unable to compete. See “Risk Factors - If Roshing does not continually update its products and/or services, they may become obsolete and Roshing may not be able to compete with other companies.” on page 23.

•	Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants. See “Risk Factors - Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants who are essential to the success of our business and the effective delivery of policy and business advisory services to our individual and corporate clients.” on page 23.
•	A decline in the market for individual clients could have a material adverse effect on our its business. See “Risk Factors - A decline in the market for individual clients of our Roshing’s business enterprise consulting services and corporate business consulting could have a material adverse effect on our its business, prospects, financial condition and results of operations.” on page 23.

General Business Risks

•	We have a limited operating history. See “Risk Factors - We have a limited operating history and face significant challenges and will incur substantial expenses as we build our capabilities.” on page 23.
•	We are currently dependent on a small group of customers for most of our revenue. See “Risk Factors - We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base many-fold, our business may not be successful.” on page 24.

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•	COVID-19 may adversely impact our business and operating results. See “Risk Factors - We rely on shipping suppliers, cargo owner and cargo agents and Hardware Products suppliers, if they become financially unstable or have reduced capacity to provide services because of pandemics, such as COVID-19, it may adversely impact our business and operating results.” on page 24.
•	Our business could be negatively affected by rising inflation and interest rates. See “Risk Factors - Our business could be negatively affected by rising inflation and interest rates.” on page 24.
•	If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. See “Risk Factors - If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.” on page 25.
•	We do not maintain sufficient insurance for our business. See “Risk Factors - The Company and its subsidiaries do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.” on page 25.
•	Our operating history may not be indicative of our future growth or financial results. See “Risk Factors - Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.” on page 25.
•	Meeting public company regulations is costly and resource-intensive; lacking proper internal controls could harm financial reporting and disclosure, impacting operations and reputation. See “Risk Factors - We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.” on page 25.
•	We may fail to make necessary acquisitions or investments or enter desirable strategic alliances. See “Risk Factors - We may fail to make necessary acquisitions or investments or enter desirable strategic alliances, and we may not be able to achieve the anticipated benefits from such acquisitions, investments or strategic alliances.” on page 26.
•	We may not be able to prevent others from unauthorized use of our intellectual property. See “Risk Factors - We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.” on page 27.
•	We are a“smaller reporting company” under the Securities Exchange Act. See “Risk Factors - We are a“smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, and we cannot be certain if the scaled disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.” on page 27.
•	Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt. See “Risk Factors - Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt.” on page 27.
•	Any damage to the reputation and recognition of our brand names, may materially and adversely affect our business operations and prospects. See “Risk Factors - Any damage to the reputation and recognition of our brand names, including negative publicity against us, our services, operations and our directors, senior management and business partners may materially and adversely affect our business operations and prospects.” on page 28.
•	We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings. See “Risk Factors - We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings.” on page 28.
•	We may engage in transactions that present conflicts of interest. See “Risk Factors - We may engage in transactions that present conflicts of interest.” on page 28.
•	We face rising labor costs in Hong Kong and risks from non-compliance with employment and labor protection laws. See “Risk Factors - Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of Roshing and our results of operations.” on page 33.
•	We may adjust our business strategies and models. See “Risk Factors - We may adjust our business strategies and models in response to changing market conditions, competitive pressures, or regulatory changes. However, there is no guarantee that these adjustments will be successful, and they may not achieve the desired results, potentially impacting our performance and financial results.” on page 29.

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RISKS RELATED TO DOING BUSINESS IN HONG KONG

•	The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations. See “Risk Factors - All our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.” on page 29.
•	We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. See “Risk Factors - We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.” on page 30.
•	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, Mainland China and other markets where the majority of our clients reside. See “Risk Factors - Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, Mainland China and other markets where the majority of our clients reside.” on page 30.
•	The “Hong Kong National Security Law” could impact our Hong Kong subsidiary. See “Risk Factors - The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.” on page 31.
•	There are political risks associated with conducting business in Hong Kong. See “Risk Factors - There are political risks associated with conducting business in Hong Kong.” on page 31.
•	New regulatory changes may impact our common stock trading on U.S. exchanges and risk delisting if our auditor remains uninspected by the PCAOB. See “Risk Factors - Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.” on page 32.
•	You may incur additional costs and procedural obstacles in effecting the service of legal process. See “Risk Factors - You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus based on Hong Kong laws.” on page 34.
•	While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we and Roshing may not be able to obtain such permissions or approvals if they are nevertheless required. See “Risk Factors - While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we and Roshing will be able to obtain all such permissions or approvals if they are nevertheless required.” on page 34.

RISKS RELATED TO TAXATION

•	Non-compliance with tax obligations may adversely affect our business and operation results. See “Risk Factors - Non-compliance with tax obligations may adversely affect our business and operation results.” on page 34.
•	A change in tax laws in any country in which we operate might adversely affect us. See “Risk Factors - A change in tax laws in any country in which we operate or loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries could adversely affect us.” on page 35.
•	An investment in this Underwritten Offering may involve adverse U.S. federal income tax consequences. See “Risk Factors - An investment in this Underwritten Offering may involve adverse U.S. federal income tax consequences.” on page 35.

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RISKS RELATED TO OUR COMMON STOCK AND THIS UNDERWRITTEN OFFERING

•	Our common stock is currently quoted on the OTC Pink Market. See “Risk Factors - Our common stock is currently quoted on the OTC Pink Market, which may have an unfavorable impact on our stock price and liquidity.” on page 35.
•	There can be no assurances that an active trading market may develop for our common stock, or if developed, be maintained. See “Risk Factors - There can be no assurances that an active trading market may develop for our common stock, or if developed, be maintained.” on page 36.
•	An active, liquid, and orderly market for our common stock may not develop. See “Risk Factors - An active, liquid, and orderly market for our common stock may not develop.” on page 36.
•	Our common stock is subject to the “penny stock” rules of the SEC. See “Risk Factors - Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.” on page 36.
•	The FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock. See “Risk Factors - The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.” on page 37.
•	Our articles of incorporation allow for our board to create a new series of preferred stock without further approval by our Stockholders. See “Risk Factors - Our articles of incorporation allow for our board to create a new series of preferred stock without further approval by our Stockholders, which could adversely affect the rights of the holders of our common stock.” on page 37.
•	The trading price of our common stock is likely to be volatile. See “Risk Factors - The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.” on page 38.
•	Short sellers of our stock may be manipulative and may drive down the market price of our common stock. See “Risk Factors - Short sellers of our stock may be manipulative and may drive down the market price of our common stock.” on page 38.
•	We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree. See “Risk Factors - We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree.” on page 39.
•	The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price. See “Risk Factors - The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.” on page 39.
•	As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment. See “Risk Factors - As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.” on page 39.
•	Our CEO beneficially owns the majority of our outstanding stock. See “Risk Factors - Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.” on page 39.
•	The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders. See “Risk Factors - The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders.” on page 40.
•	If you purchase our common stock in the offering, you will incur immediate and substantial dilution. See “Risk Factors - If you purchase our common stock in the offering, you will incur immediate and substantial dilution in the book value of your shares.” on page 40.
•	A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. See “Risk Factors - A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.” on page 40.
•	If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock. See “Risk Factors - If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock.” on page 41.
•	We may require additional capital to support growth. See “Risk Factors - We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.” on page 41.

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Cash Flows through Our Organization

We are a holding company without operations of its own. We conduct our all operations through our Hong Kong subsidiary, Roshing. As a result, our ability to pay dividends depends upon dividends paid by Roshing. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Tianci. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing. The Mainland China laws and regulations do not currently have any material impact on transfers of cash from Roshing to Tianci or from Tianci to Roshing. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. See “Regulations related to Hong Kong Taxation -Tax on dividends” on page 80.

We have established controls and procedures for cash flows within our organizations. Our management team is the special task force that manages and supervises the transfers of funds among Tianci and its subsidiaries under the Cash Flow Management Policy, an internal policy adopted by Tianci. Under this policy, Tianci focuses on revenue management, cost control, working capital management, implementing financial strategies, and fulfilling compliance reporting duties. Our management team closely monitors and manages cash transfers within our organization by preparing monthly reports and annual budget plans. Each transfer of cash between Tianci, and a subsidiary is also subject to internal report and approval process by reference to such policy. Each transfer of cash between Tianci, RQS Capital, and a subsidiary or branch is also subject to an internal report and approval process by reference to such policy. In addition, cash transfers between Tianci, its subsidiaries, or investors shall follow the applicable Hong Kong laws and regulations.

We believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities.

As of the date of this prospectus, since (i) we are a Nevada company and our only operating subsidiary, Roshing, is a Hong Kong company and is headquartered in Hong Kong, neither entity has operations in Mainland China; (ii) only few of Roshing’s customers are Mainland China residents, which contributed to 5.2% and 0.4% of our revenue for the year ended July 31, 2023 and the nine months ended April 30, 2024, respectively; and (iii) all of Roshing’s employees are Hong Kong residents, we believe we and our subsidiaries should not be subject to Mainland China laws and regulations, such as those relating to data and cyberspace security, and anti-monopoly concerns. Furthermore, as of the date of this prospectus, (i) we believe that we and our subsidiaries are not required to obtain any permissions or approvals from the Mainland China authorities , including but not limited to the CSRC and the CAC, to operate Roshing’s business or to list our securities on the U.S. exchanges and offer securities, including but not limited to issuing our common stock to foreign investors; and (ii) we and our subsidiaries have not applied for, or been denied of any such permissions or approvals from the authorities of Mainland China. Hence, we also believe that, as of the date of this prospectus, the oversight by the CAC over data security does not have any impact on our business and our offering because we are a Nevada company and our only operating subsidiary is a Hong Kong company, and neither entity has operations in Mainland China. In addition, we expect that we and our subsidiaries’ operations will continue to be conducted in Hong Kong as is the case as at the date of this prospectus. Therefore, we believe that the likelihood that we and our subsidiaries be required to obtain any permissions or approvals from the governmental authorities of Mainland China for our operations, or the listing of our securities on the U.S. exchanges and the offering of our securities in the future is very remote. For a detailed description of risks relating to the obtaining of necessary permissions or approvals from Mainland China authorities, see “Risk Factors - While we believe that we and our subsidiaries, are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.”

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THE OFFERING

Issuer	Tianci International, Inc.
Common stock offered by the Underwritten Offering	[●] shares of common stock, par value $0.0001 per share (or [●] shares assuming the underwriter exercise its over-allotment option in full)
Over-allotment Option	We have granted the underwriter 45 days from the closing of the Underwritten Offering to purchase up to an additional [●] shares of our common stock, or 15% of the total shares of the common stock to be offered by us pursuant to this Underwritten Offering, on the same terms as the other common stock being purchased by the underwriter.

Offering price for shares sold in the Underwritten Offering	We estimate that the public offering price will be between $[●] and $[●] per share.

Common stock outstanding immediately after the Underwritten Offering	[●] shares (or [●] shares assuming the underwriter exercise its over-allotment option in full)

Listing

We intend to apply to list our common stock listed on the Nasdaq Capital Market. The closing of the Underwritten Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq. If our application is not approved, the Underwritten Offering will not be completed.

Proposed ticker symbol	We intend to apply to list our common stock on Nasdaq under the symbol “CIIT.”

Use of proceeds	We intend to use the net proceeds from the Underwritten Offering as follows: 40% of the net proceeds for logistics promotion and marketing, 40% for working capital and general corporate purposes and 20% for recruitment of talented personnel. See “Use of Proceeds”.

Lock-up

We and our directors, officers and certain principal stockholders (holders of 5% or more of our shares of common stock) have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting – Lock-Up Agreements”.

Underwriter’s warrants	Upon the closing of the Underwritten Offering, we will issue to Prime Number Capital, LLC, as the underwriter’s warrants entitling the underwriter to purchase 5.0% of the aggregate number of shares sold in the Underwritten Offering, including any shares issued pursuant to exercise of the underwriter’s over-allotment option. The exercise price of the underwriter’s warrants is equal to 120% of the price of our common stock offered hereby. The underwriter’s warrants, once issued, will be exercisable for a period of five years from the commencement of sales of the public offering, may be exercised on a cash or cashless basis, and will terminate on the fifth anniversary of the commencement of sales of the public offering.

Risk factors	Investing in our common stock involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should read “Risk Factors” beginning on page 17 for a discussion of factors to carefully consider before deciding to invest in our common Stock.

Except as otherwise indicated herein, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option to purchase additional shares or the underwriter’s warrants and is based on 14,781,803 shares of common stock outstanding as of April 30, 2024 and as of the date of this prospectus.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial statements for the three and nine months ended on April 30, 2024, and 2023, as well as summary consolidated financial statements for the years ended July 31, 2023 and 2022 are derived from our unaudited interim consolidated financial statements, and audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. The consolidated financial statements include the accounts of the Company, and its subsidiaries. All intercompany transactions and balances between the Company, and its subsidiaries are eliminated upon consolidation.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary consolidated statements of operations for the three and nine months ended on April 30, 2024 and 2023, and for the years ended July 31, 2023 and 2022.

	For the three months ended April 30,
	2024	2023
Revenues	$1,940,346	$144,013
Cost of Revenues	1,695,639	260,700
Gross profit	244,707	(116,687)
Selling and marketing	91,950	39,532
General and administrative	134,473	157,909
(Loss) income from operations	18,284	(314,128)
Provision for income taxes	10,051	1,280
Net (loss) income	(38,797)	(315,408)
Less: net (loss) income attributable to non-controlling interest	11,177	(19,214)
Net (loss) income attributable to Tianci	(49,974)	(296,194)

	For the nine months ended April 30,
	2024	2023
Revenues	$6,161,122	$367,113
Cost of Revenues	5,343,534	448,055
Gross profit	817,588	(80,942)
Selling and marketing	327,784	47,692
General and administrative	389,899	191,184
(Loss) income from operations	99,905	(319,818)
Provision for income taxes	22,023	2,219
Net (loss) income	55,805	(322,037)
Less: net (loss) income attributable to non-controlling interest	40,430	(19,877)
Net (loss) income attributable to Tianci	15,375	(302,160)

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	For the year ended July 31,
	2023	2022
Revenues	$452,409	$752,839
Cost of Revenues	456,494	478,521
Gross (loss) income	(4,085)	274,318
Selling and marketing	54,169	4,912
General and administrative	285,740	77,590
(Loss) income from operations	(343,994)	191,816
Provision for income taxes	12,095	31,650
Net (loss) income	(356,089)	160,166
Less: net (loss) income attributable to non-controlling interest	(14,879)	16,017
Net (loss) income attributable to Tianci	(341,210)	144,149

The following is a summary of consolidated financial data as of April 30, 2024, July 31, 2023 and 2022 and for the nine months ended April 30, 2024 and 2023 and for the years ended July 31, 2023 and 2022.

	April 30,	July 31,	July 31,
	2024	2023	2022
	(Unaudited)

Total Current assets	$975,652	$312,226	$758,900
Total non-current assets	1,656	7,978	1,439
Total assets	$977,308	$320,204	$760,339
Total liabilities	$241,813	$598,836	$655,580

	For the nine months ended
	April 30,
	2024	2023
Net cash provided by operating activities	$121,476	$314,295
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	268,213	(72,463)
Net change in cash and restricted cash	$389,689	$241,832

	For the year ended
	July 31,
	2023	2022
Net cash provided by (used in) operating activities	$324,581	$(84,161)
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	(89,476)	85,148
Net change in cash and restricted cash	$235,105	$987

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

Risks Related to the Global Logistics Services

Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business.

We conduct most of our operations outside of the United States and our business, results of operations, cash flows, financial condition and ability to pay dividends, if any, in the future may be adversely affected by changing economic, political and government conditions in the countries and regions where we operate. Moreover, we operate in a sector of the economy that has been and is likely to continue to be adversely impacted by the effects of geopolitical developments, including political instability or conflict, terrorist attacks or international hostilities.

Currently, the world economy faces a number of challenges, including tensions between the United States and China, new and continuing turmoil and hostilities in Russia, Ukraine, the Middle and other geographic areas and countries, continuing economic weakness in the European Union and slowing growth in China and the continuing threat of terrorist attacks around the world.

Trade barriers to protect domestic industries against foreign imports depress shipping demand. Protectionist developments, such as the imposition of trade tariffs or the perception they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade. Moreover, increasing trade protectionism may cause an increase in (a) the cost of goods exported from regions globally, (b) the length of time required to transport goods and (c) the risks associated with exporting goods. Such increases may significantly affect the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs, which could have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could have a material adverse effect on our business, financial condition and operating results. Further, protectionist policies in any country could impact global markets, including foreign exchange and securities markets. Any resulting changes in currency exchange rates, tariffs, treaties and other regulatory matters could in turn adversely impact our business, results of operations, financial condition and cash flows.

Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results.

The Company primarily provides services to customers engaged in international commerce. Everything that affects international trade has the potential to expand or contract our primary markets and adversely impact our operating results. For example, international trade is influenced by:

•	currency exchange rates and currency control regulations;
•	interest rate fluctuations;
•	changes and uncertainties in governmental policies and inter-governmental disputes, which could result in increased tariff rates, quota restrictions, trade barriers and other types of restrictions;

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•	changes in and application of international and domestic customs, trade and security regulations;
•	wars, strikes, civil unrest, acts of terrorism, and other conflicts;
•	changes in labor and other costs, including the impacts of inflation;
•	increased global concerns regarding working conditions and environmental sustainability;
•	changes in consumer attitudes regarding goods made in countries other than their own;
•	changes in availability of credit; and
•	changes in the price and readily available quantities of oil and other petroleum-related products.

Our industry is highly competitive, and failure to compete or respond to customer requirements could damage our business and the results of operations.

The global logistics services industry is intensely competitive and is expected to remain so for the foreseeable future. There are a large number of companies competing in one or more segments of the industry, but the number of firms with a global network that offer a full complement of logistics services is more limited. Nevertheless, many of these competitors have significantly more resources than the Company and may pursue acquisition opportunities and are developing new technologies to gain competitive advantages. Depending on the location of the shipper and the importer, we must compete against niche players, larger entities including carriers, and emerging technology companies. The primary competitive factors are price and quality of service. Many larger customers utilize the services of multiple logistics providers. Customers regularly solicit bids from competitors in order to improve service and to secure favorable pricing and contractual terms such as: longer payment terms; flexible-price arrangements; and performance penalties. Increased competition and competitors’ acceptance of expanded contractual terms coupled with customers’ dissatisfaction with elevated rates, scarce capacity, and extended transit times could result in loss of business, reduced revenues, reduced margins, higher operating costs or loss of market share, any of which would damage our results of operations, cash flows and financial condition.

Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact our margins and operating results.

We are not aware of any accurate means of forecasting short-term customer requirements. However, long-term customer satisfaction depends upon our ability to meet these unpredictable short-term customer requirements. Personnel costs, one of our larger costs, are always less flexible in the very near term as we must staff to meet uncertain demand. As a result, short-term operating results could be disproportionately affected.

The timing of our revenues is, to a large degree, impacted by factors out of our control, such as a sudden change in consumer demand for goods, changes in trade tariffs, product launches and/or manufacturing production delays. Additionally, many customers ship a significant portion of their goods at or near the end of a quarter, and therefore, we may not learn of a shortfall in revenues until late in a quarter. To the extent that a shortfall in revenues or earnings was not expected by securities analysts or investors, any such shortfall from levels predicted by securities analysts or investors could have an immediate and adverse effect on the trading price of our stock.

Volatile market conditions can create situations where rate increases charged by carriers and other service providers are implemented with little or no advance notice. We often cannot pass these rate increases on to our customers in the same time frame, if at all. As a result, our yields and margins can be negatively impacted.

Climate change, including measures to address climate change, could adversely impact our business and financial results.

The long-term effects of climate change are difficult to predict and may be widespread. The impacts of climate change may include physical risks (such as rising sea levels, which could affect port operations or frequency and severity of extreme weather conditions, which could disrupt our operations and damage cargo and our facilities), compliance costs and transition risks (such as increased regulation and taxation to support carbon emissions reduction investments), shifts in customer demands (such as customers requiring more fuel efficient transportation modes or transparency to carbon emissions in their supply chains) and customer contractual requirements around environmental initiatives and other adverse effects. Our non-asset model gives us flexibility and an ability to change locations, modes, and carriers based on evolving operating conditions. However, such impacts may disrupt our operations by adversely affecting our ability to procure services that meet regulatory or customer requirements, depending on the availability of sufficient appropriate logistics solutions.

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In addition, the increasing concern over climate change has resulted and may continue to result in more regulations relating to climate change, including regulating greenhouse gas emissions, restrictions on modes of transportation, alternative energy policies and sustainability initiatives, such as the FuelEU Maritime initiative or the EU Emissions Trading System. If Hong Kong imposes more stringent restrictions and requirements than our current legal or regulatory obligations, we may experience disruptions in, or increases in the costs associated with delivering our services, which may negatively affect our operating our results of operations, cash flows and financial condition.

Roshing faces risks associated with the contents of shipments and inventories handled through its logistics services, including real or perceived quality or health issues with the products that are handled through Roshing’s logistics services, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.

The logistics services Roshing provides are subject to accident risks, including ship collisions, cargo damage, and cargo loss. Such events can result in significant financial costs, legal liability, and reputational damage. In addition, Roshing’s logistics service involve handling a large volume of bulk merchandise and containers, through cargo and freights operated by third-party shipping suppliers across Roshing’s logistics services, and face challenges with respect to the protection and examination of these bulk merchandise and containers. Bulk merchandise and containers in its network may be delayed, stolen, damaged or lost during delivery for various reasons, and we may be perceived or found liable for such incidents. Unsafe items, such as flammables and explosives, toxic or corrosive items and radioactive materials, may damage other bulk merchandise and containers in shipping process, harm the personnel and facilities of the third-party shipping suppliers, or even injure the recipients. Furthermore, if Roshing fails to prevent prohibited or restricted items from entering into its network and if it participates in the facilitate transportation and delivery of such items unknowingly, Roshing may be subject to administrative or even criminal penalties, and if any personal injury or property damage is concurrently caused, it may also be liable for civil compensation.

The logistics services for delivery of bulk merchandise and containers also involve inherent risks associated with transportation safety. From time to time, the vessels and personnel of its third-party shipping suppliers may be involved in transportation and cargo accidents, and the bulk merchandise and containers carried by them may be lost or damaged.

Roshing is also subject to worker health and safety laws and regulations that may expose us to costs and liabilities, potentially affecting its results of operations, competitive position, and financial condition adversely. These laws and regulations are stringent and comprehensive, governing the health and safety of Roshing’s and workers of third-party shipping suppliers during operations. For further details, please refer to the section titled “Regulations related to employment and labor protection” beginning on page 79.

Any of the foregoing could disrupt Roshing’s logistics services, cause us to incur substantial expenses and divert the time and attention of our management. Roshing may face claims and incur significant liabilities if found liable or partially liable for any injuries, damages or losses. Any uninsured or underinsured loss could negatively influence our business and financial condition. Governmental authorities may also impose significant fines on us or require us to adopt costly preventive measures. Furthermore, if Roshing’s logistics services are perceived to be insecure or unsafe by its customers, its business volume may be significantly reduced, and our business, financial condition and results of operations may be materially and adversely affected.

Roshing is subject to potential risks arising from contractual obligations with shipping suppliers.

Roshing’s contractual obligations with shipping suppliers encompass precise terms and conditions. Should either party fail to uphold these provisions, it may result in legal disputes, financial penalties, and interruptions in service. These breaches, whether initiated by us or the shipping suppliers, pose potential risks to the continuity and efficiency of Roshing’s operations. Adhering to the terms outlined in these agreements is important to maintaining positive relationships with Roshing’s partners and ensuring the operation of Roshing’s shipping activities and logistics services.

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Roshing faces risks from changing customer logistics needs, contractual obligations, and failure to meet customer requirements, which could lead to financial losses, legal liabilities, and damage to Roshing’s reputation if not managed proactively.

Roshing’s customers’ logistics needs are subject to constant change, influenced by market trends, technological advancements, and shifts in consumer behavior. Failure to adapt to these evolving demands could lead to significant business losses. Moreover, Roshing’s contractual obligations entail meeting specific performance standards, and any failure to do so may result in liability claims, financial setbacks, and damage to its reputation. Ensuring the fulfillment of all customer requirements, including adherence to delivery schedules, maintenance of cargo conditions, and compliance with regulatory standards, is paramount. Any lapses in meeting these requirements could not only result in lost business opportunities but also expose us to potential legal liabilities. Therefore, proactive measures to address these customer-related risks are essential for maintaining Roshing’s competitive edge and safeguarding its operations.

Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space and container loads from time to time.

Roshing charters cargo space and container loads from shipping suppliers based on a certain volume and then sub-charters that space to our customers under an order contract. Roshing obtains cargo space and container loads through direct booking and block space arrangements. Pursuant to the block space agreements, it is committed to paying for the agreed cargo space and container loads irrespective of whether it could fully utilize the allotted space. In the event it cannot fully utilize the cargo space and container loads it sourced (i.e. the actual customers’ demand for the cargo space and container loads is less than the amount of cargo space and container loads it sourced), Roshing has to sell excess cargo space and container loads. Roshing however cannot assure that there will not be instances where, for example, due to (a) departure timetable of the vessel; (b) popularity of the route; or (c) seasonality factors, it is unable to fully consolidate/co-load all the excess cargo space and container loads it purchased from our suppliers. In case Roshing cannot fully utilize the cargo space and container loads it obtained from its suppliers, Roshing may have to bear the costs of all the excess cargo space and container loads it purchased and its business and results of operations could be adversely affected.

In the event of shortfall of the cargo space and container loads to meet customers’ demand (i.e. the actual customers’ demand for the cargo space and container loads are higher than the amount that Roshing has), Roshing has to source the cargo space and container loads from its suppliers at the prevailing market rates. Since cargo space and container loads offered by Roshing’s suppliers through direct booking is normally on a first-come-first-served basis, with no formal agreement for guaranteed supply of cargo space and container loads, there is no assurance that Roshing will be able to source sufficient cargo space and container loads to meet its customers’ demand within the expected timeframe and at favorable price. As a result of the shortfall of cargo space and container loads, its reputation and therefore its business, sales performance and results of operations will be adversely affected.

In result, we may experience fluctuations in our revenues and cost structure and the resulting operating income and cash flows and expect that this will continue to occur in the future. We may experience fluctuations in our financial results, including revenues, operating income and earnings per share, for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) the utilization of revenue-generating professionals, including the ability to adjust staffing levels up or down to accommodate the business and prospects of the applicable segment and practice; (iv) the geographic locations of our clients or the locations where services are rendered; (v) the length of billing and collection cycles and changes in amounts that may become uncollectible; (vi) changes in the frequency and complexity of government regulatory and enforcement activities; (vii) business and asset acquisitions; (viii) fluctuations in the exchange rates of various currencies against the U.S. dollar; (ix) fee adjustments upon the renewal of expired service contracts or acceptance of new clients due to the adjusted scope per our refined business strategy; and (x) economic factors beyond our control.

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The results of different segments and practices may be affected differently by the above factors. The positive effects of certain events or factors on certain segments and practices may not be sufficient to overcome the negative effects of those same events or factors on other parts of our business. In addition, our mix of practice offerings adds complexity to the task of predicting revenues and results of operations and managing our staffing levels and expenditures across changing business cycles and economic environments.

Our results are influenced by seasonal and similar factors. Although we evaluate our annual guidance at the end of each quarter and adjust it as necessary, unforeseen future volatility can lead to significant deviations from our guidance. This may occur even if our guidance encompasses a range of potential outcomes and has been updated to consider operating results.

Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability.

Roshing’s operation is influenced by seasonal factors, with February to April being off-peak seasons, and June to October being peak seasons. Roshing’s operation is affected by the winter season because inclement weather impedes operations, and some shippers reduce their shipments during winter.  In addition, in the lead-up to major holidays such as Christmas and Chinese Spring Festival, increased consumer demand often leads to a short-term surge in cargo transportation volume. Conversely, in the later stages of holidays and traditional off-peak seasons, cargo transportation volume may significantly decrease. At the same time, operating expenses increase due to, among other things, a decline in fuel efficiency because of engine idling and harsh weather that creates higher accident frequency, increased claims and higher equipment repair expenditures. Roshing also may suffers from weather-related or other events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes and explosions, which may disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, affect regional economies, destroy its assets or the assets of its customers or otherwise adversely affect the business or financial condition of Roshing’s customers, any of which developments could adversely affect its results or make its results more volatile.

Risk Related to Other Products & Services

Roshing has a great dependence on a limited number of suppliers and the loss of their manufacturing capability could materially impact on its operations.

Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components and is not engaged in innovative product development and direct manufacturing business. Roshing markets off-the-shelf products, which ships directly from the manufacturer to Roshing’s customer. In the event that the supply of components or finished products is interrupted or relations with any of its principal vendors is terminated, there could be increased costs and considerable delay in finding suitable replacement sources to manufacture the electronic device hardware components products (“Hardware Products”). Its Hardware Products mostly are shipped from facilities located in Guangdong, China. The shipment of these products from Mainland China exposes us to the possibility of product supply disruption and increased costs in the event of changes in the economics condition of China.

Defects in the Hardware Products Roshing sells or failures in quality control related to its distribution of products could impair its ability to sell its products or could result in product liability claims, litigation and other significant events involving substantial costs.

The detection of significant defects in Roshing’s Hardware Products or failures in its quality control procedures, including those of its suppliers, carries several potential consequences. These include delays in bringing products to market, decreased sales, and challenges in gaining market acceptance. Furthermore, such issues may lead to the diversion of its development resources and damage to its reputation, with potential regulatory restrictions. Rectifying product defects can incur substantial costs, and identifying suitable remedies may prove difficult. Moreover, errors or defects could result in financial damage to its customers, potentially leading to litigation. Product liability lawsuits, regardless of the outcome, may entail significant time and expenses for defense. In the absence of product liability insurance and without being named insured on its suppliers’ policies, Roshing faces the risk of being unable to cover claims or seek reimbursement from suppliers, leaving us potentially exposed to financial liabilities.

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The software and website development markets are highly competitive.

The management software and website development industries are highly competitive. There are a number of larger companies, including computer manufacturers, computer service and software companies that have greater operational, personnel and financial resources than we have. These companies currently offer and have the technological ability to develop software products similar to those offered by us. These companies present a significant competitive challenge to Roshing’s business. Because we do not have the same financial resources as these competitors, we may have a difficult time in the future competing with these companies. We compete based on its fright shipping and logistics knowledge, products, service, price, system functionality and performance and technological advances. Customized and special services according to customer needs, there is technical weakness.

The industry in which Roshing operates has low barriers to entry and is highly fragmented and very competitive. We anticipate that competition may intensify further as the freight software industry matures and consolidates. Roshing’s key strength lies in providing tailored services to wholesalers, e-commerce retailers and freight forwarders in market segments that share the value of Roshing’s technology. These services facilitate the management of complex workflows and improve efficiency by enabling shipping workflow management, Marine container management, e-commerce inventory and shipping management, and logistics data analytics. However, we cannot guarantee continuous improvement in technology and services.

Roshing’s software and website may not perform in line with customer specifications or expectations.

Roshing’s freight shipping and related logistic software and websites may not perform in line with customers’ expectations. Future customers may also require customized specifications that Roshing is unable to deliver. Some of these target specifications, such as those dependent on battery technology, are constrained by the pace of general technological advancement and the capabilities of its suppliers, which are largely beyond its control.

Roshing’s software and website may contain design or manufacturing defects that result in unsatisfactory performance or require repair. Roshing’s software and website use a substantial amount of algorithms and software to operate. Software products are inherently complex and often contain defects and errors, especially when first introduced. While Roshing have performed extensive internal testing on its software and website, we have a limited frame of reference by which to evaluate the long-term performance of its software and website. There can be no assurance that Roshing will be able to detect and fix any defects in its software and website before we sell products and services to customers.

If Roshing’s software and website is defective or otherwise fails to perform as expected or in accordance with prescribed technical specifications and timetable, its customers may experience accidents and suffer adverse publicity, revenue declines, ecommerce inventory disarray, breakdown of shipping workflows, product liability claims, and significant additional expenses. These consequences could have a material adverse impact on its business, financial condition, operating results, and prospects.

Additionally, Roshing’s software, along with that of our third-party service provider, containing personal information of software customers, and others, could be breached, exposing us to adverse publicity, costly government enforcement actions or private litigation, and expenses. Cyber criminals constantly devise schemes to bypass IT security safeguards, and other retailers have experienced severe data breaches. Roshing may not anticipate all security threats or implement preventive measures against them effectively. The costs to mitigate network security issues could be significant, and while Roshing implemented security measures, addressing these issues may not always succeed. Unauthorized access to Roshing’s networks or databases could result in theft, publication, deletion, modification, or blocking of sensitive information, adversely affecting our business strategy, financial condition, or operations. While Roshing has not experienced cybersecurity incidents in the past three years, we anticipate threats to persist and cannot assure such events will not occur or have material impacts on Roshing’s operations, results of operations and financial condition in the future.

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If Roshing does not continually update its products and/or services, they may become obsolete and Roshing may not be able to compete with other companies.

Roshing cannot assure that it will be able to keep pace with technological advances, or that its current suppliers will be able to keep pace with technological advances and as such, its products and/or services may become obsolete. Roshing cannot assure you that competitors will not develop related or similar services and offer them before Roshing does, or does so more successfully, or that they will not develop services and products more effective than any that Roshing and/or its suppliers have or are intending to develop. In addition, although Roshing may be able to identify new suppliers that can provide more effective services and products to be more competitive, Roshing may not be able to arrange satisfactory arrangements in a timely manner, if at all. If that happens, its business, prospects, results of operations and financial condition will be materially adversely affected.

Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants who are essential to the success of its business and the effective delivery of policy and business advisory services to its individual and corporate clients.

Roshing’s current talent policy advisory and application services rely heavily on Roshing’s visa consultants, and the conduct of Roshing’s visa consultants is critical to maintaining its reputation. Roshing seeks to hire qualified and dedicated consultants who have the necessary experience to provide effective advice and guidance to its clients in accordance with government policies and business management expertise and experience. The number of consultants with these qualities is limited and Roshing needs to implement a highly selective recruitment process.

A decline in the market for individual clients of Roshing’s business consulting services and corporate business consulting could have a material adverse effect on its business, prospects, financial condition and results of operations.

There is an anticipation of potential Hong Kong talent introduction policy revisions or the cessation of policy benefits after the second half of 2024, which may lead to a reduction or cessation of its consulting services for talent clients. Additionally, fluctuations in Hong Kong’s global business attractiveness or other factors may impact the number of enterprises establishing business activities in Hong Kong, potentially slowing business demand and affecting the growth of consulting enterprises we serve. Consequently, Roshing’s business, prospects, financial condition, and operating results may be significantly and adversely affected.

General Business Risks

We have a limited operating history and face significant challenges and will incur substantial expenses as we build our capabilities.

We have a limited operating history and are subject to the risks inherent in a growing company, including, among other things, risks that we may not be able to hire sufficient qualified personnel and establish operating controls and procedures. The company relies on few trained internal personnel as the company only has 14 full time employees As we build our own capabilities, we expect to encounter risks and uncertainties frequently experienced by growing companies in new and rapidly evolving fields, including the risks and uncertainties described herein. If we are unable to build our own capabilities, our operating and financial results could differ materially from our expectations, and our business could suffer.

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We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base many-fold, our business growth will be challenged and affected, resulting in adjustments to our business strategy.

As we have not achieved significant scale, we had and expect to continue to have customer concentration. The revenue generated to date by our business has come from a small number of customers. During the year ended July 31, 2022, five customers were responsible for over 95% of our revenue. During the year ended July 31, 2023, two customers were responsible for over 52% of our revenue. In order for Tianci to be viable as a public company, we must increase our revenue. To accomplish that, we must expand our customer base. If we fail to multiply our customers, Tianci’s stock may have no significant value. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of customers. We are unable to predict the future level of demand for our services that will be generated by these customers. In addition, we cannot assure that any of our customers in the future will not cease purchasing logistics services from us, or that our cooperating agents will continue introducing clients to us. Should they favor logistics services from our competitors, significantly reduce orders, or seek price reductions in the future, any such event could have a material adverse effect on our revenue, profitability, and results of operations.

We rely on shipping suppliers, cargo owner and cargo agents and Hardware Products suppliers, if they become financially unstable or have reduced capacity to provide services because of pandemics, such as COVID-19, it may adversely impact our business and operating results.

We depend on shipping suppliers, cargo owners, cargo agents, and hardware products suppliers. The quality and profitability of our services and business depend on the effective selection and oversight of these partners. Pandemics, such as COVID-19 have ever placed significant stress on our shipping suppliers, cargo owners, cargo agents, and hardware products suppliers, which may continue to result in reduced carrier capacity or availability, pricing volatility or more limited carrier transportation schedules which could adversely impact our operations and financial results. During the pandemic, air carriers have been particularly affected having to cancel freights due to travel restrictions resulting in dramatic drops in revenues, historical losses and liquidity challenges. Uncertainty over recovery of demand for passenger air travel, in particular business travel, to pre-pandemic levels means ship carriers’ operations and financial stability may be adversely affected long term.

Our business could be negatively affected by rising inflation and interest rates.

Various macroeconomic factors could adversely affect our business, financial condition and results of operations, including changes in inflation, interest rates and overall economic conditions and uncertainties such as those resulting from the current and future conditions in the global financial markets.

For instance, recent inflationary environment has negatively impacted us by slightly increasing (i) our labor costs, through higher wages, (ii) our borrowing costs, through higher interest rates which we expect to continue to increase, and (iii) our other operating costs, such as through higher rates charged by our service suppliers. Supply chain constraints have led to higher inflation, which if sustained, could have a negative impact on our operations. To moderate effects of these increasing costs, we instituted proactive initiatives to optimize efficiencies in our daily operations. We also replaced certain service suppliers with alternatives that offered more competitive rates while not compromising service quality. In addition, we expect to modestly increase the rates we charge our customers in response to the inflationary environment should such inflationary pressures further deteriorate in the near future. However, we cannot assure you that these measures we have taken or will take will be effective, if at all, or that we will be able to effectively mitigate any inflationary pressures in the future. If inflation or interest rates were to significantly increase, our business and the results of operations may be negatively affected.

Interest rates, liquidity of credit markets and volatility of capital markets could also affect our business and results of operations as well as our ability to raise capital on favorable terms, or at all.

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If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals that we attract to our company. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization: technological as well as entrepreneurial. Competition for such qualified employees is intense. If we do not succeed in attracting competent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success depends largely on our ability to retain key consultants and advisors. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The Company and its subsidiaries do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

The Company and its subsidiaries do not maintain fire, theft, product liability or property insurance of any kind. The company and its subsidiaries bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business, as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects.

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow in future periods. Our growth rates may decline for any number of possible reasons and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of the touchscreen industry in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our sales network and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline.

We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

Our management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

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An evaluation was conducted under the supervision and with the participation of our management of the effectiveness of the design and operation of our disclosure controls and procedures as of April 30, 2024. Based on that evaluation, our management concluded that our disclosure controls and procedures were not effective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms as a result of the following material weaknesses:

•	Because of the Company’s limited resources, there are limited controls over information processing.

•	There is an inadequate segregation of duties consistent with control objectives. The Company’s management is limited in number, resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff to provide greater segregation of duties. Currently, it is not feasible to hire additional staff to obtain optimal segregation of duties. Management will reassess this matter in the following year to determine whether improvement in segregation of duty is feasible.

•	The Company does not have a sitting audit committee financial expert, and thus the Company lacks the board oversight role within the financial reporting process.

•	There is a lack of formal policies and procedures necessary to adequately review significant accounting transactions. The Company utilizes a third-party independent contractor for the preparation of its financial statements. Although the financial statements and footnotes are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third-party independent contractor is not involved in the day to day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions.

As of the date of this prospectus, we have established an audit committee with a designated financial expert. We maintain board oversight of the financial reporting process and has implemented internal policies to review significant accounting transactions, including The Review Policy for Related Party Transactions. Our management will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

If our internal control over financial reporting or our disclosure controls are not effective, we may be unable to issue our financial statements in a timely manner, we may be unable to obtain the required audit or review of our financial statements by our independent registered public accounting firm in a timely manner or we may be otherwise unable to comply with the periodic reporting requirements of the SEC, our common stock intended to be listed on Nasdaq could be suspended or terminated and our share price could materially suffer. In addition, we or members of our management could be subject to investigation and sanction by the SEC and other regulatory authorities and to shareholder lawsuits, which could impose significant additional costs on us and divert management attention.

We may fail to make necessary acquisitions or investments or enter desirable strategic alliances, and we may not be able to achieve the anticipated benefits from such acquisitions, investments or strategic alliances.

Our strategy for long-term growth, productivity and profitability depends in part on our ability to make prudent   decisions to make strategic acquisitions or investments or enter desirable alliances and to realize the benefits we expect when we make those investments or acquisitions. We may evaluate and consider strategic acquisitions and investments or enter strategic alliances to develop new services or solutions, with an aim to enhance our competitive position and achieve long-term growth, productivity and profitability. However, we cannot assure you that we will make prudent decisions on such acquisitions, investments, strategic alliances at all times. In addition, investments or acquisitions involve numerous risks, including (i) potential failure to achieve the expected benefits of the integration or acquisition, (ii) difficulties in, and the cost of, integrating operations, technologies, services and personnel, (iii) potential write-offs of acquired assets or investments and (iv) downward effect on our operating results. These transactions will also divert management’s time and resources from our normal course of operations, and we may have to incur unexpected liabilities or expenses. Strategic alliances with third parties could also subject us to a number of risks, including risks associated with potential leakage of proprietary information, non-performance by the counterparty and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business.

If we cannot successfully execute or effectively operate, integrate, leverage and grow the acquired businesses or strategic alliances, our financial results and reputation may be materially and adversely affected. While we expect our future acquisitions, investments or strategic alliances to further enhance our value propositions to customers and improve our long-term profitability, there can be no assurance that we will realize our expectations within the time frame we envisage, if at all, or that we can continue to support the values we allocate to these acquired, invested or alliance businesses, including their goodwill or other intangible assets.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We may become an attractive target for intellectual property attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) all of our intellectual property rights will be adequately protected, or (ii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. As of the date of the prospectus, we have only two domain names: roshing.com and tianci-ciit.com. We have not owned or had rights to any other intellectual property, such as patents, copyrights, trademarks, etc.

We are a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, and we cannot be certain if the scaled disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.

We may continue to be a smaller reporting company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (a) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (b) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make the comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt.

Our bylaws, amended articles of incorporation and Nevada law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	limiting the liability of, and providing indemnification to, our directors and officers;
•	limiting the ability of our stockholders to call and bring business before special meetings;
•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;
•	providing our board of directors with the express power to postpone previously scheduled annual meetings;
•	the removal of directors only upon vote or written consent of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power; and
•	The approval to adopt a new bylaw upon a majority vote of stockholders. The Board shall have the power to amend, alter, change, or repeal any provision contained in the bylaws of incorporation.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

The Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444, regulate business combinations with interested stockholders. The NRS defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Pursuant to NRS Sections 78.411 through 78.444, combinations with an interested stockholder remain prohibited for two years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. NRS 78.434 permits a Nevada corporation to opt out of the statute with appropriate provisions in its articles of incorporation.

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NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada and does business in Nevada directly or through an affiliated corporation. NRS Section 78.379 provides that an acquiring person and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 78.378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation.

Any damage to the reputation and recognition of our brand names, including negative publicity against us, our services, operations and our directors, senior management and business partners may materially and adversely affect our business operations and prospects.

We believe our brand image and corporate reputation will play an increasingly important role in enhancing our competitiveness and maintaining business growth. Many factors, some of which are beyond our control, may negatively impact our brand image and corporate reputation if not properly managed. These factors include our ability to provide superior solutions and services to our customers, successfully conduct marketing and promotional activities, manage relationship with and among our customers and business partners, and manage complaints and events of negative publicity, maintain positive perception of our Company, our peers and supply chain solution industry in general. Any actual or perceived deterioration of our service quality, which is based on an array of factors including customer satisfaction, rate of complaint or rate of incident, could subject us to damages such as loss of important customers. Any negative publicity against us, our solutions and services, operations, directors, senior management, employees, business partners or our peers could adversely affect customer perception of our brand, cause damages to our corporate reputation and result in decreased demand for our solutions and services. If we are unable to promote our brand image and protect our corporate reputation, we may not be able to maintain and grow our customer base, and our business and growth prospects may be adversely affected.

We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings.

We and our management may be subject to claims, disputes, lawsuits, investigations and other legal and administrative proceedings incidental to the conduct of our business from time to time. We are currently not party to any legal or arbitration proceedings, including those relating to bankruptcy, receivership or similar proceedings and those involving any third party, which may have, or have had in the recent past, material adverse effects on our financial position or profitability. Any claims against us or our management, with or without merit, could be time-consuming and costly to defend or litigate, divert our management’s attention and resources or harm our brand equity. Claims arising out of actual or alleged violations of law, breach of contract or torts could be asserted against us by customers, business partners, suppliers, competitors, employees or governmental entities in investigations and legal proceedings. These claims could be asserted under a variety of laws, including but not limited to intellectual property laws, labor and employment laws, securities laws, tort laws, contract laws, property laws, and employee benefit laws. If a lawsuit or governmental proceeding against us is successful, we may be required to pay substantial damages or fines. We may also lose, or be limited in, the rights to offer some of our services. As a result, the scope of our services could be reduced, which could adversely affect our ability to attract new customers, harm our reputation and have a material adverse effect on our business, financial condition and results of operations. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws, enforcing our rights against the various parties involved may be expensive, time-consuming, and ultimately futile.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

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We may adjust our business strategies and models in response to changing market conditions, competitive pressures, or regulatory changes. However, there is no guarantee that these adjustments will be successful, and they may not achieve the desired results, potentially impacting our performance and financial results.

As changes in our business environment occur, we may adjust our business strategies to meet these changes, or we may otherwise decide to restructure our operations or businesses or assets. In addition, external events such as shifts in demographics, alterations in consumer behavior, fluctuations in macroeconomic conditions, and amendments to laws, regulations, and government policies governing international trade and commerce may impair the value of our assets and increase our costs. When these changes or events occur, we may incur costs to modify our business strategy to respond to those market dynamics and satisfactorily meet customers’ demands. To meet customer demand and implement our strategies and expansion plan, we may shift to a Vessel-Operating Common Carrier. This shift aims to achieve cost efficiency by reducing transportation costs, as owning and operating vessels can decrease dependency on third-party shipping companies, potentially lowering transportation costs over time. Additionally, operating our own vessels can also provide a competitive advantage over companies that rely on third-party carriers. However, this transition may result in significant expenses for the purchase of vessels and related infrastructure necessary for our business growth. Such initiatives and enhancements may require substantial capital expenditures. If we are unable to successfully implement our business strategies and effectively respond to changes in market dynamics, our future financial results will suffer. Furthermore, we have incurred, and may continue to incur, increased operating expenses in connection with certain changes to our business strategies.

Risks Related to Doing Business in Hong Kong

All our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

Tianci is a holding company and we conduct our operation through our operating subsidiary Roshing in Hong Kong. Our operations are primarily located in Hong Kong and few of our clients are Mainland China residents. At the present time, we are not materially affected by recent statements by the Mainland China Government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current Mainland China laws and regulations, there remains regulatory uncertainty with respect to the implementation of Chinese law in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our stockholders. These laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

China’s government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment, which may result in a material change in our operations and/or the value of our common stock. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or way we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our common stock.

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We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.

We are a holding company incorporated in the United States, and we rely on dividends and other distributions on equity paid by our subsidiary in Hong Kong for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders and service any debt we may incur. If our Hong Kong subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing. The Mainland China laws and regulations do not currently have any material impact on transfers of cash from Roshing to Tianci or from Tianci to Roshing. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our common stock.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

Tariffs could increase the cost of the goods and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to a trade war could have a negative effect on customer confidence, which could materially and adversely affect our business. We may also have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our customers, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong has a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, based on recent political development, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China. Hong Kong’s preferential trade status was removed by the United States government and the United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

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The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign or overseas force to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Hong Kong chief executives Carrie Lam and John Lee. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

There are political risks associated with conducting business in Hong Kong.

Substantially all our operations are based in Hong Kong. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information included in this prospectus, we derive substantially all of our revenue from operations in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our shares could be adversely affected.

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Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.

On April 21, 2020, the SEC Chairman and PCAOB Chairman, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (1) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (2) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (3) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the Company’s auditor.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

On August 6, 2020, the President’s working group released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, the President’s working group recommended enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to the work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022, for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective.

On August 10, 2020, the SEC announced that the SEC Chairman had directed the SEC staff to prepare proposals in response to the report of the President’s working group, and that the SEC was soliciting public comments and information with respect to the development of these proposals.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the Act was signed into public law by the President of the United States. In essence, the Act requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.

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On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by Mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary.

Our auditor, Michael T. Studer CPA P.C., the independent registered public accounting firm that issues the audit report, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Freeport, New York and has been inspected by the PCAOB on a regular basis.

The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and/or the AHFCAA. These recent developments could also add uncertainties to this Underwritten Offering, and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of Roshing and our results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. We expect that Roshing’s labor costs, including wages and employee benefits, will continue to increase. Unless Roshing is able to control its labor costs or pass on these increased labor costs to its customers by increasing service fees, our financial condition and operating results may be adversely affected.

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In addition, where Roshing employs any employees, it is required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and make severance payments or long service payments. See “Regulations — Regulations Related to our Business Operation in Hong Kong — Regulations related to employment and labor protection” for details. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. For example, under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), an employer who fails to comply with the ordinance to secure an insurance cover commits an offence and is liable on conviction upon indictment to a maximum fine of HK$100,000 (approximately US$13,000) and imprisonment for two years. Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), an employer who, without reasonable excuse, fails to enroll employees in an MPF scheme pursuant to the ordinance commits an offence and is liable on conviction to a fine of HK$350,000 (approximately US$45,000) and to imprisonment for three years. Therefore, failure to comply with applicable laws and regulations concerning employment and labor protection by Roshing may result in material and adverse effect on Roshing’s business, our financial condition and operating results. As of the date of this prospectus, we believe that Roshing is in compliance with applicable Hong Kong laws and regulations concerning employment and labor protection in all material respects.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. Some of our directors and officers are Hong Kong nationals or residents. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.

As of the date of this prospectus, since (i) we are a Nevada company and our only operating subsidiary, Roshing, is a Hong Kong company and is headquartered in Hong Kong, neither entity has operations in Mainland China; (ii) only few of Roshing’s customers are Mainland China residents, which contributed to 5.2% and 0.4% of our revenue for the year ended July 31, 2023 and the nine months ended April 30, 2024, respectively; and (iii) all of Roshing’s employees are Hong Kong residents, we believe that we and our subsidiaries are not subject to Mainland China laws and regulations, such as those relating to data and cyberspace security, and anti-monopoly concerns. Furthermore, as of the date of this prospectus, (i) we believe that we and our subsidiaries are not required to obtain any permissions or approvals from the Mainland China authorities, including but not limited to the CSRC and CAC, to operate Roshing’s business or to list our securities on the U.S. exchanges and offer securities, including but not limited to issuing our common stock to foreign investors; and (ii) we and our subsidiaries have not applied for, or been denied of any such permissions or approvals from the authorities of Mainland China. Hence, we also believe that, as of the date of this prospectus, the oversight by the CAC over data security does not have any impact on our business and our offering, because we are not a Nevada company and our only operating subsidiary is a Hong Kong company, and neither entity has operations in mainland China.

In addition, we expect that we and our subsidiaries’ operations will continue to be conducted in Hong Kong, as is the case as of the date of this prospectus. Therefore, we believe that the chance that we and our subsidiaries will be required to obtain any permissions or approvals from the governmental authorities of Mainland China for our operations, or the listing of our securities on the U.S. exchanges and the offering of our securities in the future is very remote. However, if we (i) do not receive or maintain such permissions or approvals, should such permissions or approvals be required in the future by the PRC government due to changes in Mainland China laws and regulations or the interpretation thereof; or (ii) incorrectly conclude that such permissions or approvals are not required, we may be unable to obtain such permissions or approvals in a timely manner, or at all, and may face regulatory actions or other sanctions from the CSRC, the CAC or other Mainland China regulatory authorities if we fail to fully comply with any new regulatory requirements. Consequently, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

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Risks Related to Taxation

Non-compliance with tax obligations may adversely affect our business and operation results.

On June 5, 2023, the United States Internal Revenue Service (“IRS”) issued a notice letter imposing penalties for failure to provide information concerning certain foreign-owned U.S. Corporations for the tax period ending July 31, 2021, totaling $25,000. We promptly submitted a request for penalty abatement within 30 days of receiving the notice, asserting that the late filing was not due to willful neglect. However, as of now, we have not received any final decision from the IRS regarding their intended course of action. The total amount due now stands at $26,426.55, inclusive of accrued interest and penalties calculated up to February 26, 2022. On April 25, 2024, the Company paid the total amount of $26,854.68 to IRS by check.

On March 11, 2024, the Company received a new notice letter with the IRS issued a notice imposing penalties for failure to file form 5471 under Internal Revenue Code Section 6038. The penalty amounts due by April 1, 2024, is $20,000. On April 22, 2024, the Company received another notice from IRS of the intent of levy the company’s property or rights to property for the Company’s failure to pay the penalty. The total penalty due now stands at $20,184.43, inclusive of accrued interest and penalties calculated up to April 22, 2024. On April 22, 2024, we promptly submitted a request for penalty abatement within 30 days of receiving the notice, asserting that the late filing was not due to willful neglect.

On May 10, 2024, the company paid USD 20184.43 by check to IRS for the tax period ending July 31, 2023.

All late filings were due to two main factors: a) the impact of the epidemic, resulting in our failure to report in a timely manner and subsequent payment of fines. We have settled the fines, but we require details regarding the date, amount, and reasons for any new penalties arising from delayed tax payments. b) The change of ownership in August 2021 led to numerous unresolved matters, compounded by various obstacles encountered during the pandemic.

Up to May 10, 2024, we have successfully filed tax returns for the years 2020 to 2022 and have duly remitted the two fines along with accrued interest via check. The amount owed, encompassing principal and interest, was ascertained and settled upon the submission of the prospectus. In our future operations, we will aim to pay taxes on time and as required. However, we cannot guarantee that the Company won’t make tax payment errors in the future, which could affect our operations.

A change in tax laws in any country in which we operate or loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries could adversely affect us.

Tax laws, treaties and regulations are highly complex and subject to interpretation. Consequently, we and our subsidiaries are subject to changing laws, treaties and regulations in and between the countries in which we operate. Our tax expense is based on our interpretation of the tax laws in effect at the time the expense was incurred. A change in tax laws, treaties or regulations, or in the interpretation thereof, could result in a materially higher tax expense or a higher effective tax rate on our earnings.

In addition, if any tax authority successfully challenges positions we may take in tax filings, our operational structure, intercompany pricing policies, the taxable presence of our subsidiaries in certain countries or any other situation, or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure, or if we lose a material tax dispute in any country, our effective tax rate on our worldwide earnings could increase substantially and our earnings and cash flows from operations could be materially adversely affected.

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An investment in this Underwritten Offering may involve adverse U.S. federal income tax consequences.

An investment in this Underwritten Offering may involve adverse U.S. federal income tax consequences. For instance, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our common stock upon exercise of the investor’s conversion right or upon our liquidation of the trust account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. We have also not sought a ruling from the Internal Revenue Service, or IRS, as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

Risks Related to Our Common Stock and this Underwritten Offering

Our common stock is currently quoted on the OTC Pink Market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is currently quoted on the OTC Pink Market. The quotation of our shares on the OTC Pink Market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. When fewer shares of a security are being traded on the OTC Pink Market, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood that orders for shares of our common stock will be executed, and current prices may differ significantly from the price that was quoted at the time of entry of the order.

There can be no assurances that an active trading market may develop for our common stock, or if developed, be maintained.

We intend to apply to list our common stock on the Nasdaq Capital Market. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Pink Market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. If our application is not approved, the Underwritten Offering will not be completed. This offering is contingent upon final approval of the listing of our common stock on the Nasdaq Capital Market.

Our common stock has traded on the OTC Pink Market since February 9, 2022. The average trading volume in our common stock has been historically low, with little or no trading at all on some days. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time. There can be no assurance that a more active market for the common stock will develop, or if one should develop, there is no assurance that it will be maintained. This severely limits the liquidity of our common stock and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

An active, liquid, and orderly market for our common stock may not develop.

Our common stock is expected to trade on Nasdaq a day after the effective date of the registration statement of which this prospectus forms a part. The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

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Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered underwriter, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

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Our articles of incorporation allow for our board to create a new series of preferred stock without further approval by our Stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up 80,000 shares of Series A Preferred Stock and 20,000,000 shares of undesignated preferred stock. The Board of Directors has the authority, without stockholder approval, to amend the Company’s Articles of Incorporation to divide the class of undesignated Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion, which could decrease the relative voting power of our common stock or result in dilution to our existing Stockholders.

On January 27, 2023, Tianci sold 80,000 shares of its Series A Preferred Stock to RQS Capital for $24,000 cash. On January 19, 2024, the Company issued 8,000,000 shares of its common stock to RQS Capital. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of Tianci’s Series A Preferred Stock into 8,000,000 shares of common stock.

On April 24, 2024, Tianci sold 80,000 shares of Series B Preferred Stock to RQS Capital. The shares were sold for a cash payment of $80,000. Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. As of the date of the prospectus, none of the shares of Series B Preferred Stock have been converted, and RQS Capital does not intend to convert its shares of Series B Preferred Stock into shares of common stock before the closing of this offering; however, the shares of Series B Preferred Stock may be converted into shares of common stock at any time at the option of RQS Capital.

Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new offerings, solutions and expansions by us or our competitors;
•	detrimental adverse publicity about us, our brand, our services or our industry;
•	additions or departures of key personnel; and
•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, stockholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return them to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this Underwritten Offering primarily to enhance and expand our business operations and for general corporate purposes. However, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this Underwritten Offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this Underwritten Offering may also be placed in investments that do not produce income or that lose value.

Our expected use of net proceeds from the Underwritten Offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of the Underwritten Offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of the Underwritten Offering.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing stockholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. As of April 30, 2024 and the date of this prospectus, we have 14,781,803 shares of common stock issued and outstanding. We cannot predict what effect, if any, market sales of securities held by our significant stockholders or any other stockholder or the availability of these securities for future sale will have on the market price of our common stock.

As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

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Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.

Shufang Gao, the Chief Executive Officer of Tianci, through his 60% holding in RQS Capital, which has 61.89% of the voting power, together with common stock owned by himself, controls securities with 62.11% of the voting power in Tianci. As a result, Mr. Gao will have the ability to:

•	Elect or defeat the election of our directors;

•	Amend or prevent amendment of our articles of incorporation or bylaws;

•	Effect or prevent a merger, sale of assets or other corporate transaction; and

•	Affect the outcome of any other matter submitted to the Stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Gao, new investors will not be able to effect a change in the Company’s business or management, and therefore, stockholders would be subject to decisions made by management and the majority stockholder.

In addition, Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our Stockholders from realizing a premium over our stock price.

The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders.

Our Board of Directors is authorized to issue up to 100,000,000 shares of common stock and up to 20,000,000 shares of undesignated preferred stock. Of which approximately [●] will remain available for issuance after the Underwritten Offering, including (i) awards reserved for issuance under the 2024 Equity Incentive Plan; (ii) shares issuable upon the exercise of the underwriter’s over-allotment option. Our Board of Directors will continue to have the authority to issue additional shares of common stock without consent of any of our stockholders, unless stockholder’s approval is required under law or, if our common stock is listed on Nasdaq, under Nasdaq Rule 5635, which among other things, requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction. In addition, our Articles of Incorporation provide that the Board can designate the voting rights, liquidation rights, dividend rights and other rights of holders of the preferred stock. The Board, therefore, could use the Preferred Stock to give an investor group disproportionate voting rights or priority over the common stock in the allocation of benefits from the operations of Roshing, including preferential dividends. The Board could also use the Preferred Stock to create a poison pill to prevent a takeover of Tianci that might be considered beneficial by the common stockholders.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing Stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our Stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets, and this could negatively impact our earnings and results of operations.

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If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our common stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing shares in this offering will incur immediate dilution of $ [●]per share, representing the difference between our assumed public offering price of $ [●]per share (the midpoint of the price range set forth on the cover page of this prospectus) and our pro forma as adjusted net tangible book value of $ [●]per share as of April 30, 2024. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution.”

A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

The sales of a substantial number of our shares of common stock in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of our common stock. Immediately after this offering, we will have [●] outstanding shares of common stock, based on the number of 14,781,803 shares of common stock outstanding as of April 30, 2024 and as of the date of the prospectus, assuming no exercise of the underwriter’s over-allotment option. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders. Of that amount, 14,529,788 shares of common stock are currently restricted as a result of securities laws and/or lock-up agreements but will be able to be sold after the closing of this offering, subject to securities laws and/or lock-up agreements. If held by one of our affiliates, the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act. See “Shares Eligible for Future Sale.”

If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our Stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital. In addition, if we are unable to uplist our common stock to Nasdaq, our common stock will continue to trade on the OTC Pink Market, which is generally considered less liquid and more volatile than the Nasdaq Capital Market.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by the offering, to respond to business challenges, including the need to enhance our products and services, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financing to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In addition to these assumptions and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

•	future general dry bulk shipping market conditions, including fluctuations in charter rates;
•	our future operating or financial results;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	changes in our operating expenses, including bunker prices, dry docking and insurance costs;
•	our ability to meet requirements for additional capital and financing to grow our business;
•	planned or pending acquisitions, business strategy and expected capital spending or operating expenses, including dry-docking, surveys, upgrades and insurance costs;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions as planned;
•	potential conflicts of interest involving members of our board of directors, or the Board, and senior management;
•	potential liability from pending or future litigation;
•	potential exposure or loss from investment in derivative instruments;
•	forecasts of our ability to make cash distributions on our common units or any increases in our cash distributions;
•	our ability to make additional borrowings and to access debt and equity markets;
•	the strength of world economies;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	general domestic and international political conditions;
•	our business strategy and other plans and objectives for future operations;
•	termination dates and extensions of charters; and
•	potential disruption of shipping routes due to accidents or political events.

Any forward-looking statements contained herein are made only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this Underwritten Offering of approximately $[●], or approximately $[●] if the underwriter exercises their option to purchase additional shares in full, after deducting underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed public offering price of $[●]per share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from the Underwritten Offering by $[●], assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of shares we are offering would increase (decrease) the net proceeds to us from the Underwritten Offering by $[●], assuming the assumed public offering price remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

We plan to use the net proceeds of this Underwritten Offering as follows:

	Amount	Percent
USE OF PROCEEDS
Logistics promotion and marketing	$	40%
Working capital and general corporate purposes		40%
Recruitment of talented personnel		20%

TOTAL APPLICATION OF NET PROCEEDS	$	100.00%

The foregoing represents our current intention to use and allocate the net proceeds of the Underwritten Offering based upon our present plans and business conditions. The actual allocation of proceeds realized from the Underwritten Offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Our management, however, will have broad discretion in the way that we use the net proceeds of the Underwritten Offering. Pending the final application of the net proceeds of the Underwritten Offering, we intend to use the net proceeds of the Underwritten Offering primarily to enhance and expand our business operations and for general corporate purposes. See “Risk Factors—Risks Related to Our Common Stock— We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree.” On page 39.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. See also “Risk Factors— Risks Related to Our Common Stock— As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.”

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MARKET PRICE

Market Information

Shares of our common stock are quoted on the OTC Pink Market under the symbol “CIIT.” Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions.

The last reported sales price of our common stock which trades under the symbol “CIIT” on the OTC Pink Market on [●], was $[●].

Holders

As of April 30, 2024, there were 132 stockholders of record of our common stock. As of the date of this prospectus, there were 132 stockholders of record of our common stock.

As of April 30, 2024, there was one stockholder of record of our Series B Preferred Stock. As of the date of this prospectus, there was one stockholder of record of our Series B Preferred Stock.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2024:

(1)	On an actual basis; and
(2)	on a pro forma as-adjusted basis, to give effect to the issuance and sale of [●] shares of common stock by us in the Underwritten Offering at an assumed public offering price of $[●] per share, the midpoint of the estimated public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses, assuming the underwriter’s over-allotment option has not been exercised.

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The pro forma as adjusted information below is illustrative only and our capitalization following the completion of the Underwritten Offering is subject to adjustment based on the public offering price of our common stock. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	April 30, 2024
	Actual	Pro forma as adjusted (Over-allotment option not exercised)(1)
	$
Total borrowing	30,354	[ ]
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 shares issued and outstanding	8	[ ]
Common Stock, par value $0.0001 per share, 100,000,000 shares authorized; 14,781,803 shares issued and outstanding; [ ] shares issued and outstanding pro forma	1,478	[ ]
Additional paid-in capital	962,416	[ ]
Accumulated deficit	(261,146)	[ ]
Total stockholders’ equity attributable to the Company	702,756	[ ]
Total capitalization	702,756	[ ]

(1)	Reflects the sale of shares of common stock in the Underwritten Offering at an assumed public offering price of $[●] per share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the underwriter’s over-allotment option has not been exercised. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $[●] assuming the underwriter has not exercised the over-allotment option. The as adjusted total stockholders’ equity of $[●] is the sum of the net proceeds of $[●] and the actual equity of $[●].

Each $1.00 increase (decrease) in the assumed public offering price of $ [●] per share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the pro forma as adjusted amount of total capitalization by $ [●], assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $ [●], assuming no change in the assumed public offering price per share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this Underwritten Offering and the adjusted net tangible book value per share of our common stock after this Underwritten Offering.

The historical net tangible book value of our common stock as of April 30, 2024 was approximately $733,110, or $0.05 per share, based upon 14,781,803 shares of common stock outstanding on such date. Historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

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After giving effect to the Underwritten Offering, our adjusted net tangible book value of our common stock will be $[●] per share. Adjusted net tangible book value per share represents adjusted net tangible book value divided by the total number of shares outstanding after giving effect to the sale of the shares in this Underwritten Offering at the assumed public offering price of $[●] per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions, non-accountable expense allowance, and other estimated offering expenses payable by us. This represents an immediate decrease in as adjusted net tangible book value of $[●] per share to existing Stockholders and an immediate dilution of $[●] per share to investors purchasing shares of common stock in the Underwritten Offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share	$–
Pro forma net tangible book value per share as of [●]	$–
Increase in net tangible book value per share attributable to this Underwritten Offering	$–
As adjusted net tangible book value per share after giving effect to this Underwritten Offering	$–
Dilution in net tangible book value per share to purchasers in this Underwritten Offering	$–

Each $1.00 increase (decrease) in the assumed public offering price of $ [●]per share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value as of [●] after the Underwritten Offering by approximately $ [●] per ordinary, and would increase (decrease) dilution to new investors by $ [●] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million shares in the number of shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of after the Underwritten Offering by approximately $ [●] per share, and would increase (decrease) dilution to new investors by approximately $ [●] per share, assuming the assumed public offering price per share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of the Underwritten Offering determined at pricing.

If the underwriter’s over-allotment option is exercised in full, our adjusted net tangible book value following the Underwritten Offering will be $ [●] per share, and the dilution to investors purchasing shares of common stock in the Underwritten Offering will be $ [●] per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. The management’s discussion and analysis contain forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors,” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

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Overview

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada

On July 02, 2015, Freedom Petroleum, Inc. changed its name from Freedom Petroleum to Steampunk Wizards, Inc.(“Steampunk”).

On October 26, 2016, Steampunk completed a reverse merger, with Steampunk as the public shell company. Tianci merged with and into Steampunk. This transaction was carried out in accordance with the terms set forth in the Merger Agreement which took effective On November 9, 2016, and on the same day, Steampunk changed its name to Tianci International, Inc.

On August 3, 2017, Tianci entered into a Stock Purchase Agreement (the “SPA”) with Shifang Wan (the “Seller”), the record holder of 4,397,837 common shares, or approximately 87.00% of the issued and outstanding of Common Stock of Tianci, and Chuah Su Chen and Chuah Su Mei (collectively, the “Purchasers”, and together with Tianci and the Seller, the “Parties”). Pursuant to the SPA, the Seller sold to the Purchasers and the Purchasers acquired from the Sellers the Shares for a total gross purchase price of Three Hundred Fifty Thousand Dollars ($350,000). The acquisition was consummated on August 15, 2017.

On March 3, 2023, Tianci acquired ownership of RQS United, pursuant to the Share Exchange Agreement dated March 3, 2023 among the Company, RQS United and RQS Capital, the prior owner of RQS United.

RQS United is a holding company incorporated in the Republic of Seychelles. RQS United has no operations other than holding 90% of the share capital of its subsidiary, Roshing International Co., Limited, a company organized under the laws of Hong Kong (“Roshing”). Roshing was incorporated on June 22, 2011 and is primarily engaged in in logistics solutions, including shipping operation management. We also generate a small portion of our revenue from our non-core businesses that we carry on through Roshing, including software development services, consulting services, and the sale of electronic parts.

The Company’s primary line of business is global logistics. The Company, through its subsidiary, Roshing, provides global logistics services, encompassing booking and the transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

As a global logistics enterprise, Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping service.

For the container shipping, Roshing charters cargo space from shipping suppliers (such as shipowners, non-vessel operating common carriers) and then sub-charters that space to its customers (cargo owners, cargo agents). For bulk goods shipping, Roshing issues fixture notes to customers and then arranges the booking of ships, signing of charter parties with suppliers (such as shipowners). Roshing tailors a selection of transport options and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue during the nine months ended April 30, 2024. Shufang Gao, our Chief Executive Officer previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management, and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework to expand its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

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Key factors that affect operating results

Our performance of operations and financial conditions have been, and are expected to continue to be, affected by a number of factors which are set forth below.

Economic Conditions in Hong Kong

We are a Nevada company with operations conducted by our subsidiary Roshing, which is based in Hong Kong. Accordingly, if Hong Kong experiences any adverse economic, political or regulatory conditions due to events beyond our control, such as local economic downturn, natural disasters, contagious disease outbreaks, terrorist attacks, or if the government adopts regulations that place restrictions or burdens on us or on our industry in general, our business, financial condition, results of operations and prospects may be materially and adversely affected.

International Trade Environment

The demand for our shipping operation services is driven by the levels of international trade, which is in turn affected by global political, economic or social conditions. Any changes in a particular country’s trade policy could trigger retaliatory actions by affected countries, potentially eventually resulting in a trade war, which could increase the cost of goods and thus reduce customer demand for products if the parties have to pay tariffs which increase their prices or if trading partners limit their trade with the particular country. Our business is also susceptible to downturns and disruptions in the business activities of their direct customers that are beyond their control. If sales in a particular geographical market in which our direct customers target operate in decline, due to unstable regional and/or global political and economic conditions, such decline will likely lead to a corresponding plunge in the international trade volume which, in turn, could reduce the demand for freight forward and adversely affect our results of operations.

Our Ability to Source Cargo Space from Vendors on a Cost-Efficient Manner

A significant portion of our cost of revenue is the fee that we paid to our vendors. As a result, our results of operation depend on our ability to source vendors in a cost-efficient manner by obtaining a favorable price and effectively control the cost.

Results of Operations

For the three and nine months ended April 30, 2024 and 2023

Comparison of the three months ended April 30, 2024 and 2023

	For the three months ended April 30,			Change
	2024	2023	Change	Percentage
Revenues	$1,940,346	$144,013	$1,796,333	$1,247%
Cost of Revenues	1,695,639	260,700	1,434,939	550%
Gross profit	244,707	(116,687)	361,394	–
Selling and marketing	91,950	39,532	52,418	133%
General and administrative	134,473	157,909	(23,436)	(15%	)
(Loss) from operations	18,284	(314,128)	332,412	–
Other (expense)	(47,030)	–	(47,030)	–
Provision for income taxes	10,051	1,280	8,771	685%
Net (loss)	(38,797)	(315,408)	276,611	(88%	)
Less: net (loss) income attributable to non-controlling interest	11,177	(19,214)	30,391	–
Net (loss) attributable to Tianci	(49,974)	(296,194)	246,220	(83%	)

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Comparison of the nine months ended April 30, 2024 and 2023

	For the nine months ended April 30,			Change
	2024	2023	Change	Percentage
Revenues	$6,161,122	$367,113	$5,794,009	$1578%
Cost of Revenues	5,343,534	448,055	4,895,479	1093%
Gross profit	817,588	(80,942)	898,530	–
Selling and marketing	327,784	47,692	280,092	587%
General and administrative	389,899	191,184	198,715	104%
Income (loss) from operations	99,905	(319,818)	419,723	–
Other (expense)	(22,077)	–	(22,077)	–
Provision for income taxes	22,023	2,219	19,804	892%
Net income (loss)	55,805	(322,037)	377,842	–
Less: net (loss) income attributable to non-controlling interest	40,430	(19,877)	60,307	–
Net income (loss) attributable to Tianci	15,375	(302,160)	317,535	–

Revenues

During the three and nine months ended April 30, 2024, our revenue increased significantly: to $1,940,346 for the three months ended April 30, 2024 from $144,013 for the three months ended April 30, 2023 and to $6,161,122 for the nine months ended April 30, 2024 from $367,113 for the nine months ended April 30, 2023. The increase was mainly attributable to the launch and growth of our global logistics service, which contributed 99% of our revenue in the three months ended April 30, 2024 and 96% of our revenue during the nine months ended April 30, 2024.

Our revenues from our revenue streams are categorized as follows:

	For the Three Months Ended April 30,		For the Nine Months Ended April 30,
	2024	2023	2024	2023
Global Logistics Service Revenue	$1,921,874	$–	$5,922,650	$–
Product Revenue	1	115,000	103,382	294,880
Other Service Revenue	18,471	29,013	135,090	72,233
Total	$1,940,346	$144,013	$6,161,122	$367,113

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Cost of Revenues

Total cost of revenues increased from $260,700 to $1,695,639 for the three months ended April 30, 2024 and from $448,055 to $5,343,534 for the nine months ended April 30, 2024. The increase was attributable to the growth of our global logistics services.

Our cost of revenues from our revenue categories are summarized as follows:

	For the Three Months Ended April 30,		For the Nine Months Ended April 30,
	2024	2023	2024	2023
Cost of Global Logistics Service	$1,683,283	$–	$5,218,017	$–
Cost of Product	–	88,550	87,088	227,660
Cost of Other Service	12,356	172,150	38,429	220,395
Total	$1,695,639	$260,700	$5,343,534	$448,055

Our cost of revenues from global logistics services represented 99% and 98% of total cost of revenues during the three and nine months ended April 30, 2024, respectively. We did not have any cost of global logistics service in the same period in 2023 as this is a new service sector. Cost of global logistics services primarily include the cargo space charged by direct ocean carriers, freight forwarders and ancillary logistics services fees.

Our cost of revenues from hardware product sales decreased by 100% and 62% for the three and nine month periods ended April 30, 2024, respectively, reflecting the reduction in our revenue from hardware product sales.

Gross Profit

Our gross profits from our major revenue categories are summarized as follows:

Margins

	For the Three Months Ended April 30,		For the Nine Months Ended April 30,
	2024	2023	2024	2023
Global Logistics Service
Gross Profit Margin	$238,591	$–	$704,633	$–
Gross Profit Margin	12.4%	–	11.9%	–
Hardware Product Sales
Gross Profit Margin	$–	$26,450	$16,294	$67,220
Gross Profit Percentage	–	23%	15.8%	22.8%
Other Services
Gross Profit Margin	$6,116	$-143,137	$96,661	$-148,162
Gross Profit Percentage	33.1%	-493.4%	71.6%	-205.1%
Total
Gross Profit Margin	$244,707	$-116,687	$817,588	$-80,942
Gross Profit Percentage	12.6%	-81%	13.3%	-22%

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Our gross profit increased by $325,649 to $244,707 for the three months ended April 30, 2024 and by $898,530 to $817,588 for nine months ended April 30, 2024, respectively. The increase in gross profit was primarily due to the launch and growth of our global logistics service, as discussed above. For the three and nine months ended April 30, 2024, our overall gross profit margin was 12.6% and 13.3%, respectively, an increase from gross loss of 81% and 22% during the three and nine months ended April 30, 2023. Our overall gross margins increased because the gross margins from our global logistics service were 12.4% and 11.9% during the three and nine months ended April 30, 2024. The revenue contributed by the growth of our global logistics service was sufficient to cover the fixed cost of revenue, such as employee compensation, for the three months and nine months ended April 30, 2024, which revenue for the three months and nine months ended April 30, 2023 was insufficient to cover fixed costs, which resulted in a loss. We anticipate that the gross margin realized from logistics services is likely to increase in the future as demand picks up post-pandemic with relatively stable global logistics supply.

Operating Expenses

With the significant increase in our operations came a significant increase in our total operating expenses, which were $226,423 and $717,683 for the three and nine months ended April 30, 2024, compared to $197,441 and $238,876 for the three and nine months ended April 30, 2023, respectively. Our operating expenses primarily include payroll expenses, commissions, advertising, rent and professional fees relating to our obligations as a public company. The increase was mainly due to the increasing commission expense we paid to agents for referring global logistics customers, and professional fees for compliance services.

Income tax expense

Our income tax expense amounted to $10,051 and $22,023 for the three and nine months ended April 30, 2024, compared to $1,280 and $2,219 for the three and nine months ended April 30, 2023, respectively. The change was due to the increase in revenue realized during the period.

Net income (loss)

The Company realized net loss of $(38,797) and net income $55,805 for the three months and nine months ended April 30, 2024. However, since the Company owns only 90% of its operating subsidiary, Roshing, 10% of net income generated by Roshing was attributed to the minority interest. As a result, the net income (loss) for the three and nine months ended April 30, 2024 attributable to the shareholders of Tianci International was $(49,974) and $15,375, respectively. In comparison, during the three and nine months ended April 30, 2023, the Company incurred net losses of $315,408 and $322,037 respectively. We believe our pivot to the logistics market gives our shareholders an opportunity to benefit from the opportunity presented by this market as the global economy recovers from the pandemic.

For the Years ended July 31, 2023 and 2022

	For the year ended July 31,			Change
	2023	2022	Change	Percentage
Revenues	$452,409	$752,839	$(300,430)	-40%
Cost of Revenues	456,494	478,521	(22,027)	-5%
Gross (loss) income	(4,085)	274,318	(278,403)	-101%
Selling and marketing	54,169	4,912	49,257	1003%
General and administrative	285,740	77,590	208,150	268%
(Loss) income from operations	(343,994)	191,816	(535,810)	-279%
Provision for income taxes	12,095	31,650	(19,555)	-62%
Net (loss) income	(356,089)	160,166	(516,255)	-322%
Less: net (loss) income attributable to non-controlling interest	(14,879)	16,017	(30,896)	-193%
Net (loss) income attributable to Tianci	(341,210)	144,149	(485,359)	-337%

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Revenues

During the year ended July 31, 2023, our revenue decreased by $300,430, or approximately 40%, to $452,409 for the year ended July 31, 2023 from $752,839 for the year ended July 31, 2022. We experienced decline in both product and service revenues in 2023 due to diminishing market demand and our reduction in marketing expenses. We expect our revenue to grow after we add logistics services to our lines of business.

Our revenues from our revenue categories are summarized as follows:

	For the Year Ended July 31,
	2023	2022
Product Revenues	$294,880	$500,500
Service Revenues (non-logistics)	157,529	252,339
	$452,409	$752,839

Cost of Revenues

Total cost of revenues decreased by $22,027, or approximately 5%, to $456,494 for the year ended July 31, 2023 as compared to $478,521 for the year ended July 31, 2022. Our cost of revenues from our revenue categories are summarized as follows:

	For the Year Ended July 31,
	2023	2022
Cost of Product	$227,660	$336,644
Cost of Service (non-logistics)	228,834	141,877
	$456,494	$478,521

The year-to-year decrease in our cost of revenues is primarily attributable to the decrease in our revenue. Thus, our cost of revenues from hardware product sales decreased to $227,660 for the year ended July 31, 2023, from $336,644 for the year ended July 31, 2022, as we experienced a 41% decrease in hardware product sales.

Nevertheless, overall cost of revenue fell only 5%, while overall revenue fell by 40%. The disparity occurred because our cost of revenues from software related services increased by $86,957 to $228,834 for the year ended July 31, 2023, from $141,877 for the year ended July 31, 2022. The increase in the cost of revenues from software related services resulted from our grant of common stock as an incentive to our internal software developers. We recorded the $144,000 fair value of the shares as a cost of services.

Gross Profit

We had a gross loss of $4,085 for the year ended July 31, 2023, compared to a gross profit of $274,318 for the year July 31, 2022, which was primarily due to the reduction in revenue without a corresponding reduction in our overall cost of revenues, as discussed above.

The gross profit margin of hardware products decreases by 9.9% to 22.8% for the year ended July 31, 2023, from 32.7% for the year ended July 31, 2022, which was primarily due to rising raw material cost and increasing market competition, which put downward pressure on our pricing. Our software related services resulted in a 45.3 % gross loss for the year ended July 31, 2023, again primarily due to the stock-based compensation issued to our developers.

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Operating Expenses

There was significant change in our total operating expenses, which were $339,909 and $82,502 for the year ended July 31, 2023, and 2022, respectively. Our operating expenses primarily include payroll expenses, advertising and rent. The increase was partially due to the stock compensation valued at $66,000 that we issued to the selling and general administrative personnel for their continued service after the reverse merger. The professional fees and other costs incurred in connection with the Share Exchange in March 2023 also increased our operating expenses for fiscal year 2023.

Income tax expense

Our income tax expense amounted to $ 12,095 and $ 31,650 for the year ended July 31, 2023, and 2022, respectively. The change was mainly due to the decrease in profits subject to taxation in Hong Kong.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expenses obligations. As of April 30, 2024, we had working capital of $733,839, as our cash amounted to $646,031, our current assets were $975,652 and our current liabilities were $241,813. To date, we have financed our operations primarily through capital contributions and advances from shareholders and by private placement of securities. At April 30, 2024 we owed $30,354 to related parties (See Note 4 to the financial statements).

We believe that our liquidity and working capital will be sufficient to sustain our business operation for the next twelve months. We may, however, need additional cash resources in the future if there are changes in business conditions or other developments or if the Company finds and wishes to pursue opportunities for investment, acquisition, capital expenditure, or similar actions.

We started providing global logistics services during the first fiscal quarter ended October 31, 2023. Although the business grew fast during its first nine months, we cannot assure you if the growth is able to be sustained. In addition, we may require significant capital expenditure for developing our position in the market, including charter size. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue additional equity or debt securities or obtain credit facilities. The issuance and sale of additional equity may result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The following table summarizes the key components of our cash flows for the nine months ended April 30, 2024 and 2023, and for the year ended July 31, 2023 and 2022.

	For the nine months ended
	April 30,
	2024	2023
Net cash provided by operating activities	$121,476	$314,295
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	268,213	(72,463)
Net change in cash and restricted cash	$389,689	$241,832

	For the year ended
	July 31,
	2023	2022
Net cash provided by (used in) operating activities	$324,581	$(84,161)
Net cash used in investing activities	–	–
Net cash provided by (used in) financing activities	(89,476)	85,148
Net change in cash and restricted cash	$235,105	$987

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Operating activities

Net cash of $121,476 provided by operating activities for the nine months ended April 30, 2024 was primarily the result of net income of $55,805, the decrease of the due from related party for the collection of the amount due, and $90,464 increase in accrued liabilities, which was offset by an increase of $82,021 of accounts receivable due to the increase of our new business line.

The Company realized $314,296 in net cash during the nine months ended April 30, 2023, primarily because it reduced its accounts receivable balance by $622,659. In addition, the net loss was in part attributable to $210,000 in stock compensation paid, which was a non-cash item. These cash sources were partially offset by the decrease of $301,282 in accounts payable as the Company used cash to pay its vendors.

Despite our net loss of $356,089, net cash was provided by operating activities for the year ended July 31, 2023 primarily because our accounts receivable decreased by $737,663 during the period, as we made efforts on the collection process. The decrease was offset by a decrease of $447,292 in our accounts payable balance attributable to payment to our vendors. In addition, our operating loss of $356,089 included $210,000 in various noncash items.

Net cash was used in operating activities for the year ended July 31, 2022 primarily because our accounts receivable increased by $737,620 during the year, as we offer long payment terms to our customers, typically 6 months after delivery of service or products. Nevertheless, cash used in operations during the fiscal year was only $84,161, as we increased our accounts payable balance by $444,944 attributable to long payment terms from our vendors, recorded net income of $160,166, and increased deferred income tax expense, inventory, and income taxes payable for a total amount of $ 48,349.

Investing activities

The company has no investing activities during either of the nine month periods ended April 30, 2024 and 2023.

The company has no investing activities for the years ended July 31, 2023 and 2022.

Financing activities

Net cash provided by financing activities for the nine months ended April 30, 2024 was $268,213. This was attributable to proceeds of $513,213 received from private offering of preferred stock which was offset by the $245,000 fees paid to various service vendors which was directly related to the proposed public offering of stock.

Net cash used in financing activities during the nine months ended April 30, 2023 was of $72,463, which primarily attributable to our repayment of a working capital loan of $341,885 during that period. Other than existing cash resources, the funds used to repay the loan were derived from a capital contribution received amounting to $65,650, collection of a subscription receivable amounting to $50,000, and a working capital advance from a related party amounting to $61,490. Our cash balance was aided by reason of the direct payment of operating expenses by shareholders amounting to $73,369, and the payments of rent for our premises in Shenzhen China by related parties amounting to $14,727.

Net cash used in financing activities for the year ended July 31, 2023 was $89,476, which was primarily attributable to our repayment of a working capital advance by a related party in the amount of $341,885. Cash outflow was offset by the $31,490 in working capital advance from related parties, $84,503 in operating expenses that were paid directly by shareholders, the payments of Shenzhen China rent by related parties amounting to $16,580, the receipt of a subscription receivable of $50,000, and a capital contribution of $65,650.

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Net cash provided by financing activities for the year ended July 31, 2022, was primarily attributable to a working capital advance from a related party amounting to $2,007, the operating expenses that are paid directly by shareholders amounting to $77,375, and the payments of Shenzhen China rent by related parities amounting to $20,046. Cash inflow was offset by repayment of a working capital advance to related party in the amount of $14,280.

Contractual Obligations and Commitments

We had no contractual obligations and commitments during any of the periods presented other than the Lease Commitment disclosed in Note 7 “Contractual Obligations and Commitments” of the Company’s consolidated financial statements.

Critical Accounting Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

In connection with the preparation of our financial statements for the three and nine months ended April 30, 2024, and for the year ended July 31, 2023 and 2022, there was no accounting estimate we made that was subject to a high degree of uncertainty and was critical to our results.

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. The Company does not believe that any recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

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DESCRIPTION OF BUSINESS

Overview

The Company through Roshing provides global logistics services, encompassing booking and transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

As a logistics shipping operator, Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping service.

For the container shipping service, Roshing charters cargo space from shipping suppliers (such as shipowners, ship carrier or non-vessel operating common carriers) and then sub-charters that cargo space to its customers (cargo owners or cargo agents). For the bulk goods shipping service, Roshing issues fixture notes to customers, and then arranges the booking of ships, and signs chartering contracts with suppliers (such as shipowners). Roshing also tailors the selection of transport options, and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue during the nine months ended April 30, 2024. Shufang Gao, Our CEO previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management, and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework to expand its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

Our Mission

Creating Value

As a global logistics enterprise, our primary mission is to provide customers with efficient, reliable, and safe shipping services that create value.

Promoting Global Trade & Connectivity

As an important component of global trade, global logistics enterprises also have a mission to promote the development and connectivity of global trade, and promote the prosperity and development of the global economy, by facilitating cross-border operations for businesses. We are committed to cultivating a robust global network, both online and offline. The online part involves connecting with customers and suppliers through social media platforms. The offline part includes acquiring potential customer through exhibitions, recommendations, and other direct interactions.

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Undertaking Social Responsibility

We believe that shipping companies also need to be socially responsible, pay attention to environmental protection, social welfare, promote sustainable development and contribute to the prosperity and development of society.

We strive to optimize shipping routes and transportation plans to reduce energy consumption and emissions. Moreover, we will encourage our supply chain partners to adopt greener transportation and packaging methods, contributing to the sustainability of the entire industry. We also seek to actively participate in environmental projects and initiatives and collaborate with government and non-governmental organizations to focus on environmental protection.

Our Services

Our operations conducted through Roshing include the following services to our customers.

1. Global Logistics Services

Our global logistics services provided through Roshing accounted for the vast majority of our revenue for the nine months ended April 30, 2024. These services encompass shipping operations and related logistics solutions. Roshing customizes its logistics solutions to meet the diverse needs of its customers, including the optimization of shipping routes and the utilization of vessels with different tonnages. As a global logistics enterprise, depending on the type of cargo, Roshing provides container shipping and bulk goods shipping services. Container shipping is generally for small merchandise which can be palletized and fit into a container. Bulk goods shipping is generally for bulk commodities, such as lumber, steel, construction materials, chemicals, and agricultural products.

a. Container shipping

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Roshing’s container shipping service includes:

i. Customer Service and Support

•	Customer Consultation: Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

•	Customized Solutions: Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

ii. Contract and Quotation Management

•	Transport Contracts: Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

•	Quotation Services : Providing quotes to customers based on the number of containers, size of containers, routes, shipping dates and various other factors.

iii. Financial Management

•	Cost Management: Managing and optimizing the costs associated with cargo transportation.

•	Billing and Collection : Handling the billing process and ensuring the timely collection of payments.

iv. Risk Management

Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

b. Bulk goods shipping

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Roshing’s bulk goods shipping service includes:

i. Customer Service and Communication

Providing ongoing support and clear communication to customers throughout the shipping process, addressing any queries or issues promptly.

ii. Fixture Note and Quotation Management

•	Fixture Note: Managing and maintaining transport contracts to ensure clear and effective agreements for bulk shipping.

•	Quotation Services: Offering detailed quotations for bulk shipping services, helping customers understand and proposing plans for budget control.

iii. Chartering: Arranging the chartering of bulk cargo vessels including negotiating terms and conditions.

iv. Ship Operations Management

Overseeing and supervising the day-to-day operations of the ships involved in bulk cargo transportation.

v. Cooperation and Coordination

Facilitating collaboration and coordination between various stakeholders involved in the shipping process, such as port authorities, cargo handlers, and other service providers.

vii Financial Management

•	Cost Management: Monitoring and optimizing the costs associated with bulk cargo transportation to ensure efficiency and cost-effectiveness.

•	Billing and Collection: Handling the billing processes and ensuring timely collection of payments.

Our General Logistics Service Process

Roshing has a long-term and close cooperation with ocean shipping suppliers, including the signing of charter contracts, and service contracts. When a customer makes an inquiry to Roshing, we are usually able to offer competitive quotes and customize shipping solutions quickly.

Roshing begins by thoroughly evaluating the customer’s logistics needs, including the type of goods being shipped, the destination, and the required transportation time. Based on this information, Roshing designs an optimal transportation plan tailored to the customer’s specific requirements. This plan includes selecting the most efficient shipping routes, determining the appropriate container or bulk cargo vessel size and type, and considering any special handling or regulatory compliance requirements. Roshing then enters into a written contract with the customer for ocean shipping that can best meet the customer’s needs. This includes selecting a shipment method that aligns with the customer’s timeline and cargo specifications.

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Roshing works with each customer to develop a cost-effective plan and service terms to meet the client’s specific needs. This involves detailed discussions to ensure that both parties have a clear understanding of expectations, costs, and responsibilities. Roshing will assign cargo space from the appropriate container or bulk cargo vessel based on the volume and weight of the shipment, minimize shipping costs, select the shortest route to save on freight, and choose the port closest to the customer’s destination.

Throughout the entire shipping process, Roshing maintains close oversight to ensure the safety and timely arrival of goods at the destination port. This involves real-time tracking and monitoring of the shipment, handling any unforeseen issues that may arise, and providing regular updates to the customer. By doing so, Roshing ensures that the goods are transported safely and arrive within the agreed timeframe, meeting all customer expectations.

We believe that Roshing stands out in the global logistics landscape because of its core strengths. First, Roshing’s management’s extensive network and industry relationships empower us with access to a wide customer base, enabling tailored solutions for an array of logistics requirements. Additionally, our collaboration with direct shipping suppliers ensures competitive rates and transparent service delivery. Moreover, Roshing’s expertise in route optimization enables us to efficiently manage logistics routes and secure favorable terms for its clients. These strengths collectively position us as a competitive player in the industry.

1. Container shipping process

Roshing has a large network of international container shipping resources to provide customers with flexible booking services and personalized logistics solutions to meet the different needs of customers.

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a. Long-term cooperation service agreements

•	Roshing has a long-term cooperation agreement with container suppliers which grants it priority for container space and preferential prices.

b. Customer source and inquiry quotation

•	Current container shipping logistics customers of Roshing mainly come from the direct business contacts of the Company’s management. Roshing’s customers are mainly cargo owners, cargo agents, international trade companies and large commodity buyers. At present, the main cargo types of container shipping include: auto parts, electronics and electrical products, clothing and shoes, small consumer products, etc. The primary routes are from Asia to Africa, America, Europe and Australia.

•	Customer Inquiry: The customer usually makes an inquiry to Roshing based on the product name, category, quantity, volume, weight, departure port, destination port, arrival time or delivery time of the goods.

•	Quotation: Roshing generates shipping quotes for its clients based on the size, type and quantity of containers, the customer’s date, shipping providers and route needs.

c. Contract signing and fee collection

•	The customer places a confirmation order with Roshing, usually in the form of booking order which includes route, shipper, consignee, name of vessel, loading port, discharge port, container type, container quantity, cargo quantity, cargo description, gross weight and other information.

•	Roshing issues an invoice and debit note to the customer for fee collection.

d. Container freight payment

•	Roshing notifies the supplier (shipowner, ship carrier, non-vessel operating common carriers and freight forwarder) to confirm the booking information, and the supplier issues an invoice to Roshing for payment.

•	Roshing makes payment to the supplier and ensures that the supplier completes the shipment according to the agreed upon terms.

e. Transportation arrangements

•	The customer is responsible for loading goods, container trailers, customs declaration, purchase of insurance and delivery of containers to the container yard at the loading port prior to the shipping cutoff date.

•	After the customer completes the customs declaration and releases the products, the shipowner loads the containers onto the vessel and ships them to the designated port of destination according to the selected route. During this period, Roshing notifies the shipowner or the freight forwarder to issue a sea waybill or proforma to the customer detailing the condition that the freight has been received.

•	After discharging the goods at the destination port, the shipowner will notify the local freight forwarder designated by the customer to complete the customs clearance of the goods and land transportation of the containers to their destination.

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f. Follow up work

•	Roshing oversees the shipment process to ensure it meets the customer’s satisfaction.

2. Bulk goods shipping process

Roshing’s bulk shipping operator services encompass a broad range of bulk merchandise, including steel, building materials, and engineering materials. Roshing provides customized maritime logistics solutions for customers. At present, Roshing’s main bulk shipping route covers: Japan, South Korea and Vietnam. To ensure that its customers receive customized shipping plans, Roshing closely follows shipping industry development trends, analyzes the characteristics of its customer’s goods, the port of destination, and timing requirements. Roshing also constantly optimizes the route layout to improve transportation efficiency and ensure that the goods arrive at the destination safely and on time.

Bulk Goods Shipping

Direct customer development
Agent & Broker's recommend
Marketing commission
customer
（Cargo Owners、Cargo Agents、Logistics Companies、Ship Brokers）
Inquiry
Quotation
Fixture notes
Operation
Billing
Change /Cancel
ROSHING
Charter contract
Operation
Billing
Change /Transfer
Shipping supplier
（shipowner, ship carrier、non-vessel operating common carriers ）
Cargo on board
Sea waybill
Transport voyage
Risk management
Discharge at port
Responsibility and obligation

a. Customer development

•	The management and business teams of Roshing promote its services, develop customers and obtain cooperation opportunities through customer visits and direct sales.

•	Roshing gets referrals from customers and agents. Roshing then pays a sales commission to the referring customers and agents.

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b. Customer inquiry and quotation

•	Inquiry: The customer puts forward the shipping requirements to Roshing, including the goods to be transported, the type and quantity of the goods, the characteristics of the goods, the transportation time, the destination port, any special arrangements and other needs.

•	Customized quotation: Roshing carries out pre-quotation work based on customer needs, such as shipping route supply resource inquiry and shipping demand matching. Roshing then confirms the shipping plan and cost quote with the customer.

c. Contract signing and payments

•	Contract signing: Roshing usually enters a fixture note with the customer, which contains the details of the specifications, quantities, transit times, prices, pricing methods, and others.

•	Payment: Roshing calculates the sea freight according to the fixture note and issues an invoice to the customer for the sea freight payment.

d. Supplier’s selecting and chartering

•	When selecting shipping supplier, Roshing considers the cargo characteristics, ship characteristics, cargo type & quantity, transportation requirements and shipment date.

•	When signing a fixture note with its customer, Roshing will sign a fixture note with the shipping supplier as well. The shipping suppliers are usually shipowners or ship carriers.

e. Transportation arrangement and payment

i. Most of Roshing’s bulk cargo logistics are carried out on a Free In and Out (“FIO”), which means that the shipper is responsible for loading the cargo onto the vessel, the shipowner is responsible for the transport and the consignee is responsible for the unloading process. The FIO process for international shipping includes:

•	Merchandise packing, land transportation, warehousing, port operation, customs clearance, loading operation and other work shall be completed by the cargo owner or its agency.

•	Usually after the goods are loaded on board, the agency obtains the captain’s receipt and issues the bill of landing.

•	Roshing’s responsibilities include ocean transportation of the goods from the time the goods are loaded onboard, onboard storage management, transportation process, sea navigation planning and adjustment, risk management, until the arrival of the goods at the destination port, and cargo unloading operations. Roshing’s obligation of carriage is completed when the merchandise is unloaded from the ship.

ii. Customs clearance, delivery of goods, and delivery of shipping documents are usually completed by agencies in different ports. In most shipping scenarios, the consignment arrangement is made by the consensual shipping supplier. In some transport scenarios, Roshing directly assigns the agency for customers.

iii. Transportation Fee payment: Roshing usually pays the transportation fee to the shipping supplier in 3-4 days. If there are other fees, such as processing fees, port fees, commission, agency fees and other related fees, the fees are be settled according to the customer’s contract with Roshing.

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f. Follow up service

i. File Organizing

Transportation records: After the shipping process, Roshing will organize and keep all documents and records generated during transportation for record.

ii. Customer Feedback

Customer feedback: Roshing pays great attention to its customer experience. It collects customer feedback on transportation services and addresses any problems or complaints that may arise.

Other Product & Services

•	Electronic Device Hardware: Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components and is not involved in product development and manufacturing. The main products include Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens, and software technical services. Roshing’s main customers are oversea traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products and private label entities seeking electronic component procurement with light customization.
•	Software Technical Services: Roshing provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Roshing also provides software maintenance service to keep customer’s software up to date and assists customers in promoting business with ongoing marketing support.
•	Business Consulting Services: Roshing provides business consulting services to help customers apply for immigration and non-immigration visas. The Company is responsible for performing background checks, assessment, and preparing related application paper works.

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INDUSTRY AND MARKET OPPORTUNITIES

Logistics Market

The classification of the logistics service providers in the global logistics industry

- Global logistics industry classification

Global Logistics
Air Transport Logistics
Land Transport Logistics
Marine Transport Logistics
Terminal Operator
Logistics agent provider
Logistics service provider
Shipping Owner
Shipping Operator
Container Shipping Operator
Bulk Shipping Operator
Liquid Shipping Operator
Others Shipping Operator
Roshing's business falls into these two categories

Global logistics includes: Air Transport Logistics, Land Transport Logistics, Marine Transport Logistics, Terminal Operator etc.. Among them, the Marine Transport Logistics is usually divided into shipping owner (holding ship assets) and shipping operator (not holding ship assets). The shipping operator includes Container Shipping Operator/ Bulk Shipping Operator/ Liquid Shipping Operator/ Others Shipping Operator. The main business of Roshing belongs to Container Shipping Operator and Bulk Shipping Operator categories.

Shipping operators, such as Roshing, play a key role in the global logistics industry. Their efficient operation management and services not only ensure the safety and punctual delivery of goods, but also play an important role in optimizing the logistics efficiency of global trade.

We believe the outlook for the shipping industry is strong. According to BIMCO (BIMCO is the world’s largest international shipping association, with over 2,000 members in more than 130 countries, representing 62% of the world’s tonnage.), ship supply is expected to grow on average 9.1% in 2024 and 4.1% in 2025. Ship deliveries are expected to hit a new record high in 2024, beating the record set in 2023. The fleet is expected to grow 14.9% between the end of 2023 and the end of 2025. Cargo volumes are expected to grow 3-4% in both 2024 and 2025.

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Macro Economy Growth

According to the International Monetary Fund’s (IMF) estimates, the global economy should grow 3.1% in 2024 and 3.2% in 2025, slightly higher than the 3.0% estimated for 2023, indicating a modest but positive trend in global economic expansion. In our primary area of operations in East and Southeast Asia, the growth is expected to be 4.0% in 2024 and 3.8% in 2025.

According to BIMCO: Iron ore shipments are estimated to grow 2.5% from 2023 to 2025. BIMCO estimates that iron ore shipments will grow by 1-2% in 2024 and 0.5-1.5% in 2025. They will benefit from a 1.7% and 1.2% increase in global steel demand in 2024 and 2025 respectively as forecast by the World Steel Association.

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Strong demand in the bulk cargo market

We believe that there is strong demand in the bulk cargo market and challenges and opportunities in the container shipping industry. The global bulk carrier market is driven by factors such as increased demand from China and export bans from Indonesia. Container carriers profited from disruptions in the Red Sea, with some routes experiencing skyrocketing freight rates.

In mid-January 2024, a 40-day blockade in the Red Sea resulted in multiple detours of vessels from Africa, absorbing about 6% of global capacity. As a result, spot container freight rates on some routes almost doubled, with freight rates from China to Northern Europe rising by 237% since December 1st, according to the Shanghai Containerized Freight Index (SCFI). Additionally, it is forecasted that container capacity shortages in China will persist from the start of the Chinese Spring Festival in 2024, which may take months to resolve. With vessel supply remaining lower for an extended period, freight rates have been driven up, enabling shipowners to profit from prolonged disruptions in global trade.

Other Products & Services Market

Electronic Device Hardware Components Products Sales & Software Technology Consulting Services

The market for hardware components of electronic devices, including Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens, and other electronic components is highly competitive. The software technology services market is also a highly competitive market.

We believe that obtaining a competitive advantage in the electronic device hardware components products and software technology services markets requires the following:

Customization needs of existing customers: As the market continues to segment, we believe that the electronic product market has entered a period of highly integrated hardware and software. Some existing customers, as well as those requiring small-batch customization or product testing, have a certain demand for small and medium-sized batch customized hardware construction; software debugging and cooperation services.

Additionally, in a competitive market, we believe that cost control is crucial for the survival and growth of enterprises. Faced with customized demand orders, enterprises are trying to minimize expenses by optimizing supplier selection, refining supply management practices, and exploring avenues for collaboration with customers.

Business Consulting Services

At the end of 2023, in line with the continuous adjustment of the Talent Admission & Employment Policy in Hong Kong, such as talent scheme and other employment opportunities, we expect that the talent introduction consulting business may be revised after the second half of 2024, and the consulting services for Mainland Chinese residents may shrink or end. Predictably, providing some consulting services for local enterprises will be a major part of our consulting business.

At the same time, as an important business and financial center in Asia, Hong Kong has also attracted many companies to set up branches or expand operations there. This growth has provided a broad market space for local enterprises to serve. At the same time, we also take advantage of Hong Kong’s localization to provide some Hong Kong enterprises with corporate management, business services, administrative affairs consulting and other services. It is expected that this consulting business will evolve into a long-term service, fueled by the growing base of local corporate clients in Hong Kong, offering ample room for expansion.

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Our Strengths

•	We have a comprehensive service portfolio and can provide customers with a range of solutions.

•	We focus on the customer demand and ensure our services are efficient.

•	We maintain a strong global presence with extensive networks of shipping companies and customers (such as e-commerce companies, commodity trading companies, and manufacturers)

•	We have a founder-led management team with strong operational track records and capital market backgrounds.

Global Logistics Business Strengths

•	Specialized Services: We boast a professional team that uses its collective experience and connections to provide clients with tailored, efficient, and reliable global logistics solutions. Shufang Gao, our CEO previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework for expanding its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Based on our collective knowledge and experience, we are able to tailor our services according to the needs of our customers’ needs, including route optimization, vessel selection, port logistics scheduling, and stringent cost management.

•	Regional Network: With the collective experience of our team, we have cultivated a network of valuable partnerships, particularly in our core regions of Japan, South Korea, and Vietnam. By focusing our efforts on these regions, we are able to offer tailored solutions that leverage our deep understanding of local regulations and market dynamics. This allows us to provide efficient and cost-effective services to our clients, facilitating logistics operations across borders. Our collaborative approach and dedication make us a trusted partner for businesses seeking reliable logistics solutions in the global marketplace.

•	Stable Transport Capacity and Reserved Space: We maintain enduring and strong relationships with major shipping suppliers, allowing us to secure vessel space in advance and ensure reliable and timely delivery of clients’ goods. This stability in transport capacity is particularly beneficial for clients with recurring shipping needs.

Other Products & Services Strengths

Electronic and Hardware Products Trading & Software Technology Services Strengths

•	Integration capability: Hardware trading and software technology services, as the cornerstone of our company for a long time, we are good at integrating different resources and stakeholders, including suppliers and distributors, with our own team’s customer service experience to provide services.

•	Cost optimization: Through careful management and process optimization, we help our customers to minimize the cost of procurement phase, especially controlling the cost of some customized and small batch orders.

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Business Consulting Services Strengths

•	Professional expertise and experience: Our consulting team consists of experienced senior consultants and senior personnel with expertise in navigating the talent admission and employment schemes in Hong Kong.

•	Tailored solutions: We give priority to planning solutions based on the characteristics, needs and goals of each corporate client.

•	Objectivity: As an independent third-party consultant, we provide an objective and impartial perspective on the policy issues and business consulting issues of our clients and provide unbiased advice and solutions.

•	Comprehensive project management ability: Members of our consulting department are good at customer project management and can cooperate with corporate clients to carry out medium and long-term enterprise management, business services, administrative affairs consulting and other related services, so as to achieve the expected consulting results for clients.

Our Growth Strategies

Our growth plan includes a continued focus on the global logistics service as our primary business segment. We intend to use a portion of the proceeds from this Underwritten Offering to scale up our shipping operations, including chartering additional vessels. We believe that the expansion of shipping operations will allow us to provide more cost-effective shipping options to our clients, particularly those with large load needs.

Not only have we increased the size of our shipping business, we intend to continue to grow our shipping operation business by expanding global routes in addition to focusing on maritime shipping in the Asian region.

•	Global logistics Network Expansion and Collaborative Partnerships: We aim to broaden our global presence to South America and Africa and forge strategic alliances with regional partners to ensure that we remain agile and responsive to the dynamic demand of the market.

•	Risk Management and Compliance Adherence: We intend to maintain compliance with pertinent international and local regulations as a priority to mitigate associated risks. Additionally, we have designated a risk management strategy to effectively address and mitigate potential risk issues, ensuring that we operate in accordance with regulatory requirements and maintain the highest standards of corporate governance.

•	Environmental Responsibility and Sustainable Practices: We are committed to environmental responsibility and sustainable practices, and as such, we plan to prioritize environmentally friendly ship cooperation. Through the optimization of transportation routes and the reduction of carbon emissions, we aim to further demonstrate our dedication to sustainability and contribute to a greener future.

•	Continuous Training and Development: We intend to prioritize continuous training and development for our team members to uphold professionalism and ensure their skills remain aligned with industry advancements.

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Global Logistics Business

Market Positioning and Route Optimization

•	Precise Target Market Positioning: Based on the actual situation and requirements of the Company and our clients, we select the main segments of the shipping market to focus on, such as bulk cargo or containers, and provide customized services tailored to different market demands.

•	Optimization of Route Layout: Dynamically adjust shipping routes based on global trade flows and customer demands, increase or optimize the allocation of capacity on key routes and improve route coverage and timeliness.

Capacity Management and Cooperative Alliances

•	Reasonable Allocation of Capacity Resources: Develop plans for chartering based on market demand and supply trends, to optimize the allocation of capacity resources.

•	Strengthen Cooperation and Alliances: Actively establish close cooperative relationships with other shipping companies, shipping agents, ports, logistics providers, etc., to reduce costs and improve efficiency through resource sharing and mutual benefit.

Service Innovation and Quality Enhancement

Strict Control of Service Quality: Strengthen internal management, improve employee quality, ensure that service quality and safety levels meet international standards, and build a good corporate image.

Sustainable Development

Formulation of Sustainable Development Strategies: Integrate environmental protection concepts into the Company’s long-term development plans and achieve sustainable development goals through measures such as optimizing routes and reducing emissions.

Risk Management and Response Mechanisms

Establishment of Sound Risk Management Systems: Establish sound risk warning and prevention mechanisms for various risks faced by the shipping market, such as freight rate fluctuations, exchange rate changes, and policy adjustments.

Formulation of Flexible Response Strategies: Timely formulate or adjust operational strategies based on market changes and policy adjustments to ensure stable business development.

Other Products & Services

1. Electronic Device Hardware Components Products Sales & Software Technology Consulting Services

•	Both electronic device hardware and software technology services are facing strong competition and new challenges. Our strategy is to:

•	Cooperate with customers to complete personalized customized products;

•	Continuously optimize suppliers’ purchasing costs, such as continuously control suppliers’ preferential prices, yield and quality;

•	Maintain interaction and contact with existing customers to gain customer relationship and business opportunities.

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2. Business Consulting Services

Our personal and corporate services business plan can be further refined by considering the following strategies:

a. Technological Innovation and Digital Transformation

Introducing Advanced Technology: With the advancement of technology, consider incorporating advanced technologies such as artificial intelligence and big data analytics to optimize personal consulting and enterprise services. For example, leveraging AI technology to automate certain document tasks to improve processing efficiency.

Digital transformation: Strengthen the Company’s digital transformation by establishing an online service platform so that customers can easily access information and submit their consultation needs. Through online channels, the Company can provide services such as online consultation and progress tracking.

b. Deepening Cooperation and Alliances

Establishing agency cooperation with law firms, accounting firms, financial institutions, real estate agencies, overseas study agencies and other related industries, and obtain some new customer channels through customer recommendation and introduction mechanism.

Joining industry associations and alliances: actively participate in and join relevant industry associations and alliances and enhance the Company’s industry influence and competitiveness through sharing resources, information and experience.

c. Customer Experience and Relationship Management

Enhancing Customer Experience: Continuously optimize the customer service process, emphasizing detail and personalized service to ensure customers have a good experience throughout the consulting process and enterprise service process.

Customer Relationship Management: Establish a comprehensive customer relationship management system, regularly communicate with customers, understand their feedback and changing needs, and adjust service strategies promptly.

d. Risk Management and Compliance

Strengthen risk management: Establish comprehensive risk management mechanisms for potential risk points in the process of individual customer consultation and enterprise service to ensure the steady development of business.

Maintain compliance: closely monitor changes in relevant policies and laws and regulations in Hong Kong and internationally to ensure that the Company’s business always complies with legal requirements and avoids compliance risks.

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Our Growth Plan

Our growth plan includes a continued focus on the global logistics service as our primary business segment. We intend to use a portion of the proceeds from this Underwritten Offering to scale up our shipping operations, including chartering additional vessels. We believe that the expansion of shipping operations will allow us to provide more cost-effective shipping options to our clients, particularly those with large load needs.

Not only have we increased the size of our shipping business, we intend to continue to grow our shipping operation business by expanding global routes in addition to focusing on maritime shipping in the Asian region. Our growth plan includes:

Growth plan for container shipping operator service

a. Increase the number of container shipping customers

•	Expand direct customers: Increase customer development activities by the Company’s management and business team.

•	Our goal is to increase the number of container shipping customers by approximately 50% annually.

b. Increase industry acquisition

•	Acquire a container operator: We hope to identify and acquire an appropriate container shipping operating company with annual revenue of more than $10 million, that has experience operating routes in South America and Africa, a good reputation in the market and long-term customer relationships.

•	Increase the Dry Bulk and Container business of subsidiaries outside Hong Kong: We hope to expand our operations outside Hong Kong to include new dry bulk markets, particularly in South America and Africa. We also hope to increase coverage of major global trade routes, enhancing market diversification and risk resilience.

We hope to expand the scale of the charter fleet to support increased operations and market reach.

Growth plan of Bulk shipping operator service

a. Increase the number of bulk shipping customers

•	Online: Increase contact with customers via Internet/communication. Offline: Establish contact with new customers by participating in exhibitions and increasing channel agent cooperation.

•	Expand direct customers: Increase customer development activities by the Company’s management and business team.

•	Our goal is to increase the number of bulk shipping customers by approximately 30% annually.

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b. Increase the number of ship charters and freight capacity

•	We hope to increase the number of ship charters from our current monthly transport of bulk and general cargo of 2-3 ships with a volume of about 4,000-10,000 tons to 4-5 ships per month by 2025, with an approximate volume of about 8,000-15,000 tons.

iii. Increase the number of routes

•	At present, Asia is our primary area of operation. We seek to expand our area of operations and increase the number of routes to South America and Africa in the future.

Competition

Roshing’s container shipping operation faces competition from global and regional shipping companies such as Maersk, Mediterranean Shipping Company (MSC), and CMA CGM Group. These companies offer extensive networks and comprehensive services, including advanced tracking technology, competitive pricing, and strong customer service capabilities. Additionally, logistics companies like DHL and FedEx also provide integrated transportation solutions, including container shipping.

To maintain competitiveness, Roshing focuses on providing high-quality, customized services, leveraging expertise, and maintaining strong relationships with customers through dedicated support and tailored solutions.

Roshing’s bulk shipping operation services compete with major bulk shipping companies such as Oldendorff Carriers, Pacific Basin, and Star Bulk Carriers. These companies typically have large fleets and extensive global networks, enabling them to offer competitive pricing and reliable services. Additionally, they may have long-term relationships with major industry players and ports, enhancing their operational efficiency.

To compete effectively, Roshing emphasizes efficient operational management, strong collaboration and coordination with stakeholders, and transparent financial management. By offering personalized customer service and flexible chartering options, Roshing strives to stand out in the market and build long-term customer loyalty.

Marketing and Promotion Activities

For the nine months ended April 30, 2024, Roshing maintains its marketing and sales team in its corporate office with four employees. Roshing implements the following strategies when engaging in marketing and customer acquisition:

•	Market positioning: Roshing targets specific customer demographics, analyzes market segments and the needs of its target customers, and identifies high-value customer segments. For example, in the shipping/logistics sector its potential clients include import/export companies, manufacturing enterprises, e-commerce platforms, and distributors for large logistics companies. In the electronic device hardware trading sector, its clients are typically medium-sized non-Hong Kong traders and direct hardware and finished product sales brands. In the consulting services sector, its target groups encompass companies with software technology needs, business owners with domestic and international operations requirements, and clients seeking cross-border business consulting services.

•	Marketing mix strategies: Roshing develops comprehensive marketing mix strategies, encompassing product, pricing, and distribution strategies. This involves offering a diverse range of services to meet varying customer needs, devising reasonable pricing strategies based on customer demands and market competition, and establishing diverse sales channels including direct and agent sales.

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•	Customer relationship management: Roshing establishes robust customer relationship management systems through regular customer communication and satisfaction surveys to understand customer needs and feedback. This enables us to adjust service strategies promptly, thereby enhancing customer satisfaction and loyalty.

•	Industry resources: Roshing conducts interviews and business introductions targeting potential customers leveraging the industry resources and customer base accumulated by its management and teams.

•	Digital transformation: Roshing leverages technologies such as big data and customer management systems for customer data analysis, enabling precision marketing through online channels like social media and e-commerce platforms. This facilitates the expansion of its customer base and enhances marketing effectiveness.

For consulting service clients, Roshing’s future plans include increasing customer acquisition through social media, community marketing, website content, and participation in thematic exhibitions.

Customers

For the nine months ended April 30, 2024, two customers accounted for 63.7% and 13.9% of the Company’s total revenues. Both of them belong to the logistics business section. For the nine months ended April 30, 2023, two customers accounted for 47.7% and 14.1% of the Company’s total revenues. As of April 30, 2024, one customer accounted for 100% of the Company’s total accounts receivable.

Roshing’s customer structure varies according to its various business sectors.

Global Logistics Business

Roshing’s customer structure in the shipping and logistics business is highly diversified and encompasses various entities:

•	Cargo Owners: These are businesses or individuals requiring the transportation of goods. They may need to charter vessels for transporting their cargo.

•	Cargo Agents: These agents are engaged by diverse cargo owners to implement logistics solutions and often have significant booking demands.

•	Logistics Companies: Regular patrons of shipping companies, these firms offer cargo transportation services to clients. They collaborate with shipping companies to tailor shipping solutions, coordinating shipping schedules and alternative routes to meet transportation needs effectively.

•	Ship Brokers: Serving as intermediaries between shipowners and carriers, ship brokers work with shipping companies to arrange vessel leases and transportation services.

Other Product & Services

Electronic Device Hardware Components Products Sales & Software Technology Consulting Services

Roshing’s customer structure includes non-Hong Kong traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products, and private label entities seeking electronic component procurement and small volume customization.

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Business Consulting Services

Roshing’s client mix includes individual clients seeking policy advice in Hong Kong, and enterprises requiring local business services in Hong Kong and consulting services for cross-border business operations.

Seasonality

Roshing’s container shipments are influenced by seasonal factors, with February to April being off-peak seasons, and June to October being peak seasons. Dry bulk cargo is not subject to seasonal limitations and depends primarily on customer orders. The container logistics business is subject to seasonal influences, primarily manifested in the seasonality of international shipping, which is mainly reflected in seasonal fluctuations in cargo transportation volume. For example, in the lead-up to major holidays such as Christmas and Chinese Spring Festival, increased consumer demand often leads to a short-term surge in cargo transportation volume. Conversely, in the later stages of holidays and traditional off-peak seasons, cargo transportation volume may significantly decrease. This seasonal variation has a significant impact on shipping companies’ capacity allocation, route scheduling, and pricing strategies.

Roshing has implemented strategies to address seasonal influences. Seasonal fluctuations can lead to unstable vessel utilization rates, with possible capacity surplus during off-peak seasons and potential capacity constraints during peak seasons. Shipping companies can balance the effects of seasonal fluctuations by the number of chartered vessels, optimizing route layouts, signing long-term transportation contracts, and employing pricing strategies (such as off-peak discounts).

Our People and Culture

As of April 30, 2024, we had a total of 14 full time employees, and 1 part time employee. As of July 31, 2023, we had a total of 10 full time employees, and 1 part-time employee. As of July 31, 2022, we had a total of 11 full time employees, and 1 part-time employee. The following table sets forth the number of our employees by function as of April 30, 2024, July 31, 2023 and July 31, 2022:

Function	As of April 30 , 2024	As of July 31, 2023	As of July 31, 2022
Senior Management	5	3	5
Human Resources and Administration	1	1	1
Finance	1	1	1
Sales and Marketing	4	3	2
Procurement	1	1	1
Technical	1	2	2
TOTAL	13	11	12

Real Property

Our principal executive office is located at Unit B, 10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong, overing a total area of approximately 200 square feet. The premises are provided by a third-party pursuant to an office rental service agreement and the service term expires in September 2024. After that, we intend to renew the service term. The office meets the office space needs of all of our business segments.

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Insurance

We participate in employee social security plans for our full-time employees.

Intellectual Property

As of the date of this prospectus, we have two domain names: roshing.com and tianci-ciit.com. We do not own or have rights to any other IP, such as patents, copyrights and trademarks.

Environmental Matters

We strictly comply with laws and regulations relating to environmental protection in Hong Kong since our main operation is in Hong Kong. It has not had a material adverse effect upon our capital expenditures, earnings, and we do not anticipate any material adverse effects in the future based on the nature of our future operations. We do not have any relevant records of being penalized for violating environmental protection regulations.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, financial condition or cash flows. Regardless of the outcome, litigation and other legal proceedings can have an adverse impact on us because of defense and settlement costs, diversion of management resources, reputation damage and other factors.

REGULATIONS

Regulations Related to our Business Operation in Hong Kong

Roshing is Tianci’s subsidiary established in Hong Kong through which Tianci conducts its operations. As at the date of this prospectus, there was no statutory or mandatory licensing and qualification system in Hong Kong governing the global logistics services, electronic device hardware components products sales, technical service of the software and website development and business consulting services provided by Roshing.

Below sets out a summary of certain aspects of the Hong Kong laws and regulations which are relevant to our operation and business.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

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Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•	Principle 1—purpose and manner of collection of personal data;
•	Principle 2—accuracy and duration of retention of personal data;
•	Principle 3—use of personal data;
•	Principle 4—security of personal data;
•	Principle 5—information to be generally available; and
•	Principle 6—access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/ or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
•	if the data user holds such data, to be supplied with a copy of such data; and
•	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data, may seek compensation from the data user concerned.

Tortious Duty Under Common Law

Apart from contractual liability, under common law, services providers also owe a duty of care to customers and may be liable for damage resulting from defects in services caused by their negligent acts or for any fraudulent misrepresentation made in the provision of services. Any person who undertakes to provide a service and who negligently performs his work and causes damage to another person or property, will also attract civil liability.

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Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong), or the TDO

The TDO aims to protect customers against unfair trade practices by regulating businesses to sell products and services in a truthful manner. It prohibits false trade descriptions in respect of services supplied in the course of trade.

Section 7A of the TDO provides that a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer or supplies or offers to supply to a consumer a service to which a false trade description is applied, commits an offence.

Sections 13E, 13F, 13G, 13H and 13I of the TDO provide that a trader who engages in relation to a consumer in a commercial practice that (a) is a misleading omission; or (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product, commits an offence.

A person who commits an offence under sections 7A, 13E, 13F, 13G, 13H or 13I shall be subject, on conviction on indictment, to a fine of HK$500,000 and to imprisonment for five years, and on summary conviction, to a fine at HK$100,000 and to imprisonment for two years.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong), or the TMO

The TMO provides for the registration of trademarks, the use of registered trademarks and connected matters. Hong Kong provides territorial protection for trademarks. Therefore, trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong. In order to enjoy protection by the laws of Hong Kong, trademarks must be registered with the Trade Marks Registry of the Intellectual Property Department under the Trade Marks Ordinance and the Trade Marks Rules (Chapter 559A of the Laws of Hong Kong).

According to section 10 of the TMO, a registered trademark is a property right acquired through due registration under such ordinance. The owner of a registered trademark is entitled to the rights provided by the ordinance.

By virtue of section 14 of the TMO, the owner of a registered trademark is conferred exclusive rights in the trademark. The rights of the owner in respect of the registered trademark come into existence from the date of the registration of the trademark. According to section 48 of such ordinance, the registration date is the filing date of the application for registration.

Subject to the exceptions in section 19 to section 21 of the TMO, any use of the trademark by third parties without the consent of the owner is an infringement of the trademark. Conducts which amount to infringement of the registered trademark are further specified in section 18 of the same ordinance.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

Pursuant to the Copyright Ordinance, a person may incur civil liability for ’’secondary infringement’’ if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

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The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong), or the SOSO

The SOSO which aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that:

(a)	where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)	where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the SOSO. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the SOSO, it may (subject to the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong), or the CECO

The CECO, which aims to limit the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contract terms and otherwise, among others, provides that:

(a)	under section 7, a person cannot by reference to any contract term or to a notice given to persons generally or to particular persons exclude or restrict his liability for death or personal injury resulting from negligence and in the case of other loss or damage, a person cannot exclude or restrict his liability for negligence except in so far as the term or notice satisfies the requirement of reasonableness.
(b)	under section 8, as between contracting parties where one of them deals as consumer or on the other’s written standard terms of business, as against that party, the other cannot by reference to any contract term (i) when himself in breach of contract, exclude or restrict any liability of his in respect of the breach, or (ii) claim to be entitled to render a contractual performance substantially different from that which was reasonably expected of him, or (iii) claim to be entitled in respect of the whole or any part of his contractual obligation, to render no performance at all, except in so far as the contract term satisfies the requirement of reasonableness.
(c)	under section 9, a person dealing as a consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract, except in so far as the contract term satisfies the requirement of reasonableness; and
(d)	under section 11, as against a person dealing as consumer, the liability for breach of the obligations arising under sections 15, 16 and 17 of the Sales of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) cannot be excluded or restricted by reference to any contract term, and as against person dealing otherwise than as consumer, the liability arising under sections 15, 16 and 17 of the Sales of Goods Ordinance can be excluded or restricted by reference to a contract term, but only in so far as the terms satisfy the requirement of reasonableness.

Sections 7, 8 and 9 of the CECO do not apply to, among others, any contract so far as it relates to the creation or transfer of a right or interest in any patent, trademark, copyright, registered design, technical or commercial information or other intellectual property, or relates to the termination of any such right or interest.

In relation to a contract term, the requirement of reasonableness for the purpose of the CECO is satisfied only if the court or arbitrator determines that the term was a fair and reasonable one to be included having regarded to the circumstances which were, or ought reasonably to have been, known to or in the contemplation of the parties when the contract was made.

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Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO

The EO is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO

The ECO is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment.

The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 (approximately $13,000,000) per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme within the first 60 days of employment. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes the requirement of enrolling eligible employees in a registered MPF Scheme or the requirement of paying mandatory contributions to the MPF Schemes commits a criminal offence and is liable on conviction to a fine and imprisonment.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), or the MWO

The MWO provides a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

Failure to pay minimum wage amounts to a breach of the wage provisions under EO. An employer who willfully and without reasonable excuse fails to pay wages to an employee when it becomes due commits a criminal offence and is liable on conviction to a fine and imprisonment.

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Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong), or the OSHO

The OSHO aims to ensure the safety and health of employees when they are at work. Under the OSHO, an employer must ensure the safety and health of his workplace by (i) providing and maintaining plant and work systems that are safe and without risks to health, (ii) making arrangement for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances, (iii) providing all necessary information, instruction, training and supervision for ensuring safety and health, (iv) providing and maintaining safe access to and egress from the workplace, and (v) providing and maintaining a safe and healthy work environment. An employer who fails to comply with the above may be liable on conviction to a fine and imprisonment, if he did so intentionally, knowingly or recklessly.

Occupational Safety and Health Regulation (Chapter 509A of the Laws of Hong Kong)

The Occupational Safety and Health Regulation (Chapter 509A of the Laws of Hong Kong) further sets out basic requirements for accident prevention, fire precaution, workplace environment control, hygiene at workplaces, first aid, as well as what employers and employees are expected to do in manual handling operations.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

For the risk factor concerning regulations related to employment and labor protection, please see “Risk Factors — Risks Related to Doing Business in Hong Kong — Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of Roshing and our results of operations.”

Regulations related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong, provided that a shorter notice may be accepted if deemed reasonable.

Tax on dividends

Based on the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing.

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Capital gains and profits tax

The Inland Revenue Ordinance provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong. Roshing is currently subject to the two-tiered profits tax regime according to Hong Kong tax rules and regulations.

The two-tier profits tax rates system of Hong Kong became effective since the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD2 million (approximately US$260,000) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25%, while the remaining assessable profits will be subject to the legacy tax rate, 16.5%.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), a total of 0.2% of the higher of the consideration for or market value of the shares is currently payable on a typical sale and purchase transaction of Hong Kong shares. In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by Roshing’s stockholders in relation to the shares owned by them upon death.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table sets forth certain information regarding our current executive officers and directors as of the date of this prospectus. Unless otherwise stated, the business address for our executive officers and directors is that of our principal executive offices located at Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Name	Age	Position(s)
Shufang Gao	55	Director, Chief Executive Officer
Wei Fang	52	Director, Chief Financial Officer
Ying Deng	41	Director, Vice President
Yee Man Yung	31	Independent Director
Fan Liu	45	Independent Director
Juan Chang	45	Independent Director
Guilin Zhang	67	Independent Director

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Directors hold office until the annual meeting of Tianci’s Stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of Stockholders and until their successors are appointed and qualified.

Shufang Gao has worked as CEO of Hong Kong listed groups, president of domestic capital companies, and vice president of Chinese A-share listed companies. He is familiar with the Chinese A-share capital market and the Hong Kong capital market, and has experience in the strategic development of listed companies. Mr. Gao joined Tianci on August 26, 2021, as a member of our Board and became Chief Executive Officer on January 27, 2023. He also served as Chief Financial Officer from April 2023 until his resignation on January 22, 2024. On the same day, he was appointed Chairman of the Board. From October 2020 to August 2021, Mr. Gao served as the Vice President and Director of Sichuan Jinding Group. Prior to that, he was the Vice Chairman of Luoyang Yongning Nonferrous Technology Co., Ltd. from August 2019 to September 2020. From April 2018 to July 2019, Mr. Gao served as the Vice President of Tibet Huayu Mining Co., Ltd., an A-share listed company. He was the Chief Executive Officer of Haotian Development Group Co., Ltd. (Hong Kong Main Board Listed Company 00474) from August 2016 to September 2017. From August 2012 to August 2016, Mr. Gao served as the President of Haihua Group Holdings Co., Ltd., an international container leasing company. Mr. Gao received his Bachelor of Management Degree from Dalian University of Technology in 1999. He received his Master’s Degree in Finance and Accounting from the Chinese University of Hong Kong in 2008. Mr. Gao brings to the Board his international experience in the operation and governance of listed companies.

Wei Fang has over ten years of experience in the securities and investment industry. He joined Tianci on August 27, 2021 as a member of the Board and was appointed Chief Financial Officer of Tianci on January 23, 2024. Mr. Fang served as the Partner of Tiger Securities and the CEO of Tiger Securities International in Hong Kong from May 2018 to July 2019. From January 2017 to April 2018, Mr. Fang served as the CEO of Haotian International Securities in Hong Kong. Mr. Fang was the Head of High Net Worth Individual, Corporate Client and ICBC Global Wealth Management Center of ICBC International in Hong Kong from October 2014 to December 2016. Mr. Fang earned a Bachelor’s degree in Economics from Anhui University of Finance and Economics in 1994. Mr. Fang obtained his Master of Business Administration Degree from South Georgia University in 2004. Mr. Fang brings to the Board his deep experience in the securities and investment industry.

Ying Deng has over fifteen years of experience in corporate finance, asset management and banking. Ms. Deng became Vice President of Tianci and was appointed to Tianci’s Board in January 2023. She has been employed by RQS Capital Limited since September 2022 as a Director responsible for business development and financial planning. Since July 2017 Ms. Deng has been employed as Director and Chief Executive Officer by Shenzhen Dandelion Club Investment Development Co., Ltd., where she is responsible for project due diligence and investment management. Since June 2011 Ms. Deng has been employed as a Director by Roshing International Co., Limited, where she is responsible for strategic planning and daily operations. In 2020 Ms. Deng was awarded a Master’s Degree in Business Administration by Nankai University. She earned a Bachelor’s Degree from Jinan University in 2006. Ms. Deng brings to the Board her extensive experience in business administration.

Yee Man Yung has more than 5 years of experience as a human resources manager for both Hong Kong and NASDAQ listed companies. She also has two years’ experience as an assistant to board members. Ms. Yung joined Tianci on 26 August, 2021 as an independent director of our Board. Since 2020 she has served as Human Resources Manager for Link-Asia International Med-Tech Group Limited. Form 2018 to 2019 Ms. Yung was employed as Account Manager by Tiger Brokers (HK) Global Limited. Ms. Yung earned a Master’s degree in Corporate Communication from University of Leeds in 2017. Ms. Yung is currently pursuing an MBA Degree at the University of South Australia. Ms. Yung brings to the Board her human resources and public company experience as an independent director.

Fan Liu joined Tianci on August 26, 2021 as an independent director of our Board. Prior to joining us, Mr. Liu was the Vice President of China Regenerative Medicine International Limited from September 2014 to October 2017. From July 2009 to August 2014, Mr. Liu was the Investment Director of Tian Huan Investment Company. He was a financial analyst at Founder Securities (SSE:601901) from May 2007 to June 2009. Mr. Liu received his B.A. in Engineering from Nanjing Tech University in 2001 and his Master of Economics from Concordia University, Canada in 2006. He brings to the Board his experience and knowledge of investments and mergers and acquisitions of companies in Hong Kong and China.

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Juan Chang joined Tianci in January 2024 as an independent director of our Board. She has over 20 years of expertise in financial management and corporate leadership. From 2003 to 2009, Ms. Chang served as a settlement supervisor and financial manager at Suning.com, a Shenzhen Company, overseeing supplier accounts, accounts receivable and taking management duty. Since 2010, she held the position of Deputy General Manager and Chief Financial Officer at Suning Easy Buy Limited in Hong Kong, where her responsibilities included achieving the Company’s business performance, financial management and risk control, asset management, financial statement issuance, and annual audit. In 2021 to 2023, she acted as the Director of Suning Financial Limited in Hong Kong, overseeing daily management and internal control supervision of the Hong Kong Suning Financial MSO license business. Since June 2023, Ms. Chang has been serving as the Financial Director of Suning.com South Region, responsible for financial management and supervision of companies in Guangzhou, Shenzhen, Wuhan, Haikou, Nanning, Zhongshan, and Hong Kong. Ms.Juan Chang obtained her Bachelor of Management degree from Xi’an University of Finance and Economics in July 2003. In 2013 to 2015, She pursued further education, completing an MBA from Chinese University of Hong Kong.

Guilin Zhang has a strong background in the maritime and shipping industries, with over 30 years of experience. Mr. Zhang recently joined Tianci in January 2024 as an independent director of our Board. His career started at Singapore IMC Shipping, where he worked as a Senior Executive in the Fleet Management Department from 1994 to 1997. Later, he became the General Manager of China Region at Wah Shun Shipping Co., Ltd. and Best Power Holdings (HK) Limited, overseeing ship chartering and iron ore trading until 2002. He then held key roles as Vice President at North China Shipping Holdings Ltd. and General Manager at Continental Minerals Co., Ltd. until 2011. From 2012 to 2023, he ventured into entrepreneurship, establishing Guochuang International Holdings Co., Ltd. and GC Resources Co., Ltd., where he now serves as Executive Director and CEO. Throughout his career, Mr. Zhang has shown exceptional expertise in fleet management, trading, and strategic development, making him an excellent fit for the role of independent director. Mr. Zhang Graduated from Dalian Maritime University with a Bachelor of Engineering degree in 1981.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our stockholders by ordinary resolution.

Corporate Governance

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee (the “Committee”). We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

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The business and affairs of the company are managed under the direction of our Board. We have conducted Board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or through written consent for special meetings. In addition to the contact information in this prospectus, the Board has adopted procedures for communication with the officers and directors as the date hereof. Each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual stockholders’ meetings. All communications from stockholders are relayed to the members of the Board.

Audit Committee. Our audit committee consists of Juan Chang, Fan Liu and Yee Man Yung. Juan Chang is the chairperson of the audit committee. We have determined that Juan Chang, Fan Liu and Yee Man Yung each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ms. Chen qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things: (a) monitoring and reviewing: i) The integrity of the Company’s financial reports and other financial information provided by the Company to the public or any governmental body; ii) The Company’s compliance with applicable legal and regulatory requirements; iii) The qualifications and independence of the Company’s independent auditing firm and iv) the performance of the Company’s independent auditors and the Company’s Internal audit function; (b) selecting and terminating the Company’s independent auditors; (c) conducting any investigation appropriate to fulfilling its responsibilities, and it shall have the authority to communicate directly with the independent audit firm and any employee of the Company; (d) preparing and publish an annual Committee report as required by the SEC to be included in the Company’s annual proxy statement; (e) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; (f) discussing with management the Company’s risk assessment and risk management policies.;(g) retaining outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion; and (h) setting policies for the hiring of employees or former employees of the Company’s independent auditor. The Audit Committee shall consist of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board. No member of the Audit Committee shall receive directly any compensation from the Company other than his or her directors’ fees and benefits.

Compensation Committee. Our compensation committee consists of Fan Liu, Juan Chang and Guilin Zhang. Fan Liu is the chairperson of our compensation committee. We have determined that Fan Liu, Juan Chang and Guilin Zhang each are “independent,” as such term is defined for directors and compensation committee members in the listing standards of the NASDAQ Stock Market LLC. Additionally, each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been established to: (a) have all the powers of administration under all of the Company’s employee benefit plans, including any stock compensation plans, bonus plans, retirement plans, stock purchase plans, and medical, dental and other insurance plan; (b) assist the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (c) have the sole authority to retain, at the Company’s expense, and terminate any compensation consultant to be used to assist in the evaluation of director or executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms, The Committee shall also have the authority to obtain advice and assistance from legal, accounting or other advisors at the Company’s expense; (d) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; and (e) review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall consist of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Juan Chang and Fan Liu. Yee Man Yung is the chairperson of our nominating and corporate governance committee. We have determined that each of Yee Man Yung, Juan Chang and Fan Liu qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). The Committee is responsible for: (a) assisting the Board in identifying individuals qualified to become Board members and recommending to the Board the director nominees for each annual meeting of stockholders; (b) recommending to the Board Corporate Governance Principles applicable to the Company; (c) leading the Board in its annual review of the performance of the Board and its committees; (d) recommending to the Board director nominees for each committee; (e) developing criteria for selection of members of the Board and its committees and reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole; (f) recommending individuals qualified to become Board members to the Board; (g) reviewing and re-assessing the adequacy of this Charter and the Company’s Corporate Governance Principles annually and recommend any proposed changes to the Board for approval. The Committee shall be comprised of no less than three directors, the exact number to be determined by the Board of Directors.

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Director Independence

The Board of Directors has determined that Juan Chang, Fan Liu, Guilin Zhang and Yee Man Yung and are independent directors, as the term “independent” is defined by the Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Term of Office

Our directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

The members of the committees shall be appointed and removed by the Board on the recommendation of the nominating and corporate governance committee. The members of the committees shall designate a chairman.

Compensation of Directors

Tianci currently maintains six director retainer agreements with its directors. The agreements have terms of 3 years and each provide for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

EXECUTIVE COMPENSATION

Tianci International, Inc.

Tianci has paid no compensation to any officer or director during the past three fiscal years or any subsequent period. Unpaid compensation has been accrued pursuant to the Employment Agreements described below, totaling an aggregate of $240,800 as of July 31, 2023.

RQS United Group Limited

RQS United did not pay compensation to any officer or director for services in those roles during its past three fiscal years.

Roshing International Co., Limited

Roshing pays Ying Deng, its Manager, and Shufang Gao, its CEO, a salary of HKD 20,000 and HKD 30,000 per month respectively.

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Employment Agreements with Key Executives

Employment Agreements

On August 27, 2021, we entered into employment agreements with each of Shufang Gao and Wei Fang and on January 27, 2023, we entered into an employment agreement with Ying Deng (collectively, the “Employment Agreements”), whereby each individual agreed to serve as an Executive Director for monthly compensation equal to U.S. $3,800. Each Employment Agreement expires after three years, unless earlier terminated by death, resignation or removal.

We are entitled to terminate the each Employment Agreement for “cause” without notice or remuneration (unless otherwise required by law) if: (i) the executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement; (ii) the executive has been grossly negligent or acted dishonestly to the detriment of the Company; (iii) the executive has engaged in actions amounting to willful misconduct or failed to perform his duties hereunder and such failure continues after the executive is afforded a reasonable opportunity to cure such failure; or (iv) the executive violates the provisions relating to confidentiality, non-competition and non-solicitation of the Employment Agreement. Upon a termination for “cause,” the executive shall not be entitled to any severance or other benefits under the Employment Agreement but shall be entitled to receive accrued base salary.

If the Employment Agreement is terminated due to the executive’s death or disability, the executive shall be entitled to receive accrued base salary.

If the Employment Agreement is terminated by the Company without “cause”, the executive will receive a lump sum payment equal to 12 months of base salary, a lump sum cash payment equal to a pro-rated amount of his/her target annual bonus for the year immediately preceding the termination, payment of premiums for continued health benefits under the Company’s health plans for 12 months following termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive, if any.

If the Employment Agreement is terminated due to a change in control, the executive will receive a lump sum payment equal to 12 months of base salary, a lump sum cash payment equal to a pro-rated amount of his/her target annual bonus for the year immediately preceding the termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive.

If the Employment Agreement is terminated by the executive due to (1) a material reduction in the executive’s authority, duties and responsibilities, or (2) a material reduction in the executive’s annual salary, the executive will receive a lump sum payment equal to 12 months of base salary.

Retainer Agreements

We also maintain six director retainer agreements with our officers and directors. The agreements have terms of 3 years and each provides for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

For the three and nine months ended April 30, 2024, we accrued management compensation expenses of $56,400 and $176,400, respectively. These amounts are included in “general and administrative expenses” in the accompanying consolidated statement of operations.

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Stock Incentive Plan

Overview

On April 25, 2024, the Board and majority stockholder adopted the Tianci International, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). The Plan provides for the grant of the following types of stock awards: (a) incentive stock options, (b) stock appreciation rights, (c) restricted stock, (d) restricted stock unit and deferred stock units and (e) performance shares. The Plan is intended to enable the Company and its affiliated companies to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company. The Company reserved 7,000,000 shares of common stock issuable upon the grant of awards under the Plan. As of the date of this prospectus, we have not issued any shares of common stock to our employees, any directors, consultants or any other individuals under the Plan.

Plan Administration

The Plan will be administered by the Committee. The Committee will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Committee will have the authority: (a) to select the Persons to whom Awards may from time to time be granted hereunder; (b) to determine the type of Award to be granted to any Person hereunder; (c) to determine the number of Shares, if any, to be covered by each Award; (d) to establish the terms and conditions of each Award Agreement; (e) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; 5 (f) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); (g) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and (h) to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any award.

Eligibility

Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its parent or a subsidiary are eligible to be granted Incentive Stock Options.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We, therefore, urge you to review the agreements in their entirety. Copies of the forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part.

Due from related party consists of:

Due from related party represents a receivable of $54,167 from RQS Capital on July 31, 2023. The receivable, which was non-interest bearing and due on demand, was collected by the Company in December 2023.

Due to related parties consist of:

		Transaction	April 30,	July 31,
Name	Relationship	Nature	2024	2023
Zhigang Pei*	Former Chairman of the Board and owner of Silver Glory Group Limited	Working capital advances and operating expenses paid on behalf of the Company	$–	$220,909
RQS Capital	61.89% shareholder	Company cash collection due to RQS Capital	2,271	2,132
Ying Deng**	Director and Vice President, RQS Capital’s 30% owner and Roshing’s 10% owner	Working capital advances and operating expense paid on behalf of the Company	28,083	53,036

TOTAL			$30,354	$276,077

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*	$220,909 of this liability was converted to 220,909 shares of common stock on January 19, 2024.

**	$24,953 of this liability was forgiven in November 2023.

These liabilities are unsecured, non-interest bearing, and due on demand.

Employment agreements with officers and director retainer agreements

Tianci currently maintains two employment agreements and six director retainer agreements with its officers and directors. The agreements have terms of 3 years and each provide for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

For the year ended July 31, 2023, we accrued management compensation expenses of $120,000. These amounts are included in “general and administrative expenses” in the accompanying consolidated statement of operations. For the three and nine months ended April 30, 2024, we accrued management compensation expenses of $56,400 and $176,400, respectively. For the three and nine months ended April 30, 2023, we accrued management compensation expenses of $60,000. These amounts are included in “general and administrative expenses” in the accompanying consolidated statement of operations.

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Office space sharing agreement with related parties

On August 28, 2021, Roshing entered into an office space sharing agreement with Shufang Gao, 60% owner of RQS Capital, and Ying Deng, 30% owner of RQS Capital, for office space in Shenzhen, China. The agreement provided for Gao and Deng, sub lessees under a separate office space sharing agreement relating to the use of the premises from August 28, 2021, to August 31, 2024, to pay monthly rent to the lessee ranging from RMB 12,320 (approximately $1,726) to RMB 13,583 (approximately $1,903) on behalf of Roshing. The rent expenses paid by Gao and Deng were billed directly to Gao and Deng by the Lessee and the sublease is between Gao and Deng and the Lessee. The Company has no obligation, directly or indirectly, to reimburse or otherwise compensate Gao and Deng for paying these expenses. For the three months ended April 30, 2024 and 2023, the Company has accounted for this agreement by charging general and administrative expenses for $0 and $5,648, respectively, and crediting additional paid-in capital for $0 and $5,648, respectively. For the nine months ended April 30, 2024 and 2023, the Company has accounted for this agreement by charging general and administrative expenses for $0 and $14,727, respectively, and crediting additional paid-in capital for $0 and $14,727, respectively. The office sharing agreement was terminated on May 31, 2023 when Roshing moved all of its operations to its office in Hong Kong.”

Related Party Transactions

On January 27, 2023, Tianci sold 80,000 shares of Series A Preferred Stock to RQS Capital. The shares were sold for a cash payment of $24,000, which was contributed to Tianci’s capital on behalf of RQS Capital by members of its management. Shufang Gao, a member of Tianci’s Board of Directors, is the principal owner of RQS Capital.

As of July 31, 2023, Roshing was indebted to Zhigang Pei in the amount of $220,909 and to Ying Deng in the amount of $53,035, representing amounts they have advanced to fund Roshing’s operations. The loans are not interest-bearing and are due on demand.

On January 19, 2024, the Company sold an aggregate of 445,109 shares of its common stock to five present or former members of the Company’s Board of Directors for an aggregate price of $445,109 or $1.00 per share. The purchasers included Zhigang Pei, who received 220,909 shares in settlement of a loan by Mr. Pei to the Company in the amount of $220,909, and five present or former members of the Company’s Board of Directors, who received an aggregate of 224,200 shares (Zhigang Pei – 110,200 shares; Wei Fang – 64,600 shares; Fan Liu – 22,100 shares, Jimmy Weiyu Zhu – 5,200 shares; and Yee Man Yung - 22,100 shares) in satisfaction of the Company’s liability to them for unpaid compensation.

On April 24, 2024, the Company sold 80,000 shares of Series B Preferred Stock to RQS Capital Limited. The shares were sold for a cash payment of $80,000. Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. The holder of Series B Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible.

Except as described above, there have been no transactions since August 1, 2022, or any currently proposed transaction, in which Tianci, RQS United or Roshing was or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of Tianci at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Review, approval or ratification of transactions with related persons

We have adopted “The Review Policy for Related Party Transaction”, which has the purpose of ensuring transactions with the Company and its affiliates are consistent with the principles of fair dealing and to minimize the potential conflicts of interest and moral hazard. The policy encompasses procedures related to review, disclosure requirements, conflict resolution, and approval of penalties for violations.

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DESCRIPTION OF CAPITAL STOCK

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

We are authorized to issue common stock and preferred stock. The total number of shares of stock which we are authorized to issue is 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value per share, 20,000,000 shares of undesignated preferred stock (“Undesignated Preferred Stock”), $0.0001 par value per share. As of the date of this prospectus, 80,000 shares of Undesignated Preferred Stock have been established and designated as Series B Preferred stock. We will have [●] shares of common stock outstanding immediately after the closing of this offering.

Description of Common Stock

We are authorized to issue 100,000,000 shares of common stock at a par value of $0.0001 per share, and as of April 30, 2024 and the date of this prospectus, we had 14,781,803 shares of common stock issued and outstanding.

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under the Nevada Revised Statutes, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

As of the date of this prospectus, there are no outstanding stock options.

Description of Preferred Stock

Our Certificate of Incorporation authorizes 80,000 shares of Series A Preferred Stock, $0.0001 par value per share, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of the date of this prospectus, 80,000 shares of undesignated preferred stock have been established and designated as Series B Preferred Stock.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

The Board of Directors shall have authority, without stockholder approval, to amend the Tianci’s Articles of Incorporation to divide the class of Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

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Series A Preferred Stock

On January 26, 2023, we issued 80,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

The following is a summary of the terms of the Series A Preferred Stock, which is qualified in its entirety the Supplement to Item 3: Authorized Stock of Attachment to Certificate of Amendment of Articles of Incorporation, which was filed as Exhibit 10-a to our Current Report on Form 8-K filed with the SEC on January 26, 2023 and which is incorporated into this prospectus by reference.

Liquidation

Upon the liquidation, dissolution and winding up of the Corporation, the holder of each share of the Series A Preferred Stock shall be entitled to receive out of the net assets of the Corporation, before any amount shall be paid to the holders of any other class of stock, the sum of One Cent ($0.01) per share, after which the Holders of Series A Preferred Stock shall share in the distribution with the holders of the common stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the stockholders, each share of Series A Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s common stock into which that holder’s Series A Preferred Stock could be converted on the record date for the distribution.

Voting

Each share of Series A Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are convertible on the record date for the stockholder action.

Conversion

Any shares of Series A Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock (a “Conversion”). The number of shares of common stock to which a holder of Series A Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series A Preferred Stock being converted by one hundred (100).

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series A Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series A Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reverse stock split, reclassification or otherwise, the Adjustment Number shall be changed proportionately to the change in the number of shares of common stock resulting from the recapitalization, reclassification or other change.

Fractional Shares. The Corporation shall not, nor shall it cause its transfer agent to, issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of common stock up to the nearest whole share.

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Dividend Payable in Shares of Stock

In the event the Corporation shall at any time declare or pay any dividend on common stock payable in shares of common stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event

As of the date of this prospectus, all shares of Series A Preferred Stock have been converted into 8,000,000 shares of common stock, and no shares of Series A Preferred Stock are outstanding.

Series B Preferred Stock

On April 24, 2024, we issued 80,000 shares of Series B Preferred Stock, each of which is convertible at any time, by the holder of the share into 100 shares of common stock (an aggregate of 8,000,000 shares of common stock), subject to equitable adjustment of the conversion rate. The holder of Series B Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series B Preferred Stock will be entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

The following is a summary of the terms of the Series B Preferred Stock, which is qualified in its entirety by Exhibit A to Certificate of Designation Establishing Series B Preferred Stock, which was filed as Exhibit 10-a to our Current Report on Form 8-K filed with the SEC on April 24, 2024 and which is incorporated into this prospectus by reference.

Liquidation

Upon the liquidation, dissolution and winding up of the Corporation, the holder of each share of the Series B Preferred Stock shall be entitled to receive out of the net assets of the Corporation, before any amount shall be paid to the holders of any other class of stock, the sum of One Cent ($0.01) per share, after which the Holders of Series B Preferred Stock shall share in the distribution with the holders of the common stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the stockholders, each share of Series B Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s common stock into which that holder’s Series B Preferred Stock could be converted on the record date for the distribution.

Voting

Each share of Series B Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock are convertible on the record date for the stockholder action.

Conversion

Any shares of Series B Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock (a “Conversion”). The number of shares of common stock to which a holder of Series B Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series B Preferred Stock being converted by one hundred (100).

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series B Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series B Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

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Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reverse stock split, reclassification or otherwise, the Adjustment Number shall be changed proportionately to the change in the number of shares of common stock resulting from the recapitalization, reclassification or other change.

Fractional Shares. The Corporation shall not, nor shall it cause its transfer agent to, issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of common stock up to the nearest whole share.

Dividend Payable in Shares of Stock

In the event the Corporation shall at any time declare or pay any dividend on common stock payable in shares of common stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

As of the date of this prospectus, 80,000 shares of Series B Preferred Stock are outstanding and are convertible into an aggregate of 8,000,000 shares of common stock, and none have been converted into common stock.

Undesignated Preferred Stock

The Board of Directors shall have authority, without stockholder approval and by resolution of the Board of Directors, to amend the Corporation's Articles of Incorporation to divide the class of Preferred Stock into series, to designate each such series by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the relative rights and preferences of the shares of each series so established, including (a) voting power, (b) the rate of dividend, (c) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (d) any sinking fund provision for the redemption or purchase of the shares, and (e) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase any shares of our common stock or preferred stock.

Underwriter’s warrants

The registration statement of which this prospectus is a part also registers for sale common stock underlying the underwriter’s warrants, which warrants are a portion of the underwriting compensation payable to the underwriter in connection with this Underwritten Offering. The underwriter’s warrants, once issued at closing of the Underwritten Offering, will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the commencement of sales of the Underwritten Offering until the fifth anniversary of the commencement of sales of Underwritten Offering at an exercise price equal to 120% of the public offering price of our common stock sold in this Underwritten Offering. Please see “Underwriting—Underwriter’s warrants” for more information.

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Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Anti-Takeover Provisions

Certain provisions of Nevada law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Nevada Law

The Nevada Business Corporation Act (the “NBCA”) contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The NBCA also provides that an “affiliated transaction” between a Nevada corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The NBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.

These laws could delay or prevent an acquisition.

Listing

We intend to list our common stock on The Nasdaq Capital Market under the symbol “CIIT”. The closing of the Underwritten Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq. If our application is not approved, the Underwritten Offering will not be completed.

Transfer Agent and Register

Our transfer agent is Securities Transfer Corporation, with offices located at 2901 Dallas Parkway #380 Plano, TX 75093. The phone number and facsimile number are 1-(469) 633-0101 and 1-469-633-0088, respectively. Additional information about Securities Transfer Corporation Transfer can be found on its website at www. stctransfer.com.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the securities holdings of (a) Tianci’s executive officers and directors, and (b) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe they are deemed the beneficial owner of more than five percent (5%) of any class of Tianci’s voting stock as of the date of the prospectus. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under Section 13(d) of the Exchange Act and the rules and regulations thereunder and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The number and percentage of beneficial ownership of each listed person prior to the offering is based on 14,781,803 shares of common stock outstanding as of April 30, 2024 and as of the date of this prospectus. The voting power of each stockholder with respect to their securities is calculated based on 14,781,803 shares of common stock outstanding as April 30, 2024 and as of the date of the prospectus, and 80,000 shares of Series B Preferred Stock that have same voting rights equal to the holder of 100 shares of common stock per each outstanding share of Series B Preferred Stock. The number and percentage of common stock beneficially owned after the offering are [●] shares of common stock outstanding upon the completion of the Underwritten Offering, assuming the underwriter does not exercise its over-allotment option. To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

	Shares Beneficially Owned Prior to the Underwritten Offering		Shares Beneficially Owned After the Underwritten offering		Voting Power
Name of Beneficial Owner(1)	Number	Percentage	Number	Percentage	Prior to the Underwritten Offering	After the Underwritten Offering
Executive Officers and Directors
Shufang Gao	14,150,362(2)	62.11%			62.11%
Wei Fang	64,600	*
Ying Deng	50,000	*
Yee Man Yung	22,100	*
Fan Liu	22,100	*
Juan Chang	-	-
Guilin Zhang	-	-
All executive officers and directors as a group (7 persons)	14,309,162	62.81%			62.81%
5% or Greater Stockholders
RQS Capital Limited	14,100,362(3)	61.89%			61.89%
Zhigang Pei	2,124,109(4)	14.37%			9.32%
Silver Glory Group Limited	1,793,000(5)	12.13%			7.87%

___________________

* Less than 1%

Unless otherwise specified, the address of each of the persons set forth below is in care of Tianci, Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong 999077.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, which includes shares of common stock held as of the date of the prospectus and 100% of the shares of common stock issuable upon conversion of the Series B Preferred Stock. Pursuant to the Exhibit A to Certificate of Designation Establishing Series B Preferred Stock, any shares of Series B Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock.
(2)	Shufang Gao’s ownership as of the date of the prospectus consists of (1) 6,100,362 shares of common stock held by RQS Capital Limited, of which Shufang Gao is deemed to have voting and dispositive power; (2) 80,000 shares of Series B Preferred Stock held by RQS Capital Limited, of which Shufang Gao is deemed to have voting and dispositive power, which are convertible into an aggregate of 8,000,000 common shares at any time at the option of RQS Capital Limited; and (3) 50,000 shares of common stock issued in a share exchange on March 3, 2023
(3)	RQS Capital Limited’s ownership as of the date of the prospectus consists of (1) 6,100,362 shares of common stock; and (2) 80,000 shares of Series B Preferred Stock held by RQS Capital Limited, which are convertible into an aggregate of 8,000,000 common shares at any time at the option of RQS Capital Limited. Shufang Gao is 60% owner of RQS Capital and deemed to have voting and dispositive power over the shares of the issuer held by RQS Capital. The business address of this entity is Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong 999077.
(4)	Zhigang Pei’s ownership as of the date of the prospectus consists of (1) 1,793,000 shares of common stock held by Silver Glory Group Limited (“Silver Glory”), of which Zhigang Pei is the beneficial owner; and (2) 331,109 shares of common stock issued to Zhigang Pei as a debt-for-equity conversion.
(5)	Silver Glory’s ownership as of the date of the prospectus is 1,793,000 shares of common stock and Zhigang Pei deemed to have voting and dispositive power over the shares of Silver Glory. The business address of Silver Glory is 20 Holbeche Road, Arndell Park NSW 2148.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Underwritten Offering, only a limited public market for our common stock existed on the OTC Pink Market since February 9, 2022. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this Underwritten Offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon the closing of this Underwritten Offering, we will have [●] shares of our common stock outstanding pursuant to this Underwritten Offering (assuming no exercise of the underwriter’s option to purchase additional shares of common stock).

All previously issued shares of common stock that were not offered and sold as part of this Underwritten Offering, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which is summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or

•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Historically, the SEC has taken the position that Rule 144 under the Securities Act is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in its amendments effective on February 15, 2008, which applies to securities acquired both before and after that date by prohibiting the use of Rule 144 for the resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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In addition, for proposed sales under Rule 144(i), there must be adequate current publicly available information about the issuing company before the sale can be made. For reporting companies, this generally means that the companies have complied with the periodic reporting requirements of the Exchange Act. As such, due to the fact that we were a shell company until the effective time of the reverse merger, holders of “restricted securities” within the meaning of Rule 144 will be subject to the above conditions.

Lock-up Agreements

We, our directors, executive officers and holders of 5% or more of our common stock have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities for a period of one hundred eighty (180) days after the date of this prospectus, without the prior written consent of Prime Number Capital, LLC.

Registration Rights

As of the date of this prospectus, we do not have registration rights arrangements with the holders of our common stock or their transferees, but we may enter into registration rights agreements with certain holders of our common stock or their transferees in the future, under which they will be entitled to request that we register their common stock for resale under the Securities Act upon completion of the Underwritten Offering and following the expiration of the lock-up agreements described above.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriter named below, Prime Number Capital, LLC, is acting as sole underwriter and sole book-running manager, has agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock at the public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Shares
Prime Number Capital, LLC	[●]
Total	[●]

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriter is obligated to take and pay for all of the common stock offered by this prospectus if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares described below.

We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to additional shares of common stock, or 15% of the total shares of the common stock to be offered by us pursuant to the Underwritten Offering, at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of common stock listed next to the names of the underwriter in the preceding table.

The underwriter will offer the shares to the public at the public offering price set forth on the cover of this prospectus and to selected dealers at the public offering price less a selling concession not in excess of $[●] per share. After this Underwritten Offering, the public offering price, concession and reallowance to dealers may be reduced by Prime Number Capital, LLC. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

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Underwriter’s Warrants

In addition, we will issue the underwriter’s warrants to the underwriter to purchase a number of shares of common stock equal to 5.0% of the total number of shares of common stock (including any shares sold in the Underwritten Offering to cover over-allotments) sold in the Underwritten Offering at an exercise price equal to 120% of the public offering price. The underwriter’s warrants may be purchased in cash or via cashless exercise, will be exercisable for a period of five years from the commencement of sales of the public offering, and will terminate on the fifth anniversary of the commencement of sales of the public offering. The underwriter’s warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the underwriter’s warrants nor any of our shares issued upon exercise of the underwriter’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the commencement of sales of the offering.

In accordance with FINRA Rule 5110(g)(8), these warrants will not be exercisable for more than five years from the commencement of sales of the Underwritten Offering; will not contain anti-dilution terms that allow the underwriter to receive more shares or to exercise at a lower price than originally agreed upon at the time of the Underwritten Offering, when the public stockholders have not been proportionally affected by a stock split, stock dividend, or other similar event; and will not include any anti-dilution terms that allow the underwriter to receive or accrue cash dividends prior to the exercise of the warrants. In addition, although the underwriter’s warrants and the underlying common stock will be registered in the registration statement of which this prospectus forms a part, we have also agreed that the underwriter’s warrants will provide for registration rights. These registration rights will apply to all of the securities directly and indirectly issuable upon exercise of the underwriter’s warrants. In accordance with FINRA Rule 5110(g)(8), with respect to shares of common stock underlying the underwriter’s warrants, we have agreed to grant the underwriter a one-time demand registration right at our expense with a duration of no more than five years from the commencement of sales of the Underwritten Offering and unlimited “piggyback” registration rights with duration of no more than seven years from the commencement of sales of the Underwritten Offering at our expense.

Discounts, Commissions and Expenses

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to an additional [●] shares of common stock.

	Per Share	Total Without Exercise of Over- allotment Option	Total With Full Exercise of Over- allotment Option
Public offering price	$–	$–	$–
Underwriting discounts and commissions to be paid by us (7.0%)	$–	$–	$–
Proceeds, before expenses, to us	$–	$–	$–

We have also agreed to pay to the underwriter a non-accountable expense allowance equal to 1.0% of the gross proceeds of the Underwritten Offering.

In addition, we will also reimburse the underwriter for its out-of-pocket accountable expenses up to a maximum of $250,000, including, but not limited to, (A) fees of legal counsel; (B) third-party due diligence costs, which may include the cost of any background checks; and (C) reasonable roadshow expenses. We have advanced $100,000 to the underwriter to partially cover its out-of-pocket accountable expenses. Any advances will be returned to us to the extent the underwriter’s out-of-pocket accountable expenses are not actually incurred or are less than the advances paid in accordance with FINRA Rule 5110(g)(4).

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We will also pay expenses relating to the offering, including the following: (i) all expenses incidental to the issuance and delivery of the common stock offered (including all printing and engraving costs, if any), (ii) all fees and expenses of the clearing firm, registrar and transfer agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the offering, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the registration statement (including financial statements, exhibits, schedules, consents and certificates of experts), and (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the common stock for offer and sale under the state securities or blue sky laws.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions, non-accountable expense allowance and expenses, will be approximately $[●].

In addition, during the term of our engagement with the underwriter, we have agreed not to, directly or indirectly, offer any securities or solicit an offer to purchase any securities, or otherwise contact or enter into a discussion with any other party in connection with the structuring, issuance, sale, arrangement, offering or purchase of securities, other than through the underwriter. In addition, and without limitation foregoing, during the term of our engagement with the underwriter, we will not, and will not permit any of our affiliates, advisors, or other underwriter to engage any other party to perform any services or act in any capacity for which the underwriter has been engaged with respect to any potential transaction without the prior written consent of the underwriter.

In addition, subject to FINRA Rule 5110 (g)(5)(B), we have agreed that if, within 18 months of termination of our engagement with the underwriter, the closing of a transaction occurs in which we or any of our subsidiaries or immediate holding entity sells securities (including securities convertible into securities or substantially similar securities), or any securities substantially similar thereto, in an offering that is similar to the Underwritten Offering (except in the case of a termination by the underwriter or us for cause, as defined in our engagement letter with the underwriter), upon completion of such closing, the underwriter shall remain entitled to its underwriting fee, as if the closing of such sale had occurred during the term of the underwriter’s engagement and as if the securities sold were the securities to be offered hereby.

We intend to apply to list our common stock on the Nasdaq Capital Market. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Pink Market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. If our application is not approved, the Underwritten Offering will not be completed. The Underwritten Offering is contingent upon final approval of the listing of our common stock on the Nasdaq Capital Market.

Right of First Refusal

We have agreed that for a period of 12 months from the closing of our initial public offering, the underwriter has the right to act as lead or joint investment banker, lead or joint book-runner, and/or lead or joint placement agent, for each and every future public and private equity and debt offering, including but not limited to, (i) any equity, equity-linked, debt or mezzanine financing or other investment in us (including a secondary sale or offering by security holders effected with our assistance); (ii) any tender offer or exchange offer for, debt, convertible debt securities; (iii) any merger, consolidation, sale, transfer or other disposition of all or a material portion of our stocks or assets; (iv) restructuring transactions including extraordinary dividend, stock repurchase, spin-off, which is operated by us or any successor to, or any of our subsidiaries; provided however, that this right of first refusal shall be contingent upon the written agreement by the underwriter to participate in any such subject transaction upon the terms and conditions that should contain reasonable and customary fees for transactions of similar size and nature; and provided further that in the event we terminate our agreement with the underwriter for cause (which shall mean a material failure to provide the underwritten services contemplated in its agreement with us), then such right of first refusal shall become null and void, in compliance with FINRA Rule 5110(g).

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Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Pricing of the Offering

Prior to this Underwritten Offering, our common stock was traded on the OTC Pink Market since February 9, 2022, and there was a limited public market for our common stock. The public offering price of the shares of common stock was negotiated between us and the underwriter. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Lock-up Agreements

We, our directors, executive officers and holders of 5% or more of our common stock have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities for a period of one hundred eighty (180) days after the date of this prospectus, without the prior written consent of Prime Number Capital, LLC.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this Underwritten Offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of common stock to selling group members for sale to their online brokerage account holders. The common stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Underwritten Offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under option to purchase additional shares. The underwriter can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriter may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this Underwritten Offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

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Finally, the underwriter may bid for, and purchase, our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this Underwritten Offering, the underwriter may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the common stock in the United States, the underwriter may, subject to applicable foreign laws, also offer the common stock in certain countries.

Notice to prospective investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer or invitation to the public for the purpose of the C(WUMP)O or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to prospective investors in Mainland China

This prospectus may not be circulated or distributed in Mainland China and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of Mainland China except pursuant to applicable laws, rules and regulations of Mainland China. For the purpose of this paragraph only, the Mainland China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to prospective investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

108

Notice to prospective investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the BVI for purchase or subscription by us or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the BVI.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

•	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

•	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

109

Notice to prospective investors in Japan

The common stock offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of common stock described in this prospectus may not be made to the public in that member state unless the prospectus has been approved by the competent authority in such member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Regulation, except that an offer to the public in that member state of any common stock may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the common stock have not authorized and do not authorize the making of any offer of common stock through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the common stock as contemplated in this prospectus. Accordingly, no purchaser of the common stock, other than the underwriter, is authorized to make any further offer of the common stock on behalf of the sellers or the underwriter.

Notice to prospective investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors as defined in the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

110

Notice to prospective investors in France

Neither this prospectus nor any other offering material relating to the common stock described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the common stock has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the common stock to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The common stock may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Switzerland

This document, as well as any other offering or marketing material relating to the common stock which are the subject of the offering contemplated by this prospectus, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the common stock nor the shares underlying the common stock will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The common stock are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the common stock with the intention to distribute them to the public. The investors will be individually approached from time to time. This document, as well as any other offering or marketing material relating to the common stock, is confidential and it is exclusively for the use of the individually addressed investors in connection with the offer of the common stock in Switzerland and it does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in or from Switzerland.

111

Notice to prospective investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the common stock.

The common stock are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). The offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the common stock, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, the common stock shall be deemed to be made to such recipient and no applications for the common stock will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the common stock you undertake to us that, for a period of 12 months from the date of issue of the common stock, you will not transfer any interest in the common stock to any person in Australia other than to a wholesale client.

Notice to prospective investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.

Stamp Taxes

If you purchase common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

112

Electronic Distribution

In addition to the public offering of the common stock in the United States, the underwriter may, subject to applicable foreign laws, also offer the common stock in certain countries.

Selling Stockholder Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain selling stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the Selling Stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Selling Stockholders will occur at prevailing market prices or in privately negotiated prices.

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this Underwritten Offering will be passed upon for us by Kaufman & Canoles, P.C.. Certain legal matters as to Hong Kong law will be passed upon for us by Han Kun Law Offices LLP. Certain legal matters will be passed upon for the underwriter by K&L Gates LLP.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement as of and for the fiscal years ended July 31, 2023 and 2022 have been audited by Michael T. Studer CPA P.C., an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The office of Michael T. Studer CPA P.C. is located at 111 West Sunrise Highway, Freeport, NY 11520.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong or 852-22510781.

113

F-1

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	April 30,	July 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash	$646,031	$256,342
Accounts receivable	82,021	–
Prepaid expense	2,600	1,750
Deferred offering costs	245,000	–
Due from related party	–	54,134
Total current assets	975,652	312,226

Other assets:
Lease security deposit	1,656	1,542
Right-of-use asset	–	6,436
Total non-current assets	1,656	7,978

TOTAL ASSETS	$977,308	$320,204

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,698	$779
Income taxes payable	48,321	26,298
Due to related parties	30,354	276,077
Lease liability - current	–	4,368
Advances from customers	–	29,070
Accrued liabilities and other payables	126,440	260,176
Total current liabilities	241,813	596,768

Lease liability - noncurrent	–	2,068

Total liabilities	241,813	598,836

Commitments and contingencies	–	–

Stockholders’ equity (deficit):
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; 0 and 80,000 shares issued and outstanding as of April 30, 2024 and July 31, 2023	–	8
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 and 0 shares issued and outstanding as of April 30, 2024 and July 31, 2023	8	–
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 14,781,803 and 5,903,481 shares issued and outstanding as of April 30, 2024 and July 31, 2023, respectively	1,478	590
Additional paid-in capital	962,416	4,982
Accumulated deficit	(261,146)	(276,521)
Total stockholders' equity (deficit) attributable to TIANCI INTERNATIONAL, INC.	702,756	(270,941)
Non-controlling interest	32,739	(7,691)

Total stockholders’ equity (deficit)	735,495	(278,632)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$977,308	$320,204

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-2

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended April 30,		For the nine months ended April 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING REVENUES
Global logistics services	$1,921,874	$–	$5,922,650	$–
Other revenue	18,472	144,013	238,472	367,113
Total Operating Revenues	1,940,346	144,013	6,161,122	367,113

COST OF REVENUES
Global logistics services	1,683,283	–	5,218,017	–
Other revenue	12,356	260,700	125,517	448,055
Total Cost of Revenues	1,695,639	260,700	5,343,534	448,055

Gross profit (loss)	244,707	(116,687)	817,588	(80,942)

Operating expenses:
Selling and marketing	91,950	39,532	327,784	47,692
General and administrative	134,473	157,909	389,899	191,184

Total operating expenses	226,423	197,441	717,683	238,876

Income (loss) from operations	18,284	(314,128)	99,905	(319,818)

Other income (expense) net	(47,030)	–	(22,077)	–

Income (loss) before provision for income taxes	(28,746)	(314,128)	77,828	(319,818)
Provision for income taxes	10,051	1,280	22,023	2,219

Net income (loss)	(38,797)	(315,408)	55,805	(322,037)
Less: net income (loss) attributable to non-controlling interest	11,177	(19,214)	40,430	(19,877)

Net income (loss) attributable to TIANCI INTERNATIONAL, INC.	$(49,974)	$(296,194)	$15,375	$(302,160)

Weighted average number of common shares*
Basic and diluted	14,781,803	4,419,162	9,138,539	2,451,668

Income (loss) per common share attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$(0.00)	$(0.07)	$0.00	$(0.12)

*	Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-3

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2024 AND 2023

(EXPRESSED IN UNITED STATES DOLLARS)

	Series A Preferred Stock	Series A Preferred Stock amount*		Common stock*	Common stock amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit) Retained Earnings	Noncontrolling interest	Total

Balance at July 31, 2022	–	$–	–	1,500,000	$150	$(50,000)	$82,732	$64,689	$7,188	$104,759
Payments of Shenzhen China rent by related parties (Note 3)	–	–		–	–	–	3,519	–	–	3,519
Net loss	–	–	–	–	–	–	–	(1,019)	(113)	(1,132)
Balance at October 31, 2022 (unaudited)	–	$–	–	1,500,000	$150	$(50,000)	$86,251	$63,670	$7,075	$107,146
RQS United Subscription receivable	–	–		–		50,000	–	–	–	50,000
Capital contribution	–	–		–	–		65,650	–	–	65,650
Payments of Shenzhen China rent by related parties (Note 3)	–	–		–	–	–	5,560	–	–	5,560
Net loss	–	–	–	–	–	–	–	(4,947)	(550)	(5,497)
Balance at January 31, 2023 (unaudited)	–	$–	–	1,500,000	$150	$–	$157,461	$58,723	$6,525	$222,859
Payments of Shenzhen China rent by related parties (Note 3)	–	–		–	–	–	5,648	–	–	5,648
Stock compensation issued	–	–		700,000	70	–	209,930	–	–	210,000
Reverse merger adjustment	80,000	8		3,703,481	370	–	(369,910)	–	–	(369,532)
Net loss	–	–	–	–	–	–	–	(296,194)	(19,214)	(315,408)
Balance at April 30, 2023 (unaudited)	80,000	$8	–	5,903,481	$590	$–	$3,129	$(237,471)	$(12,689)	$(246,433)

	Series A Preferred Stock	Series A Preferred Stock amount*	Series B Preferred Stock	Series B Preferred Stock amount*	Common stock*	Common stock amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit)	Noncontrolling interest	Total
Balance at July 31, 2023	80,000	$8	–	$–	5,903,481	$590	$–	$4,982	$(276,521)	$(7,691)	$(278,632)
Net loss	–	–	–	–	–	–	–	–	(15,784)	9,672	(6,112)
Balance at October 31, 2023 (unaudited)	80,000	$8	–	$–	5,903,481	$590	$–	$4,982	$(292,305)	$1,981	$(284,744)
Conversion of liabilities to common stock	–	–	–	–	445,109	44	–	445,065	–	–	445,109
Conversion of preferred stock to common stock	(80,000)	(8)	–	–	8,000,000	800	–	(792)	–	–	–
Private offering	–	–	–	–	433,213	44	–	433,169	–	–	433,213
Net income	–	–	–	–	–	–	–	–	81,133	19,581	100,714
Balance at January 31, 2024 (unaudited)	–	$–	–	$–	14,781,803	$1,478	$–	$882,424	$(211,172)	$21,562	$694,292
Private offering	–	–	80,000	8	–	–	–	79,992	–	–	80,000
Net income	–	–	–	–	–	–	–	–	(49,974)	11,177	(38,797)
Balance at April 30, 2024 (unaudited)	–	$–	80,000	$8	14,781,803	$1,478	$–	$962,416	$(261,146)	$32,739	$735,495

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-4

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the nine months ended April 30,
	2024	2023
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$55,805	$(322,037)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax benefit	–	–
Stock compensation issued	–	210,000
Amortization of operating lease right-of-use asset	356	–
Debt forgiven by related party	(24,814)	–
Change in operating assets and liabilities:
Accounts receivable	(82,021)	622,659
Prepaid expense	(850)	647
Lease security deposit	(114)	–
Due from related party	54,134	–
Advances from customers	(29,070)	32,636
Accounts payable	35,919	(301,282)
Income taxes payable	22,023	2,220
Operating lease liabilities	(356)	–
Accrued liabilities and other payables	90,464	69,452
Net cash provided by operating activities	121,476	314,295

Cash flows from financing activities:
Cash received in connection with reverse acquisition	–	4,186
Proceeds received from private offerings	513,213	–
Subscription receivable collected	–	50,000
Capital contribution received	–	65,650
Working capital advance from related party	–	61,490
Repayment of working capital advance from related party	–	(341,885)
Operating expenses directly paid by shareholders	–	73,369
Payments of Shenzhen China rent by related parties	–	14,727
Deferred offering costs incurred	(245,000)	–
Net cash (used in) provided by financing activities	268,213	(72,463)

Net increase in cash	389,689	241,832
Cash, beginning	256,342	21,237
Cash, ending	$646,031	$263,069

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-Cash Activities:
Initial recognition of right-of-use assets and lease liabilities	$–	$7,496
Early termination of right-of-use assets and lease liabilities	$6,080	$–
Conversion of liabilities to common stock	$445,109	$–
Conversion of preferred stock to common stock	$800	$–
Noncash assets (liabilities) received in connection with reverse acquisition:
Prepaid expense and other current assets	$–	$3,250
Accounts payable	–	(3,127)
Due to related parties	–	(253,041)
Accrued liabilities and other payables	–	(120,800)
Net	$–	$(373,718)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND ORGANIZATION

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada. In May 2015, Freedom Petroleum changed its name to Steampunk Wizards, Inc.; and on November 9, 2016, Steampunk Wizards changed its name to Tianci International, Inc. The Company is a holding company. As of April 30, 2024, the Company had one operating subsidiary, Roshing International Co., Ltd. (“Roshing”). The Company owns 90% of the capital stock of Roshing through RQS United, a wholly-owned subsidiary. The Company’s fiscal year end is July 31.

On February 13, 2023, the Company incorporated a wholly owned subsidiary, Tianci Group Holding Limited, in the Republic of Seychelles.

Reorganization

On March 3, 2023 the Company entered into a Share Exchange Agreement with RQS United Group Limited (“RQS United”) and RQS Capital Limited (“RQS Capital”), which was the sole shareholder of RQS United (the “Exchange Agreement”). RQS United owns 90% of the equity in Roshing International Co., Ltd. (“Roshing”), which is engaged in the business of providing global logistics services including ocean freight forwarding and related logistics solutions, distributing electronic components and providing software services. Pursuant to the Exchange Agreement, on March 6, 2023 RQS Capital transferred all of the issued and outstanding capital stock of RQS United to the Company, and the Company issued to RQS Capital 1,500,000 shares of our common stock and paid a cash price of $350,000 (the “Share Exchange”). Pursuant to the Exchange Agreement, the Company also issued a total of 700,000 shares of our common stock to nine employees or affiliates of Roshing to induce continued services to Roshing.

As a result of the Share Exchange, RQS United became our wholly-owned subsidiary and the former RQS United stockholder became our controlling stockholder. The share exchange transaction was treated as a reverse acquisition, with RQS United as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of RQS United and its consolidated subsidiary, Roshing.

Prior to the Share Exchange, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company ceased to be a shell company.

RQS United is a holding company incorporated on November 4, 2022 in the Republic of Seychelles. RQS United has no substantive operations other than holding 90% of the outstanding share capital of its subsidiary, Roshing, which was incorporated on June 22, 2011 in Hong Kong, is principally engaged in global logistics services. Less than 4% of its revenue for the nine months ended April 30, 2024 was derived from other business lines: sales of electronic device hardware components, development of logistics software and websites, technical consulting, and software maintenance. Roshing’s business is primarily carried out in Hong Kong.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim financial information referred to above has been prepared and presented in U.S. dollars in conformity with accounting principles generally accepted in the United States applicable to interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. The interim financial information has been prepared on a basis consistent with prior interim periods and years and includes all disclosures that are necessary and required by applicable laws and regulations. These interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading. This report on Form 10-Q should be read in conjunction with the Company’s financial statements for the years ended July 31, 2023 and 2022 and notes thereto included in the Company’s Form 10-K filed with the SEC on October 23, 2023.

Results of the three and nine months ended April 30, 2024 are not necessarily indicative of the results that may be expected for the year ending July 31, 2024 or any other future periods.

Principles of consolidation

The consolidated financial statements include the financial statements of Tianci and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting periods. Actual results could differ from these good faith estimates and judgments.

Foreign currency translation and transactions

The Company uses the U.S. dollar as its reporting currency and functional currency. Transaction gains and losses are recognized in the consolidated statement of operations.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains its bank accounts in United States and Hong Kong.

Accounts receivable, net

Accounts receivable include trade accounts due from customers which are generally collected within six months. In establishing the allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of April 30, 2024 and July 31, 2023, no allowance for doubtful accounts was deemed necessary.

F-7

Fair Value Measurements

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standard defines fair value, establishes as a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial instruments included in current assets and current liabilities (such as cash, accounts receivable, due from related party, accounts payable, and due to related parties) are reported in the consolidated balance sheets at cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This standard requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligations.

The Company records revenue net of sales taxes which are subsequently remitted to governmental authorities and are excluded from the transaction price.

The Company’s revenue recognition policies are as follows:

a. Global Logistics Services

The Company provides global logistics services, including ocean freight forwarding and related logistics solutions. As a non-asset-based carrier, the Company does not own transportation assets.

The Company derives its revenues by entering into agreements that are generally comprised of a single performance obligation, which is that freight is shipped for and received by the customer via either container ships or general cargo vessels. The most significant drivers of changes in gross revenues and related transportation expenses are volume and weight.

F-8

In general, each shipment transaction or service order constitutes a separate contract with the customer. A performance obligation is created once a customer agreement with an agreed upon transaction price exists. The transaction price, which is based on volume, weight, and shipping time, is fixed and not contingent upon the occurrence or non-occurrence of any other event.

The Company typically satisfies its performance obligations at a point in time when freight is shipped to destination port and accepted by its customers. The Company does not have significant variable consideration in its contracts. Taxes assessed concurrently with a specific revenue-producing transaction that are collected by the Company from a customer are excluded from revenues.

The Company evaluates whether amounts billed to customers should be reported as gross or net revenue. Revenue is recorded on a gross basis when the Company is primarily responsible for fulfilling the promise to provide the services, when it assumes risk of loss, when it has discretion in setting the prices for the services to the customers, and when the Company has the ability to direct the use of the services provided by the third party. In most cases we act as an indirect carrier. When acting as an indirect carrier, we issue a Fixture Note to customers as the contract of carriage. In turn, when the freight is physically tendered to a direct carrier, we receive a Master Ocean Bill of Lading.

The Company’s evaluation determined that it is in control of establishing the transaction price, managing all aspects of the shipment process and assumes the risk of loss for delivery, collection, and returns. Based on its evaluation of the control of services and risk involved, the Company determined that it acts as a principal rather than an agent in global logistics service arrangements and such revenues are reported on a gross basis.

b. Electronic Device Hardware Components Products Sales

The Company is a distributor of electronic device hardware components and generates revenue through resale of these components. The Company’s products include high performance computer chips, Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens, and touch screens. In accordance with ASC 606, Revenue Recognition: Principal Agent Consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASC 606: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly; 2) The Company is exposed to inventory risk before transfer of control to customers; and 3) The Company determines the resale price of hardware products. After evaluating the above circumstances, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive. Revenue is recognized at a point in time when the Company has delivered products that have been accepted by its customer with no future obligations. The Company generally permits returns of products due to product failure; however, returns are historically insignificant.

c. Software and Website Development Services

The Company generates revenue by developing customized freight shipping and related logistic software and websites, which are generally on a fixed-priced basis. The software helps wholesalers, ecommerce retailers, and freight shipping providers to manage complex workflows and improve work efficiency. The Company generally has no enforceable right to payment for performance completed to date and is only entitled to payment after software is fully developed, delivered, tested, and accepted by the customer. As a result, revenues from software development contracts are recognized at a point in time when services are fully rendered, and written acceptances have been received from customers.

F-9

d. Technical Consulting and Training Services

The Company provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Services are generally carried out on a per-time fixed rate basis. Revenue is recognized at a point in time when service is rendered and the customer confirms the completion of consulting or training.

e. Software Maintenance and Business Promotion Services

The Company provides software maintenance service to keep customers’ software up to date and assists customers in promoting business with ongoing marketing support. The Company charges a flat rate for a fixed duration on a subscription basis, generally 12 months. Revenue is recognized ratably each month over the contract period.

f. Business Consulting Services

The Company provides business consulting services to help customers apply for immigration and non-immigration visas. The Company is responsible for performing background checks, case analysis, and preparing related application paper works. The Company charges a flat fee for the visa application services. Revenue is recognized at a point in time when an application is submitted with proper authorities.

Cost of revenues

For global logistics services, cost of revenue consists primarily of cargo space charged by direct ocean carriers, freight forwarders and ancillary logistics services fees.

For hardware products sales, the cost of revenue consists primarily of the costs of hardware products sold.

For software, consulting, services-based revenue, the cost of revenue consists primarily of costs paid to outsourced service providers and compensation expenses paid the Company’s service vendor.

Advertising costs

Advertising costs amounted to $0 and $0 for the three months ended April 30, 2024 and 2023, respectively, and $0 and $192 for the nine months ended April 30, 2024 and 2023 respectively. Advertising costs are expensed as incurred and included in selling and marketing expenses.

Operating leases

Effective August 1, 2022, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%.

F-10

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

Lease payments for an operating lease transitioning to ASC 842 using the effective date are based on future payments at the transition date and on the present value of lease payments over the remaining lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore, operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations.

The lease for the Company’s Hong Kong office facility was early terminated in September 2023, which resulted in a derecognition of $6,080 right of use (“ROU”) asset and operating lease liabilities in August 2023.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-taxable or non-deductible. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim consolidated financial statements and the corresponding tax bases used in the computation of taxable income (loss). In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statements of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is dealt with in equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

F-11

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax for uncertain tax positions are classified as income tax expenses in the period incurred.

During the three months ended April 30, 2024, the Company paid the IRS a penalty amount of $47,030 for failure to update certain foreign owned information schedules in a timely manner. The penalty is included in other expense in the statements of operations for the three and nine months ended April 30, 2024.

The Hong Kong tax returns filed for 2017 and subsequent years are subject to examination by the applicable tax authorities.

The US tax returns filed for 2021 and subsequent years are subject to examination by the applicable tax authorities.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of April 30, 2024 and July 31, 2023, there were 8,000,000 and 8,000,000 dilutive shares outstanding related to the convertible Series B Preferred Stock (at April 30, 2024) and convertible Series A Preferred Stock (at July 31, 2023) (see Note 5), respectively. Each share of Series B and Series A Preferred Stock is and was convertible by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate.

Noncontrolling Interests

The Company’s noncontrolling interest represents the minority shareholder’s 10% ownership interest in Roshing. The noncontrolling interest is presented in the consolidated balance sheets separately from stockholders’ equity attributable to Tianci. Noncontrolling interest in the results of Roshing are presented on the consolidated statements of operations as allocations of the total income or loss of Roshing between the noncontrolling interest holder and the shareholders of RQS United.

Related parties

Parties, which can be a corporation, other business entity, or an individual, are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

F-12

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update provide an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. In November 2019, the FASB issued ASU No. 2019-10, which updates the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning August 1, 2023 as the Company is qualified as a smaller reporting company. The adoption of this standard on August 1, 2023 has not had and is not expected to have a material impact on the Company’s future consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard on August 1, 2022 did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated Financial Statements.

NOTE 3 – PUBLIC OFFERING AND DEFERRED OFFERING COSTS

On March 14, 2024, the Company executed an agreement with Prime Number Capital LLC (“Prime”) for Prime to act as the Company’s Lead Underwriter on a “firm commitment” basis in connection with a public offering of shares of the Company’s common stock. The agreement provides for compensation to Prime of, among other things, (1) Underwriter’s Commission equal to 7.0% of Gross Proceeds, (2) Non-accountable Expenses equal to 1.0% of Gross Proceeds, (3) Underwriter’s warrants equal to 5.0% of the shares issued in the offering, and (4) a cash advance of $100,000 offsetable against the Underwriter’s Commission (of which the Company paid $50,000 to Prime on March 14, 2024). Prime’s obligation to initiate the offering is subject to satisfaction of several conditions, and there is no assurance that the offering will occur.

As of April 30, 2024, deferred offering costs relating to the public offering consist of:

Cash advance to Prime	$50,000
Attorneys fees	170,000
Accountant fees	25,000
Total	$245,000

Upon closing of the public offering, the deferred offering costs will be offset against the proceeds from the public offering and included as part of the total public offering stock issuance costs.

F-13

NOTE 4 – RELATED PARTIES BALANCES AND TRANSACTIONS

Due from related party consists of:

Due from related party represents a receivable of $54,167 from RQS Capital at July 31, 2023. The receivable, which was non-interest bearing and due on demand, was collected by the Company in December 2023.

Due to related parties consists of:

		Transaction	April 30,	July 31,
Name	Relationship	Nature	2024	2023
Zhigang Pei*	Former Chairman of the Board and owner of Silver Glory Group Limited	Working capital advances and operating expenses paid on behalf of the Company	$–	$220,909
RQS Capital	Director and Vice President, 61.89% shareholder	Company cash collection due to RQS Capital	2,271	2,132
Ying Deng**	RQS Capital’s 30% owner and Roshing’s 10% owner	Working capital advances and operating expenses paid on behalf of the Company	28,083	53,036

TOTAL			$30,354	$276,077

*	$220,909 of this liability was converted to 220,909 shares of common stock on January 19, 2024.

**	$24,953 of this liability was forgiven in November 2023.

These liabilities are unsecured, non-interest bearing, and due on demand.

Employment agreements with officers and director retainer agreements

Tianci currently maintains two employment agreements and six director retainer agreements with its officers and directors. The agreements have terms of 3 years and each provide for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

For the three and nine months ended April 30, 2024, we accrued management compensation expenses of $56,400 and $176,400, respectively. For the three and nine months ended April 30, 2023, we accrued management compensation expenses of $60,000. These amounts are included in “general and administrative expenses” in the accompanying consolidated statements of operations.

Office space sharing agreement with related parties

On August 28, 2021, Roshing entered into an office space sharing agreement with Shufang Gao, 60% owner of RQS Capital, and Ying Deng, 30% owner of RQS Capital, for office space in Shenzhen, China. The agreement provided for Gao and Deng, sub lessees under a separate office space sharing agreement relating to the use of the premises from August 28, 2021, to August 31, 2024, to pay monthly rent to the lessee ranging from RMB 12,320 (approximately $1,726) to RMB 13,583 (approximately $1,903) on behalf of Roshing. The rent expenses paid by Gao and Deng were billed directly to Gao and Deng by the Lessee and the sublease is between Gao and Deng and the Lessee. The Company has no obligation, directly or indirectly, to reimburse or otherwise compensate Gao and Deng for paying these expenses. For the three months ended April 30, 2024 and 2023, the Company has accounted for this agreement by charging general and administrative expenses for $0 and $5,648, respectively, and crediting additional paid-in capital for $0 and $5,648, respectively. For the nine months ended April 30, 2024 and 2023, the Company has accounted for this agreement by charging general and administrative expenses for $0 and $14,727, respectively, and crediting additional paid-in capital for $0 and $14,727, respectively. The office sharing agreement was terminated on May 31, 2023 when Roshing moved all of its operations to its office in Hong Kong.

F-14

NOTE 5 – STOCKHOLDERS EQUITY

On January 26, 2023 the Company filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Company’s Articles of Incorporation to provide that the authorized capital stock of the Company will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value.

The following table sets forth information, as of April 30, 2024, regarding the classes of capital stock that are authorized by the Articles of Incorporation of Tianci International, Inc.

		April 30, 2024
Class	Shares Authorized	Shares Outstanding
Common Stock, $.0001 par value	100,000,000	14,781,803
Series A Preferred Stock, $.0001 par value	80,000	–
Series B Preferred Stock, $.0001 par value	80,000	80,000
Undesignated Preferred Stock, $.0001 par value	19,920,000	–

Series A Preferred Stock

Each share of Series A Preferred Stock was convertible by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series A Preferred Stock had voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock was convertible. Upon liquidation of the Company, each holder of Series A Preferred Stock was entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis. On January 19, 2024, all 80,000 shares of the Series A preferred Stock were converted into 8,000,000 shares of Company common stock.

Series B Preferred Stock

Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series B Preferred Stock has voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series B Preferred Stock is entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

Undesignated Preferred Stock

The Board of Directors has the authority, without shareholder approval, to amend the Company’s Articles of Incorporation to divide the class of undesignated Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

F-15

Issuances of Preferred Stock and Common Stock

On January 27, 2023, Tianci sold 80,000 shares of its Series A Preferred Stock to RQS Capital for $24,000 cash.

On March 1, 2023, Tianci sold a total of 1,253,333 shares of its common stock to 13 non-US persons at a price of $0.30 per share or $376,000 total.

On March 6, 2023, Tianci issued 1,500,000 shares of its common stock to RQS Capital pursuant to the Share Exchange Agreement dated March 3, 2023 (see Note 1 above).

Also on March 6, 2023, pursuant to the Share Exchange Agreement dated March 3, 2023, Tianci issued a total of 700,000 shares of its common stock to nine employees or affiliates of Roshing to induce continued services to Roshing. For the year ended July 31, 2023, the Company accounted for this issuance by expensing the $210,000 estimated fair value of the 700,000 shares of common stock to (1) cost of revenues-services ($144,000), (2) selling and marketing ($36,000), and (3) general and administrative ($30,000).

On January 19, 2024, the Company sold an aggregate of 445,109 shares of its common stock to five present or former members of the Company’s Board of Directors for an aggregate price of $445,109 or $1.00 per share. The purchasers included Zhigang Pei, who received 220,909 shares in settlement of a loan by Mr. Pei to the Company in the amount of $220,909, and five present or former members of the Company’s Board of Directors, who received an aggregate of 224,200 shares (Zhigang Pei – 110,200 shares; David Wei Fang – 64,600 shares; Jack Fan Liu – 22,100 shares, Jimmy Weiyu Zhu – 5,200 shares; and Yee Man Yung - 22,100 shares) in satisfaction of the Company’s liability to them for unpaid compensation.

On January 19, 2024, the Company issued 8,000,000 shares of its common stock to RQS Capital Limited. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of the Company’s Series A Preferred Stock into 8,000,000 shares of common stock.

On January 24, 2024, the Company sold an aggregate of 433,213 shares of its common stock to nine investors for an aggregate price of $433,213 or $1.00 per share. The shares were issued in a private offering to investors.

On April 24, 2024, the Company sold 80,000 shares of its Series B Preferred Stock to RQS Capital Limited for a cash payment of $80,000.

NOTE 6 – INCOME TAXES

Income Taxes

Seychelles

RQS United is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payment of dividends, no withholding tax is imposed under current law.

Hong Kong

Roshing is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 8.25% in Hong Kong. Hong Kong income tax expenses (benefit) for the nine months ended April 30, 2024 and 2023 amounted to $22,023 and $2,219, respectively.

F-16

For the nine months ended April 30, 2024, the income before provision for income taxes of $77,828, consisted of United States source loss of $(348,499) and Hong Kong source income of $426,327. For the nine months ended April 30, 2023, the loss before provision for income taxes of $(319,818), consisted of United States source loss of $(123,267) and Hong Kong source loss of $(196,551).

Significant components of the provision for income taxes are as follows:

	For the nine months ended
	April 30, 2024	April 30, 2023
	(Unaudited)	(Unaudited)
Current Hong Kong	$22,023	$2,219
Deferred Hong Kong	–	–
Provision for income taxes	$22,023	$2,219

The following table reconciles the Hong Kong statutory rates to the Company’s Hong Kong effective tax rate:

	For the nine months ended April 30, 2024		For the nine months ended April 30, 2023
	(Unaudited)		(Unaudited)
Hong Kong statutory income tax rate	8.25%		16.50%
Non deductible stock compensation	–		(17.63%	)
Prior year over-accrual of provision for income taxes	(3.08%	)	–
Effective tax rate	5.17%		(1.13%	)

For United States income tax purposes, Tianci has a net operating loss carryforward of approximately $1,315,000 at April 30, 2024. Management has not determined that it is more likely than not that this carryforward will be realized and thus the Company maintained a 100% valuation allowance for the deferred tax asset relating to the United States net operating loss carryforward. Current United States income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of April 30, 2024 and July 31, 2023, the Company did not have any significant unrecognized uncertain tax positions.

As of April 30, 2024, tax years 2021 and forward generally remain open for examination for United States Federal and State tax purposes and tax years 2017 and forward generally remain open for examination for Hong Kong tax purposes.

F-17

NOTE 7 — CONCENTRATION OF RISK

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash held in banks. The cash balance in each financial institution in the United States is insured by the FDIC up to $250,000. As of April 30, 2024, no United States account balance exceeded $250,000. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately US$64,000) if the bank with which an individual/company holds its eligible deposit fails. As of April 30, 2024, a cash balance of $512,277 was maintained at a financial institution in Hong Kong of which approximately $439,000 was subject to credit risk. Management believes that the financial institution is of high credit quality and continually monitors its credit worthiness.

Customer concentration risk

For the nine months ended April 30, 2024, two customers accounted for 63.7% and 13.9% of the Company’s total revenues.

For the nine months ended April 30, 2023, two customers accounted for 47.7% and 14.1% of the Company’s total revenues.

As of April 30, 2024, one customer accounted for 100% of the Company’s total accounts receivable.

Vendor concentration risk

For the nine months ended April 30, 2024, two vendors accounted for 38.6% and 27.8% of the Company’s total purchases. For the nine months ended April 30, 2023, two vendors accounted for 75.8% and 15.8% of the Company’s total purchases.

NOTE 8— COMMITMENTS AND CONTINGENCIES

Lease commitments

On January 1, 2021, Roshing entered into an operating lease agreement for office space in Hong Kong with a third party. The agreement had a term of two years and provided for monthly rent of HKD 2,800 (approximately $360). On January 13, 2023, the Company entered a new operating lease agreement for office space in Hong Kong with a third party for two years with monthly rent of HKD 3,000 (approximately $382). Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants. The lease does not contain an option to extend at the time of expiration. The lease was early terminated in September 2023 which resulted in a derecognition of $6,080 right of use (“ROU”) asset and operating lease liabilities in August 2023.

In September 2023, the Company entered into a one-year office rental service agreement with a monthly lease payment of approximately $828 (HKD 6500).

Rent expenses were $2,484 and $6,794 for the three months ended April 30, 2024 and 2023, respectively, and $8,153 and $17,870 for the nine months ended April 30, 2024 and 2023, respectively.

F-18

Contingencies

From time to time, the Company may be a party to legal proceedings, as well as certain asserted and un-asserted claims. The Company was not involved in any material legal proceedings nor asserted claims as of April 30, 2024.

NOTE 9 — ENTERPRISE-WIDE DISCLOSURE

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decisions about allocating resources to each segment and evaluates their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and his direct assistants, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines and by regions (Hong Kong, Vietnam, Japan and Singapore) for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Disaggregated information of revenues by business lines are as follows:

	For the three months ended		For the nine months ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Electronic Device Hardware Components Sales	$–	$115,000	$103,382	$294,880
Software and Website Development Services	–	–	19,230	–
Technical Consulting and Training Services	–	–	–	14,470
Software Maintenance and Business Promotion Services	–	29,013	29,276	57,763
Business Consulting Services	18,472	–	86,584	–
Global Logistics Services	1,921,874	–	5,922,650	–
Total revenues	$1,940,346	$144,013	$6,161,122	$367,113

Disaggregated information of revenues by regions are as follows:

	For the three months ended		For the nine months ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Hong Kong	$1,478,654	$122,500	$4,681,105	$331,850
Vietnam	143,692	–	855,917	–
Japan	318,000	–	622,850	–
Singapore	–	21,513	1,250	35,263
Total revenues	$1,940,346	$144,013	$6,161,122	$367,113

F-19

NOTE 10 — SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company’s management has performed subsequent events procedures through the date these financial statements were issued and determined that there are no reportable subsequent events.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tianci International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tianci International, Inc. (the “Company”) as of July 31, 2023 and July 31, 2022 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Tianci International, Inc. as of July 31, 2023 and July 31, 2022, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard do this matter are also described in 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

October 20, 2023

PCAOB ID #822

We have served as the Company’s auditor since 2023.

F-21

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	July 31,	July 31,
	2023	2022

ASSETS
Current assets:
Cash	$256,342	$21,237
Accounts receivable	–	737,663
Prepaid expense	1,750	–
Due from related party	54,134	–
Total current assets	312,226	758,900

Other assets:
Lease security deposit	1,542	1,439
Right-of-use asset	6,436	–
Total non-current assets	7,978	1,439

TOTAL ASSETS	$320,204	$760,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$779	$444,944
Income taxes payable	26,298	14,202
Due to related parties	276,077	194,794
Lease liability - current	4,368	–
Advances from customers	29,070	–
Accrued liabilities and other payables	260,176	1,640
Total current liabilities	596,768	655,580

Lease liability - noncurrent	2,068	–

Total liabilities	598,836	655,580

Commitments and contingencies	–	–

Stockholders’ equity (deficit):
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 and 0 shares issued and outstanding as of July 31, 2023 and 2022, respectively	8	–
Undesignated preferred stock, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 5,903,481 and 1,500,000 shares issued and outstanding as of July 31, 2023 and 2022, respectively*	590	150
Subscription receivable	–	(50,000)
Additional paid-in capital	4,982	82,732
Retained earnings (accumulated deficit)	(276,521)	64,689
Total stockholders' equity (deficit) attributable to TIANCI INTERNATIONAL, INC.	(270,941)	97,571
Non-controlling interest	(7,691)	7,188

Total stockholders’ equity (deficit)	(278,632)	104,759

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$320,204	$760,339

*	Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these consolidated financial statements.

F-22

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the year ended July 31,
	2023	2022

OPERATING REVENUES
Products	$294,880	$500,500
Services	157,529	252,339
Total Operating Revenues	452,409	752,839

COST OF REVENUES
Products	227,660	336,644
Services (including stock-based compensation of $144,000, $0, $144,000 and $0)	228,834	141,877
Total Cost of Revenues	456,494	478,521

Gross profit (loss)	(4,085)	274,318

Operating expenses:
Selling and marketing (including stock-based compensation of $36,000, $0, $36,000 and $0)	54,169	4,912
General and administrative (including stock-based compensation of $30,000, $0, $30,000 and $0)	285,740	77,590

Total operating expenses	339,909	82,502

(Loss) income from operations	(343,994)	191,816

Other income (expense)	–	–

(Loss) income before provision for (benefit from) income taxes	(343,994)	191,816
Provision for income taxes	12,095	31,650

Net (loss) income	(356,089)	160,166
Net (loss) income attributable to non-controlling interest	14,879	16,017

Net (loss) income attributable to TIANCI INTERNATIONAL, INC.	$(341,210)	$144,149

Weighted average number of common shares*
Basic and diluted	3,314,621	1,500,000

Earnings (loss) per common share attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$(0.10)	$0.10

Weighted average number of preferred shares*
Basic and diluted	40,659	–

Earnings (loss) per preferred share attributable to TIANCI INTERNATIONAL, INC.*
Basic and diluted	$(8.39)	$–

*	Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these consolidated financial statements.

F-23

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JULY 31, 2023 AND 2022

(EXPRESSED IN UNITED STATES DOLLARS)

	Preferred Stock	Preferred Stock amount*	Common stock*	Common stock amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit) Retained Earnings	Noncontrolling interest	Total

Balance at July 31, 2021	–	$–	1,500,000	$150	$(50,000)	$62,686	$(79,460)	$(8,829)	$(75,453)
Payments of Shenzhen China rent by related parties (Note 3)	–	–	–	–	–	20,046	–	–	20,046
Net income	–	–	–	–	–	–	144,149	16,017	160,166
Balance at July 31, 2022	–	$–	1,500,000	$150	$(50,000)	$82,732	$64,689	$7,188	$104,759
RQS United subscription receivable	–	–	–	–	50,000	–	–	–	50,000
Capital contribution	–	–	–	–		65,650	–	–	65,650
Payments of Shenzhen China rent by related parties (Note 3)	–	–	–	–	–	16,580	–	–	16,580
Stock compensation issued	–	–	700,000	70	–	209,930	–	–	210,000
Reverse merger adjustment	80,000	8	3,703,481	370	–	(369,910)	–	–	(369,532)
Net (loss)	–	–	–	–	–	–	(341,210)	(14,879)	(356,089)
Balance at July 31, 2023	80,000	$8	5,903,481	$590	$–	$4,982	$(276,521)	$(7,691)	$(278,632)

*	Shares are presented on a retroactive basis to reflect the reorganization on March 3, 2023

The accompanying notes are an integral part of these consolidated financial statements.

F-24

TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the year ended July 31,
	2023	2022

Cash flows from operating activities:
Net (loss) income	$(356,089)	$160,166
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Deferred income tax benefit	–	17,447
Stock compensation issued	210,000	–
Change in operating assets and liabilities:
Accounts receivable	737,663	(737,620)
Inventory		16,700
Prepaid expense	1,397	–
Advance from customers	29,070	–
Accounts payable	(447,292)	444,944
Income taxes payable	12,096	14,202
Accrued liabilities and other payables	137,736	–
Net cash (used in) provided by operating activities	324,581	(84,161)

Cash flows from financing activities:
Cash received in connection with reverse acquisition	4,186	–
Subscription receivable collected	50,000	–
Capital contribution received	65,650	–
Working capital advance from related party	31,490	2,007
Repayment of working capital advance from related party	(341,885)	(14,280)
Operating expenses directly paid by stockholders	84,503	77,375
Payments of Shenzhen China rent by related parties	16,580	20,046
Net cash (used in) provided by financing activities	(89,476)	85,148

Net increase in cash	235,105	987
Cash, beginning	21,237	20,250
Cash, ending	$256,342	$21,237

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-Cash Activities:
Initial recognition of right-of-use assets and lease liabilities	$6,436	$–

Noncash assets (liabilities) received in connection with reverse acquisition:
Prepaid expense and other current assets	$3,250	$–
Accounts payable	(3,127)	–
Due to related parties	(253,041)	–
Accrued liabilities and other payables	(120,800)	–
Net	$(373,718)	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-25

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

NOTE 1 – NATURE OF BUSINESS AND ORGANIZATION

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada. In May 2015, Freedom Petroleum changed its name to Steampunk Wizards, Inc. and on November 9, 2016, Steampunk Wizards changed its name to Tianci International, Inc. The Company is a holding company. As of July 31, 2023, the Company had one operating subsidiary, Roshing International Co., Limited. (“Roshing”). The Company owns 90% of the capital stock of Roshing through RQS United, a wholly-owned subsidiary. The Company’s fiscal year end is July 31.

On February 13, 2023, the Company incorporated a wholly owned subsidiary Tianci Group Holding Limited in the Republic of Seychelles.

Reorganization

On March 3, 2023 the Company entered into a Share Exchange Agreement with RQS United Group Limited (“RQS United”) and RQS Capital Limited (“RQS Capital”), which was the sole shareholder of RQS United (the “Exchange Agreement”). RQS United owns 90% of the equity in Roshing International Co., Limited (“Roshing”), which is engaged in the business of distributing electronic components and providing software services. Pursuant to the Exchange Agreement, on March 6, 2023 RQS Capital transferred all of the issued and outstanding capital stock of RQS United to the Company, and the Company issued to RQS Capital 1,500,000 shares of our common stock and paid a cash price of $350,000 (the “Share Exchange”). Pursuant to the Exchange Agreement, the Company also issued a total of 700,000 shares of our common stock to nine employees or affiliates of Roshing to induce continued services to Roshing.

As a result of the Share Exchange, RQS United became our wholly-owned subsidiary and the former RQS United stockholder became our controlling stockholder. The share exchange transaction was treated as a reverse acquisition, with RQS United as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of RQS United and its consolidated subsidiary, Roshing.

RQS United is a holding company incorporated on November 4, 2022 in the Republic of Seychelles. RQS United has no substantive operations other than holding 90% of the share capital of its subsidiary, Roshing, which was incorporated on June 22, 2011 in Hong Kong and is principally engaged in sales of electronic device hardware components products, development of software and websites, technical consulting, and maintenance support on customized software. Roshing’s business is primarily carried out in Hong Kong and China.

Prior to the Share Exchange, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company ceased to be a shell company.

Going Concern Uncertainty

The accompanying consolidated Financial Statements have been prepared applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of July 31, 2023, the Company had cash of $256,342 and negative working capital of $284,542. For the years ended July 31, 2023 and 2022, the Company had total operating revenues of $452,409 and $752,839, respectively, and net income (loss) of $(356,089) and $160,166, respectively. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. Management plans to seek debt and/or equity financing to operate until such time as the Company has established sufficient ongoing revenues to cover its costs. However, there is no assurance that management will be successful in accomplishing its plans. These financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-26

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of Tianci and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting periods. Actual results could differ from these good faith estimates and judgments.

Foreign currency translation and transactions

The Company uses the U.S. dollar as its reporting currency and functional currency. Transaction gains and losses are recognized in the consolidated statement of operations.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains its bank accounts in United States and Hong Kong.

Accounts receivable, net

Accounts receivable include trade accounts due from customers which are generally collected within six months. In establishing the allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of July 31, 2023 and 2022, no allowance for doubtful accounts was deemed necessary.

F-27

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Fair Value Measurements

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standard defines fair value, establishes as a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial instruments included in current assets and current liabilities (such as cash, accounts receivable, due from related party accounts payable, and due to related parties) are reported in the consolidated balance sheets at cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This standard requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligations.

The Company records revenue net of sales taxes which are subsequently remitted to governmental authorities and are excluded from the transaction price.

The Company’s revenue recognition policies are as follows:

F-28

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

a. Electronic Device Hardware Components Products Sales

The Company is a distributor of electronic device hardware components products and generates revenue through resale of these components. The Company’s products include high performance computer chips, Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens, and touch screens. In accordance with ASC 606, Revenue Recognition: Principal Agent Consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASC 606: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly. 2) The Company is exposed to inventory risk before transfer of control to customers 3) The Company determines the resale price of hardware products. After evaluating the above circumstances, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive. Revenue is recognized at a point in time when the Company has delivered products that have been accepted by its customer with no future obligations. The Company generally permits returns of products due to product failure; however, returns are historically insignificant.

b. Software and Website Development Services

The Company generates revenue by developing customized freight shipping and related logistic software and websites, which are generally on a fixed-priced basis. The software helps wholesalers, ecommerce retailers, and freight shipping providers to manage complex workflows and improve work efficiency. The Company generally has no enforceable right to payment for performance completed to date and is only entitled to payment after software is fully developed, delivered, tested, and accepted by the customer. As a result, revenues from software development contracts are recognized at a point in time when services are fully rendered, and written acceptances have been received from customers.

c. Technical Consulting and Training Services

The Company provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Services are generally carried out on a per-time fixed rate basis. Revenue is recognized at a point in time when service is rendered and the customer confirms the completion of consulting or training.

d. Software Maintenance and Business Promotion Services

The Company provides software maintenance service to keep customer’s software up to date and assists customers in promoting business with ongoing marketing support. The Company charges a flat rate for a fixed duration on a subscription basis, generally 12 months. Revenue is recognized ratably each month over the contract period.

F-29

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

e. Business Consulting Services

The Company provides business consulting services to help customers apply for immigration and non-immigration visas. The Company is responsible for performing background checks, case analysis, and preparing related application paper works. The Company charges a flat fee for the visa application services. Revenue is recognized at a point in time when an application is submitted with proper authorities.

Cost of revenues

For hardware products sales, the cost of revenue consists primarily of the costs of hardware products sold.

For software related services, the cost of revenue consists primarily of costs paid to outsourced service providers and compensation expenses paid the Company’s software engineers.

Advertising costs

Advertising costs amounted to $192 and $192 for the year ended July 31, 2023 and 2022, respectively. Advertising costs are expensed as incurred and included in selling and marketing expenses.

Operating leases

Effective August 1, 2022, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

Lease payments for an operating lease transitioning to ASC 842 using the effective date are based on future payments at the transition date and on the present value of lease payments over the remaining lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

F-30

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore, operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-taxable or non-deductible. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim consolidated financial statements and the corresponding tax bases used in the computation of taxable income (loss). In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statements of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is dealt with in equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax for uncertain tax positions are classified as income tax expense in the period incurred.

The Hong Kong tax returns filed for 2016 and subsequent years are subject to examination by the applicable tax authorities.

The US tax returns filed for 2019 and subsequent years are subject to examination by the applicable tax authorities.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended July 31, 2023 and 2022, there were no dilutive shares outstanding.

F-31

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Noncontrolling Interests

The Company’s noncontrolling interest represents the minority shareholder’s 10% ownership interest in Roshing. The noncontrolling interest is presented in the consolidated balance sheets separately from stockholders’ equity attributable to Tianci. Noncontrolling interest in the results of Roshing are presented on the consolidated statements of operations as allocations of the total income or loss of Roshing for the years ended July 31, 2023 and 2022 between the noncontrolling interest holder and the shareholders of RQS United.

Related parties

Parties, which can be a corporation, other business entity, or an individual, are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update provide an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. In November 2019, the FASB issued ASU No. 2019-10, which updates the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning August 1, 2023 as the Company is qualified as an smaller reporting company . The adoption of this standard on August 1, 2023 is not expected to have a material impact on the Company’s future consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard on August 1, 2022 did not have a material impact on the Company’s consolidated financial statements.

F-32

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs” The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning August 1, 2021. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The adoption of this standard on August 1, 2021 did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated Financial Statements.

NOTE 3 – RELATED PARTIES BALANCES AND TRANSACTIONS

Due from related party consists of:

Due from related party represents a receivable of $54,134 from RQS Capital, which was subsequently collected.

Due to related parties consist of:

		Transaction	July 31,	July 31,
Name	Relationship	Nature	2023	2022
Zhigang Pei	Chairman of the Board	Working capital advances and operating expenses paid on behalf of the Company	$220,909	$–
RQS Capital	68% shareholder	Company cash collection due to RQS Capital	2,132	–
Ying Deng	RQS Capital 30% owner and Roshing’s 10% owner	Working capital advances and operating expense paid on behalf of the Company	53,036	194,794

TOTAL			$276,077	$194,794

These liabilities are unsecured, non-interest bearing, and due on demand.

Employment agreements with officers and director retainer agreements

Tianci currently maintains two employment agreements and six director retainer agreements with its officers and directors. The agreements have terms of 3 years and each provide for monthly compensation in amounts ranging from $1,300 per month to $3,800 per month.

For the year ended July 31, 2023, we accrued management compensation expenses of $120,000. These amounts are included in “general and administrative expenses” in the accompanying consolidated statement of operations.

F-33

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Office space sharing agreement with related parties

On August 28, 2021, Roshing entered into an office space sharing agreement with Shufang Gao, 60% owner of RQS Capital and Ying Deng, 30% owner of RQS Capital, for office space in Shenzhen, China. The agreement provided for Gao and Deng, sub lessees under a separate office space sharing agreement relating to the use of the premises from August 28, 2021 to August 31, 2024, to pay monthly rent to the lessee ranging from RMB 12,320 (approximately $1,726) to RMB 13,583 (approximately $1,903) on behalf of Roshing. The rent expenses paid by Gao and Deng were billed directly to Gao and Deng by the Lessee and the sublease is between Gao and Deng and the Lessee. The Company has no obligation, directly or indirectly, to reimburse or otherwise compensate Gao and Deng for paying these expenses. For the years ended July 31, 2023 and 2022, the Company has accounted for this agreement by charging general and administrative expenses for $16,580 and $20,046, respectively, and crediting additional paid-in capital for $16,580 and $20,046, respectively. The office sharing agreement was terminated on May 31, 2023 when Roshing moved all of its operations to its office in Hong Kong.

NOTE 4 – STOCKHOLDERS EQUITY

On January 26, 2023 the Company filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Company’s Articles of Incorporation to provide that the authorized capital stock of the Company will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value.

The following table sets forth information, as of July 31, 2023, regarding the classes of capital stock that are authorized by the Articles of Incorporation of Tianci International, Inc.

Class	Shares Authorized	Shares Outstanding
Common Stock, $.0001 par value	100,000,000	5,903,481
Series A Preferred Stock, $.0001 par value	80,000	80,000
Undesignated Preferred Stock, $.0001 par value	20,000,000	0

Series A Preferred Stock

Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

Undesignated Preferred Stock

The Board of Directors has the authority, without shareholder approval, to amend the Company’s Articles of Incorporation to divide the class of undesignated Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

F-34

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Issuances of Preferred Stock and Common Stock

On January 27, 2023, Tianci sold 80,000 shares of its Series A Preferred Stock to RQS Capital for $24,000 cash.

On March 1, 2023, Tianci sold a total of 1,253,333 shares of its common stock to 13 non-US persons at a price of $0.30 per share or $376,000 total.

On March 6, 2023, Tianci issued 1,500,000 shares of its common stock to RQS Capital pursuant to the Share Exchange Agreement dated March 3, 2023 (see Note 1 above).

Also on March 6, 2023 pursuant to the Share Exchange Agreement dated March 3, 2023, Tianci issued a total of 700,000 shares of its common stock to nine employees or affiliates of Roshing to induce continued services to Roshing. For the year ended July 31, 2023, the Company accounted for this issuance by expensing the $210,000 estimated fair value of the 700,000 shares of common stock to (1) cost of revenues-services ($144,000), (2) selling and marketing ($36,000), and (3) general and administrative ($30,000).

NOTE 5 – INCOME TAXES

Income Taxes

Seychelles

RQS United is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payment of dividends, no withholding tax is imposed under current law.

Hong Kong

Roshing is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. Hong Kong income tax expenses for the years ended July 31, 2023 and 2022 amounted to $12,095 and $31,650, respectively.

For the year ended July 31, 2023, the loss before provision for income taxes of $(343,994) consisted of United States source loss of $207,297 and Hong Kong source loss of $136,697. For the year ended July 31, 2022, the income before provision for income taxes of $191,816 was all Hong Kong source income.

Significant components of the provision for income taxes are as follows:

	Year ended
	July 31, 2023	July 31, 2022
Current Hong Kong	$12,095	$14,203
Deferred Hong Kong	–	17,447
Provision (benefit) for income taxes	$12,095	$31,650

F-35

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

The following table reconciles the Hong Kong statutory rates to the Company’s Hong Kong effective tax rate:

	For the year ended July 31, 2023	For the year ended July 31, 2022
Hong Kong statutory income tax rate	16.5%	16.5%
Non deductible stock compensation expense	-25.3%	–
Effective tax rate	-8.8%	16.5%

For United States income tax purposes, Tianci has a net operating loss carry forward of approximately $967,000 at July 31, 2023. Management has not determined that it is more likely than not that this carryforward will be realized and thus the Company maintained a 100% valuation allowance for the deferred tax asset relating to the United States net operating loss carryforward. Current United States income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of July 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions.

As of July 31, 2023, tax years 2020 and forward generally remain open for examination for United States Federal and State tax purposes and tax years 2017 and forward generally remain open for examination for foreign tax purposes.

NOTE 6 — CONCENTRATION OF RISK

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash held in banks. The cash balance in each financial institution in the United States is insured by the FDIC up to $250,000. As of July 31, 2023, no United States account balance exceeded $250,000. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately US$64,000) if the bank with which an individual/company holds its eligible deposit fails. As of July 31, 2023, a cash balance of $189,768 was maintained at a financial institution in Hong Kong of which approximately $125,000 was subject to credit risk. Management believes that the financial institution is of high credit quality and continually monitors its credit worthiness.

Customer concentration risk

For the year ended July 31, 2023, two customers accounted for 40.9% and 11.5% of the Company’s total revenues.

For the year ended July 31, 2022, five customers accounted for 40.3%, 23.9%, 10.6%, 10.6% and 10.2% of the Company’s total revenues.

As of July 31, 2023, no customer accounted for over 10% of the Company’s total accounts receivable. As of July 31, 2022, five customers accounted for 41.1%, 24.4%, 10.8%, 10.8%, and 10.5% of the Company’s total accounts receivable.

F-36

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Vendor concentration risk

For the year ended July 31, 2023, two vendors accounted for 76% and 16% of the Company’s total purchases. For the year ended July 31, 2022, four vendors accounted for 44.5%, 28.1% 16.6%, and 10.8% of the Company’s total purchases.

As of July 31, 2023, no vendor accounted for over 10% of the Company’s total accounts payable. As of July 31, 2022, four vendors accounted for 44.5%, 28.1%, 16.6%, and 10.8% of the Company’s total accounts payable.

NOTE 7— COMMITMENTS AND CONTINGENCIES

Lease commitments

On January 1, 2021, Roshing entered into an operating lease agreement for office space in Hong Kong with a third party. The agreement had a term of two years and provided for monthly rent of HKD 2,800 (approximately $360). On January 13, 2023, the Company entered a new operating lease agreement for office space in Hong Kong with a third party for two years with monthly rent of HKD 3,000 (approximately $382). Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $8,704 right of use (“ROU”) asset and operating lease liabilities in January 2023 based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%.

The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants. The lease does not contain an option to extend at the time of expiration.

As of July 31, 2023, the Company’s operating lease had a remaining lease term of approximately 1.50 years.

Rent expenses were $26,159 and $24,362 for the years ended July 31, 2023 and 2022, respectively.

The total future minimum lease payments under the non-cancellable operating lease as of July 31, 2023 are as follows:

Year ending July 31,	Minimum lease payments

2024	$4,586
2025	2,096
Total lease payments	6,682
Less: Interest	(246
Present value of lease liabilities	$6,436

F-37

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Future amortization of the Company’s ROU asset is presented below:

Year ending July 31,
2024	4,368
2025	2,068
Total	$6,436

Contingencies

From time to time, the Company may be a party to legal proceedings, as well as certain asserted and un-asserted claims.

NOTE 8 — ENTERPRISE WIDE DISCLOSURE

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decisions about allocating resources to each segment and evaluates their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and his direct assistants, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines and by regions (primarily in Hong Kong and Singapore) for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Disaggregated information of revenues by business lines are as follows:

	For the year ended July 31,
	2023	2022
Electronic Device Hardware Components Products Sales	$294,880	$500,500
Software and Website Development Services	10,000	–
Technical Consulting and Training Services	14,470	8,791
Software Maintenance and Business Promotion Services	86,776	243,548
Business Consulting Services	46,283	–
Total revenues	$452,409	$752,839

F-38

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

Disaggregated information of revenues by regions are as follows:

	For the year ended July 31,
	2023	2022
Hong Kong	$395,633	$595,719
Singapore	56,776	157,120
Total revenues	$452,409	$752,839

NOTE 9 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (Unaudited)

The Company performed a test on the restricted net assets of its consolidated subsidiaries in accordance with Rule 4-08(e)(3) of Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable, and the Company is required to disclose the required financial statement information for the parent company.

The subsidiaries did not pay any dividends to the parent during the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investments are presented on the separate parent only balance sheets as “investment in subsidiaries” and the income (loss) of the subsidiaries is presented as “share of income (loss) of subsidiaries.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed or are not required.

PARENT COMPANY BALANCE SHEET

July 31,
2023
(Unaudited)
ASSETS
Cash	$66,553
Prepaid expense	1,750
Receivable from subsidiaries	29,487
Investment in subsidiaries	95,889
Total Assets	$193,679

LIABILITIES
Accounts payable and accrued liabilities	$241,579
Due to related parties	223,041
Total Liabilities	464,620

Stockholders’ equity
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 shares issued and outstanding as of July 31, 2023	8
Undesignated preferred stock, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 5,903,481 shares issued and outstanding as of July 31, 2023	590
Additional paid-in capital	4,982
Accumulated deficit	(276,521)
Total stockholders’ equity	(270,941)

Total Liabilities and Stockholders’ Equity	$193,679

F-39

TIANCI INTERNATIONAL, INC.

Notes To Consolidated Financial Statements

For the years ended July 31, 2023 and 2022

PARENT COMPANY STATEMENT OF OPERATIONS

From March 3, 2023 to July 31, 2023
(Unaudited)
EXPENSES:
General and administrative	$207,297

Loss from investment in subsidiaries	133,913

Total expenses	341,210

Net Loss	$(341,210)

PARENT COMPANY STATEMENT OF CASH FLOWS

From March 3, 2023 to July 31, 2023
(Unaudited)
Cash flows from operating activities:
Net loss	$(341,210)
Adjustments to reconcile net loss to net cash used in operating activities:
Share of loss from investment in subsidiaries	133,913
Change in operating assets and liabilities:
Prepaid expense	1,500
Accounts payable and accrued liabilities	117,651
Net cash (used in) operating activities	(88,146)

Cash flows from financing activities:
Repayment of working capital advance from related party	(30,000)
Operating expenses directly paid for subsidiary	(29,487)
Common Stock issued to Roshing employees and affiliates for services rendered	210,000
Net cash provided by financing activities	150,513

Net increase in cash and cash equivalents	62,367
Cash and cash equivalents at March 3, 2023	4,186
Cash and cash equivalents at July 31, 2023	$66,553

F-40

[●] Shares of Common Stock

TIANCI INTERNATIONAL, INC.

PROSPECTUS

Prime Number Capital, LLC

[●], 2024

Through and including [●], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in the shares whether or not participating in this Underwritten Offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY RESALE PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 10, 2024

[●] Shares of Common Stock

TIANCI INTERNATIONAL, INC.

This prospectus relates to the resale of [●] shares of common stock, par value $0.0001 per share, by the selling stockholders (the “Selling Stockholders”) Of Tianci International, Inc. We will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders.

Our common stock is quoted on the OTC Pink Market under the symbol “CIIT.” The closing price of our common stock on [●] was $[●] per share. There is currently a limited public trading market for our common stock.

We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “CIIT,” which listing is a condition to this Underwritten Offering. No assurance can be given that our application will be approved or, if we receive approval, that a trading market will develop, if developed, that it will be sustained or that the trading prices of our common stock on the OTC Pink Market will be indicative of the prices of our common stock if traded on The Nasdaq Capital Market. We will not receive any proceeds from the sale of shares by the Selling Stockholders.

Any shares sold by the Selling Stockholders until our common stock is listed on an established public trading market will take place at $[●] per share, which is the per share offering price we are selling in our public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

Shufang Gao, our Chief Executive Officer, President and Chairperson of the Board of Directors (“Board”), has voting control over approximately [●]% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for companies listed on The Nasdaq Stock Market LLC (“Nasdaq”) and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this Underwritten Offering, Mr. Gao will own approximately [●]% of the voting power of our outstanding voting stock.

On [●], 2024, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our public offering of common stock, was declared effective by the Securities and Exchange Commission (the “SEC”). We received approximately $ [●] million in net proceeds from the offering (assuming no exercise of the underwriter’s over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, to read about factors you should consider before buying our common stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                  , 2024

R-1

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the “Risk Factors” beginning on page 17. All references to “we,” “us,” “our,” “Company” or similar terms used in this prospectus refer to Tianci International, Inc. a Nevada corporation. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending July 31. Unless otherwise indicated, the term “common stock” refers to shares of CIIT’s common stock.

Overview

The Company’s business is global logistics. The Company through its subsidiary, Roshing, provides global logistics services, encompassing booking and the transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

As a logistics shipping operator, Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping service.

For the container shipping, Roshing charters cargo space from shipping suppliers (such as shipowners, non-vessel operating common carriers) and sub-charters that space to its customers (cargo owners, cargo agents). For bulk goods shipping, Roshing issues fixture notes to customers, and then arranges the booking of ships and signing charter contracts with suppliers (such as shipowners). Roshing tailors the selection of transport options and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue during the nine months ended April 30, 2024. Shufang Gao, our Chief Executive Officer previously worked for a globally renowned shipping conglomerate, with over 20 years of management experience. His expertise spans shipping operation management, and logistics transportation. Leveraging this experience, he has provided the Company with the managerial framework to expand its global logistics business, as well as access to relevant customer and supplier resources in the shipping industry. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

Our Services

Our operations conducted through Roshing include the following services to our customers.

1. Global Logistics Services

Our global logistics services accounted for the vast majority of our revenue for the nine months ended April 30, 2024. These services encompass ocean shipping operations and related logistics solutions. Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping. Roshing customizes its logistics solutions to meet the diverse needs of our customers, including the optimization of shipping routes and the utilization of vessels with different tonnages.

Roshing derives revenues by entering into agreements that are generally comprised of a single performance obligation to ship freight either by container ships or by bulk cargo vessels. The most significant drivers of changes in Roshing’s global logistics service revenue and related transportation expenses are cargo volume, weight and sea route.

R-2

Our Service Process

Roshing has long-term and close relationships with ocean shipping suppliers. When a customer makes an inquiry to Roshing, we are usually able to offer competitive quotes and customize shipping solutions quickly.

Roshing begins by thoroughly evaluating the customer’s logistics needs, including the type of goods being shipped, the destination, and the required transportation time. Based on this information, Roshing designs an optimal transportation plan tailored to the customer’s specific requirements. This plan includes selecting the most efficient shipping routes, determining the appropriate container or vessel size and type, and considering any special handling or regulatory compliance requirements. Roshing then enters into a written contract with the customer for ocean shipping that can best meet the customer’s needs and aligns with the customer’s timeline and cargo specifications.

Roshing works with each customer to develop a cost-effective plan and service terms to meet the client’s needs. This involves detailed discussions to ensure that both parties have a clear understanding of expectations, costs, and responsibilities. Roshing will assign cargo space from an appropriate container ship or bulk cargo vessel based on the volume and weight of the shipment, minimize shipping costs, select the shortest route to save on freight, and choose the port closest to the customer’s destination.

Throughout the entire shipping process, Roshing maintains close oversight to ensure the safety and timely arrival of goods at the destination port. This involves real-time tracking and monitoring of the shipment, handling any unforeseen issues that may arise, and providing regular updates to the customer. By doing so, Roshing ensures that the goods are transported safely and arrive within the agreed timeframe, meeting all customer expectations.

We believe that Roshing stands out in the global logistics landscape because of its core strengths. Firstly, Roshing’s management’s extensive network and industry relationships empower us with access to a wide customer base, enabling tailored solutions for an array of logistics requirements. Additionally, Roshing’s collaboration with direct shipping suppliers ensures transparent service delivery. Moreover, our expertise in route optimization enables us to efficiently manage logistics routes and secure favorable terms for our clients. These strengths collectively position us as a competitive player in the industry.

2. Other Products & Services

•	Electronic Device Hardware: Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components. It is not engaged in product development or direct manufacturing of hardware. The main products include Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens. Roshing’s main customers are non-Hong Kong traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products and private label entities seeking electronic component procurement and light customization.

•	Software Technical Services: Roshing provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Roshing also provides software maintenance services to keep customers’ software up to date and assists customers in promoting their businesses with ongoing marketing support.

•	Business Consulting Services: Roshing provides business consulting services to help customers apply for immigration and non-immigration visas. Roshing is responsible for performing background checks, assessment, and preparing related application paperwork.

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Our Market Opportunities

The shipping industry holds significant potential, as indicated by BIMCO’s projections of substantial growth in ship supply and deliveries through 2025. With an expected increase of 9.1% in 2024 and 4.1% in 2025, and a fleet growth of 14.9% by 2025, we believe that the industry is poised for expansion. Cargo volumes are anticipated to grow steadily at a rate of 3-4% annually during this period. Moreover, the global economy is forecasted to experience moderate growth, with the IMF estimating rates of 3.1% in 2024 and 3.2% in 2025.

In the bulk cargo market, strong demand is being driven by factors such as heightened demand from China and export restrictions from Indonesia. We believe that the container shipping sector will also see opportunities. Disruptions like the 40-day blockade in the Red Sea in January 2024 have led to notable increases in freight rates. Additionally, ongoing container capacity shortages in China, which is expected to persist from the onset of the Chinese Spring Festival in 2024, could further elevate freight rates, offering potential benefits to shipowners.

Our Mission

Creating Value

As a global logistics enterprise, our primary mission is to provide customers with efficient, reliable, and safe shipping services that create value.

Promoting Global Trade & Connectivity

As an important component of global trade, we believe that global logistics enterprises have a mission to promote the development and connectivity of global trade and promote the prosperity and development of the global economy by facilitating cross-border operations for businesses. We are committed to cultivating a robust global network, both online and offline. The online part involves connecting with customers and suppliers through social media platforms. The offline part includes acquiring potential customers through exhibitions, recommendations, and other direct interactions.

Undertaking Social Responsibility

We believe that shipping companies also need to be socially responsible, pay attention to environmental protection, social welfare, promote sustainable development, and contribute to the prosperity and development of society.

We strive to optimize shipping routes and transportation plans to reduce energy consumption and emissions. Moreover, we intend to encourage our supply chain partners to adopt greener transportation and packaging methods, contributing to the sustainability of the entire industry. We also seek to actively participate in environmental projects and initiatives and collaborate with government and non-governmental organizations to focus on environmental protection.

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CORPORATE HISTORY AND STRUCTURE

The following diagram illustrates our corporate structure as of the date of the prospectus. Tianci, as the ultimate holding company, owns 100% of the equity interests in RQS United and Tianci Seychelles, and indirectly, holds 90% of the equity interests in Roshing.

For details of our principal stockholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Stockholders.”

Roshing International Co., Limited History Before Share Exchange

On June 22, 2011, Roshing International Co., Limited (“Roshing”) was incorporated in Hong Kong with a share capital of HKD 100,000 divided into 100,000 shares. Ying Deng was the registered shareholder of the said 100,000 shares.

RQS United Group Limited History

On November 4, 2022, RQS United Group Limited (“RQS United”) was incorporated in the Republic of Seychelles as an international business company 100% owned by RQS Capital with 50,000 shares.

On January 16, 2023, RQS United was allotted 900,000 shares of Roshing.

RQS United holds 90% of share capital of Roshing, while Ying Deng holds 10% of the share capital of Roshing.

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RQS Capital Limited History

On July 05, 2022, RQS Capital Limited was incorporated in British Virgin Islands authorized with 50,000 shares 100% owned by Ying Deng (“RQS Capital”).

On September 29, 2022, Ying Deng transferred 30,000 shares to Shufang Gao, 2,500 shares to Zhu Weiyu and 2,500 shares to Bo Ye respectively.

On January 06, 2023, Zhu Weiyu transferred 2,500 shares to Bo Ye. By this time, RQS Capital was owned by Ying Deng (30%), Shufang Gao (60%) and Bo Ye (10%) respectively.

Tianci History before Share Exchange

On June 13, 2012, Freedom Petroleum Inc. was incorporated under the laws of the State of Nevada.

On July 02, 2015, Freedom Petroleum, Inc. changed its name from Freedom Petroleum to Steampunk Wizards, Inc.(“Steampunk”).

On October 26, 2016, Steampunk completed a reverse merger, with Steampunk as the public shell company. Tianci merged with and into Steampunk. This transaction was carried out in accordance with the terms set forth in the Merger Agreement which took effective On November 9, 2016, and on the same day, Steampunk changed its name to Tianci International, Inc.

On August 3, 2017, Tianci entered into a Stock Purchase Agreement (the “SPA”) with Shifang Wan (the “Seller”), the record holder of 4,397,837 common shares, or approximately 87.00% of the issued and outstanding of Common Stock of Tianci, and Chuah Su Chen and Chuah Su Mei (collectively, the “Purchasers”, and together with Tianci and the Seller, the “Parties”). Pursuant to the SPA, the Seller sold to the Purchasers and the Purchasers acquired from the Sellers the Shares for a total gross purchase price of Three Hundred Fifty Thousand Dollars ($350,000). The acquisition was consummated on August 15, 2017.

Effective August 6, 2021, Tianci, Chuah Su Mei, Tianci’s former Chief Executive Officer, President and Director, and Silver Glory Group Limited, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Chuah Su Mei agreed to sell to Silver Glory Group Limited all 1,793,000 shares of common stock of Tianci held by her (the “Shares”) for cash consideration of Five Hundred Twenty Five Thousand Dollars ($525,000) (the “Transaction”). The Shares represent approximately 73.18% of the issued and outstanding common stock of Tianci. The sale of the Shares consummated on August 26, 2021. As a result of the Transaction, Silver Glory Group Limited holds a controlling interest in Tianci.

Upon the closing of the Transaction, on August 26, 2021, each of Chuah Su Chen, Chuah Su Mei, and Jerry Ooi, constituting all current directors and officers of Tianci, resigned from his or her positions with Tianci. Each of the foregoing former officers and directors also forgave all amounts due to them from Tianci in connection with the closing of the Transaction.

On January 26, 2023, Tianci filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Articles of Incorporation to provide that the authorized capital stock of the Tianci will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value.

Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. The holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of Tianci, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of Tianci, $0.01 per share, then to share in the distribution on an as-converted basis.

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On January 27, 2023, Tianci sold 80,000 shares of Series A Preferred Stock to RQS Capital. The shares were sold for a cash payment of $24,000, which was contributed to Tianci International, Inc.’s capital on behalf of RQS Capital by members of its management.

On February 13, 2023, Tianci Group Holding Limited (“Tianci Seychelles”) was incorporated in the Republic of Seychelles as an international business company 100% owned by Tianci. with 100,000 shares, with no operation.

On March 1, 2023, Tianci entered into agreements to sell a total of 1,253,333 shares of its common stock to 13 investors for a price of U.S.$0.30 per share (i.e. an aggregate price of U.S.$376,000). The shares were issued in a private offering to investors that were acquiring the shares each for his or her own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with.

Share Exchange

On March 3, 2023, we acquired RQS United, pursuant to the Share Exchange Agreement dated March 3, 2023, entered into among Tianci, RQS United and RQS Capital, the prior owner of RQS United.

Prior to the Share Exchange, Tianci was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, Tianci ceased to be a shell company.

RQS United is a holding company incorporated in the Republic of Seychelles. RQS United has no operation other than holding 90% of the share capital of its subsidiary, Roshing.

Tianci History after Share Exchange

On January 19, 2024, Tianci issued 8,000,000 shares of its common stock to RQS Capital. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of Tianci’s Series A Preferred Stock into 8,000,000 shares of common stock. As of the date of the prospectus, there are no Series A Preferred Stock outstanding. Upon completion of the conversion, RQS Capital owned 9,500,000 shares of Tianci’s common stock, representing 66.2% of the 14,348,590 shares outstanding. Shufang Gao, the Chief Executive Officer, is also the Chairman of RQS Capital.

On January 22, 2024, Tianci sold an aggregate of 433,213 shares of its common stock to nine investors for an aggregate price of $433,213 or $1.00 per share. The shares were issued in a private offering to investors who were acquiring the shares each for his own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with. There was no underwriter for the offering.

On February 28, 2024, RQS Capital transferred 2,540,000 shares of Tianci to Carson (BVI) Limited (730,000 shares), Cobalt Capital Holding Limited (650,000 shares), Elysium Capital Holding Limited (610,000 shares), and Global View Capital Limited (550,000 shares) respectively.

On April 24, 2024, Tianci sold 80,000 shares of Series B Preferred Stock to RQS Capital. The shares were sold for a cash payment of $80,000. The shares were issued in a private offering to an investor that was acquiring the shares for its own account. Shufang Gao, Tianci’s Chief Executive Officer, is the majority shareholder and Chairman of RQS Capital.

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On April 24, 2024, Tianci filed with the Nevada Secretary of State a Certificate of Designation of 80,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock may be converted by the holder of the share into 100 shares of common stock (an aggregate of 8,000,000 shares of common stock), subject to equitable adjustment of the conversion rate. The holder of Series B Preferred Stock has voting rights equal to the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of Tianci, each holder of Series B Preferred Stock will be entitled to receive, out of the net assets of Tianci, $0.01 per share, then to share in the distribution on an as-converted basis.

As of the date of this prospectus, RQS Capital does not intend to convert its shares of Series B Preferred Stock into shares of common stock before the closing of this offering, and such shares of Series B Preferred Stock will not automatically convert into shares of common stock in connection with this offering. However, the shares of Series B Preferred Stock may be converted into shares of common stock at any time at the option of RQS Capital.

On May 2, 2024, RQS Capital transferred 720,000 shares of Tianci to Broadness (BVI) Limited and transferred 69,638 shares of Tianci to one individual.

On May 31, 2024, RQS Capital transferred 70,000 shares of Tianci to one individual.

As of the date of this prospectus, RQS Capital held 61.89% of the aggregate voting power of Tianci.

Listing on OTC Pink Market

The Company’s common stock is quoted on the OTC Pink Market under the symbol “CIIT”. The quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

The Company’s common stock is thinly traded. The quoted bid and asked prices for the common stock vary significantly from week to week. An investor holding shares of the Company’s common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTC Pink Market under the symbol “CIIT.” In connection with this Underwritten Offering, we intend to apply to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CIIT.” If our listing application is approved, we expect to list our common stock on Nasdaq in connection with the Underwritten Offering, at which point our common stock will cease to be traded on the OTC Pink Market. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, which may include, but not be limited to, effectuating a reverse split of our common stock. If our application is not approved, the offering will not be completed. The offering is contingent upon final approval of the listing of our common stock on the Nasdaq Capital Market.

Corporate Information

We are incorporated under the laws of the State of Nevada. Our principal executive offices are located at Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our telephone number is 852-22510781. Our website is www.tianci-ciit.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this registration statement, and you should not consider information on our website to be part of this registration statement. Our agent for service of process in the United States is Northwest Registered Agent, LLC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

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We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

Shufang Gao, our Chief Executive Officer, has voting control over approximately 62.11% of the aggregate voting power of the Company. And therefore, we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this Underwritten Offering, Shufang Gao will own approximately [●]% of the voting power of our outstanding voting stock.

As long as Shufang Gao owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our Board must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 17 of this prospectus. These risks include, among others, that:

RISKS RELATED TO OUR BUSINESS

Risks Related to the Global Logistics Services

•	Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business. See “Risk Factors - Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business.” on page 17.
•	Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results. See “Risk Factors - Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results.” on page 17.
•	Failure to compete in our highly competitive industry could harm our business. See “Risk Factors - Our industry is highly competitive, and failure to compete or respond to customer requirements could damage our business and results of operations.” on page 18.
•	Uncertainty in customer shipments or carrier rates could impact on our margins and results. See “Risk Factors - Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact our margins and operating results.” on page 18.
•	Climate change and related measures could harm our business and finances. See “Risk Factors - Climate change, including measures to address climate change, could adversely impact our business and financial results.” on page 18.

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•	Roshing faces risks from shipment contents, quality or health issues, and inherent logistics dangers like injury, product damage, and transport incidents. See “Risk Factors - Roshing faces risks associated with the contents of shipments and inventories handled through its logistics services, including real or perceived quality or health issues with the products that are handled through Roshing’s logistics services, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.” on page 19.
•	Roshing faces risks from contracts with shipping suppliers. See “Risk Factors - Roshing is subject to potential risks arising from contractual obligations with shipping suppliers.” on page 19.
•	Roshing faces risks from evolving customer needs and contracts, risking financial losses, legal liabilities, and reputational damage if not managed carefully. See “Risk Factors - Roshing faces risks from changing customer logistics needs, contractual obligations, and failure to meet customer requirements, which could lead to financial losses, legal liabilities, and damage to Roshing’s reputation if not managed proactively.” on page 20.
•	Our revenues, operating income, and cash flows may fluctuate due to uncertainty and potential volatility in cargo space and container load demand and supply. See “Risk Factors - Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space and container loads from time to time.” on page 20.
•	Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability. See “Risk Factors - Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability.” on page 21.

Risks Related to Other Products & Services

•	Roshing heavily relies on a few suppliers. See “Risk Factors - Roshing has a great dependence on a limited number of suppliers and the loss of their manufacturing capability could materially impact on its operations.” on page 21.
•	Defects in Roshing’s hardware products or quality control failures in distribution could hinder sales and lead to product liability claims and costly litigation. See “Risk Factors - Defects in the Hardware Products Roshing sells or failures in quality control related to its distribution of products could impair its ability to sell its products or could result in product liability claims, litigation and other significant events involving substantial costs.” on page 21.
•	The software and website development market are highly competitive. See “Risk Factors - The software and website development market are highly competitive.” on page 22.
•	Roshing’s software and website may not perform in line with customer specifications or expectations. See “Risk Factors - Roshing’s software and website may not perform in line with customer specifications or expectations.” on page 22.
•	If Roshing does not update its products and services, they may become outdated and unable to compete. See “Risk Factors - If Roshing does not continually update its products and/or services, they may become obsolete and Roshing may not be able to compete with other companies.” on page 23.
•	Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants. See “Risk Factors - Roshing may not be able to continue to recruit, train and retain dedicated and qualified consultants who are essential to the success of our business and the effective delivery of policy and business advisory services to our individual and corporate clients.” on page 23.
•	A decline in the market for individual clients could have a material adverse effect on our its business. See “Risk Factors - A decline in the market for individual clients of our Roshing’s business enterprise consulting services and corporate business consulting could have a material adverse effect on our its business, prospects, financial condition and results of operations.” on page 23.

General Business Risks

•	We have a limited operating history. See “Risk Factors - We have a limited operating history and face significant challenges and will incur substantial expenses as we build our capabilities.” on page 23.
•	We are currently dependent on a small group of customers for most of our revenue. See “Risk Factors - We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base many-fold, our business may not be successful.” on page 24.

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•	COVID-19 may adversely impact our business and operating results. See “Risk Factors - We rely on shipping suppliers, cargo owner and cargo agents and Hardware Products suppliers, if they become financially unstable or have reduced capacity to provide services because of pandemics, such as COVID-19, it may adversely impact our business and operating results.” on page 24.
•	Our business could be negatively affected by rising inflation and interest rates. See “Risk Factors - Our business could be negatively affected by rising inflation and interest rates.” on page 24.
•	If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. See “Risk Factors - If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.” on page 25.
•	We do not maintain sufficient insurance for our business. See “Risk Factors - The Company and its subsidiaries do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.” on page 25.
•	Our operating history may not be indicative of our future growth or financial results. See “Risk Factors - Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.” on page 25.
•	Meeting public company regulations is costly and resource-intensive; lacking proper internal controls could harm financial reporting and disclosure, impacting operations and reputation. See “Risk Factors - We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.” on page 25.
•	We may fail to make necessary acquisitions or investments or enter desirable strategic alliances. See “Risk Factors - We may fail to make necessary acquisitions or investments or enter desirable strategic alliances, and we may not be able to achieve the anticipated benefits from such acquisitions, investments or strategic alliances.” on page 26.
•	We may not be able to prevent others from unauthorized use of our intellectual property. See “Risk Factors - We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.” on page 27.
•	We are a “smaller reporting company” under the Securities Exchange Act. See “Risk Factors - We are a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, and we cannot be certain if the scaled disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.” on page 27.
•	Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt. See “Risk Factors - Anti-takeover provisions contained in our bylaws and articles of incorporation as well as provisions of Nevada law, could impair a takeover attempt.” on page 27.
•	Any damage to the reputation and recognition of our brand names, may materially and adversely affect our business operations and prospects. See “Risk Factors - Any damage to the reputation and recognition of our brand names, including negative publicity against us, our services, operations and our directors, senior management and business partners may materially and adversely affect our business operations and prospects.” on page 28.
•	We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings. See “Risk Factors - We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings.” on page 28.
•	We may engage in transactions that present conflicts of interest. See “Risk Factors - We may engage in transactions that present conflicts of interest.” on page 28.
•	We face rising labor costs in Hong Kong and risks from non-compliance with employment and labor protection laws. See “Risk Factors - Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of Roshing and our results of operations.” on page 33.
•	We may adjust our business strategies and models. See “Risk Factors - We may adjust our business strategies and models in response to changing market conditions, competitive pressures, or regulatory changes. However, there is no guarantee that these adjustments will be successful, and they may not achieve the desired results, potentially impacting our performance and financial results.” on page 29.

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RISKS RELATED TO DOING BUSINESS IN HONG KONG

•	the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations. See “Risk Factors - All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.” on page 29.
•	We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. See “Risk Factors - We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the Mainland China government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.” on page 30.
•	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, Mainland China and other markets where the majority of our clients reside. See “Risk Factors - Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, Mainland China and other markets where the majority of our clients reside.” on page 30.
•	The “Hong Kong National Security Law” could impact our Hong Kong subsidiary. See “Risk Factors - The enactment of Law of the Mainland China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.” on page 31.
•	There are political risks associated with conducting business in Hong Kong. See “Risk Factors - There are political risks associated with conducting business in Hong Kong.” on page 31.
•	New regulatory changes may impact our common stock trading on U.S. exchanges and risk delisting if our auditor remains uninspected by the PCAOB. See “Risk Factors - Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.” on page 32.
•	You may incur additional costs and procedural obstacles in effecting the service of legal process. See “Risk Factors - You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus based on Hong Kong laws.” on page 34.
•	While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we and our subsidiaries may not be able to obtain such permissions or approvals if they are nevertheless required. See “Risk Factors - While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.” on page 34.

RISKS RELATED TO TAXATION

•	Non-compliance with tax obligations may adversely affect our business and operation results. See “Risk Factors - Non-compliance with tax obligations may adversely affect our business and operation results.” on page 34.
•	A change in tax laws in any country in which we operate might adversely affect us. See “Risk Factors - A change in tax laws in any country in which we operate or loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries could adversely affect us.” on page 35.
•	An investment in this Underwritten Offering may involve adverse U.S. federal income tax consequences. See “Risk Factors - An investment in this Underwritten Offering may involve adverse U.S. federal income tax consequences.” on page 35.

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RISKS RELATED TO OUR COMMON STOCK AND THIS UNDERWRITTEN OFFERING

•	Our common stock is currently quoted on the OTC Pink Market. See “Risk Factors - Our common stock is currently quoted on the OTC Pink Market, which may have an unfavorable impact on our stock price and liquidity.” on page 35.
•	There can be no assurances that an active trading market may develop for our common stock, or if developed, be maintained. See “Risk Factors - There can be no assurances that an active trading market may develop for our common stock, or if developed, be maintained.” on page 36.
•	An active, liquid, and orderly market for our common stock may not develop. See “Risk Factors - An active, liquid, and orderly market for our common stock may not develop.” on page 36.
•	Our common stock is subject to the “penny stock” rules of the SEC. See “Risk Factors - Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.” on page 36.
•	The FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock. See “Risk Factors - The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.” on page 37.
•	Our articles of incorporation allow for our board to create a new series of preferred stock without further approval by our Stockholders. See “Risk Factors - Our articles of incorporation allow for our board to create a new series of preferred stock without further approval by our Stockholders, which could adversely affect the rights of the holders of our common stock.” on page 37.
•	The trading price of our common stock is likely to be volatile. See “Risk Factors - The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.” on page 38.
•	Short sellers of our stock may be manipulative and may drive down the market price of our common stock. See “Risk Factors - Short sellers of our stock may be manipulative and may drive down the market price of our common stock.” on page 38.
•	We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree. See “Risk Factors - We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree.” on page 39.
•	The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price. See “Risk Factors - The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.” on page 39.
•	As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment. See “Risk Factors - As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.” on page 39.
•	Our CEO beneficially owns the majority of our outstanding stock. See “Risk Factors - Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.” on page 39.
•	The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders. See “Risk Factors - The sale of securities by us in any equity or debt financing could result in dilution to our existing Stockholders.” on page 40.
•	If you purchase our common stock in the offering, you will incur immediate and substantial dilution. See “Risk Factors - If you purchase our common stock in the offering, you will incur immediate and substantial dilution in the book value of your shares.” on page 40.
•	A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. See “Risk Factors - A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.” on page 40.
•	If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock. See “Risk Factors - If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock.” on page 41.
•	We may require additional capital to support growth. See “Risk Factors - We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.” on page 41.

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Cash Flows through Our Organization

We are a holding company without operations of its own. We conduct our all operations through our Hong Kong subsidiary, Roshing. As a result, our ability to pay dividends depends upon dividends paid by Roshing. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Tianci. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing. The Mainland China laws and regulations do not currently have any material impact on transfers of cash from Roshing to Tianci or from Tianci to Roshing. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. See “Regulations related to Hong Kong Taxation -Tax on dividends” on page 81.

We have established controls and procedures for cash flows within our organization. Our management team is the special task force that manages and supervises the transfers of funds among Tianci and its subsidiaries under the Cash Flow Management Policy, an internal policy adopted by Tianci. Under this policy, Tianci focuses on revenue management, cost control, working capital management, implementing financial strategies, and fulfilling compliance reporting duties. Our management team closely monitors and manages cash transfers within our organization by preparing monthly reports and annual budget plans. Each transfer of cash between Tianci, and a subsidiary is also subject to internal report and approval process by reference to such policy. Each transfer of cash between Tianci, RQS Capital, and a subsidiary or branch is also subject to an internal report and approval process by reference to such policy. In addition, cash transfers between Tianci, its subsidiaries, or investors shall follow the applicable Hong Kong laws and regulations.

R-14

THE RESALE OFFERING

Common stock offered:	[●] shares

Shares of common stock outstanding before the resale offering:	[●] shares

Shares of common stock outstanding after the resale offering:	[●] shares

Shares of common stock outstanding after the resale offering and the primary offering:	[●] shares(1)

Use of proceeds:	We will not receive any proceeds from the sale of common stock held by the Selling Stockholder being registered in this prospectus.

Proposed Listing:	We will apply to have our common stock listed on The Nasdaq Capital Market under the symbol “CIIT,” which listing is a condition to this Underwritten Offering.

Risk factors:	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, and other information included in this prospectus and the registration statement of which this prospectus forms a part, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)	Assumes the issuance and sale by us of [●] shares of our common stock pursuant to the primary offering prospectus filed contemporaneously herewith and assumes the [●] over-allotment option shares of common stock available for sale to the underwriter in the primary offering prospectus has not been exercised.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock held by the Selling Stockholders.

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SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to [●] shares of our common stock by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

The table below sets forth information as of the date of this prospectus, to our knowledge, the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of [●], 2024. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a Stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the Stockholder has the right to acquire within 60 days.

The percentage of beneficial ownership for the Selling Stockholders is based on shares of common stock outstanding as of the date of this prospectus.

Except as described below, to our knowledge, none of the Selling Stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the Selling Stockholders in registration statement questionnaires.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned as of the date of this Prospectus		Shares Offered by this	Shares Beneficially Owned After the offering(1)
Name of Selling Stockholder	Number	Percent	Prospectus	Number	Percent

Total	–	–%	–	–	–%

(1)	Assumes the sale of all shares offered pursuant to the primary offering prospectus.

R-16

SELLING STOCKHOLDER PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock held by the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of his, her, or its common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of their shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Kaufman & Canoles P.C..

R-18

[●] Shares of Common Stock

TIANCI INTERNATIONAL, INC.

RESALE PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Prospectus dated ______________, 2024

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions and non-accountable expense allowance, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission, or SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing fee, and exchange listing fee.

SEC Registration Fee	$	*
FINRA Filing Fee		*
Exchange Listing Fee		*
Auditor Fees and Expenses		*
Legal Fees		*
Transfer Agent Fees		*
Other Expenses		*
TOTAL	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Limitation of Directors’ and Officers’ Liability and Indemnification

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

II-1

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions

Pursuant to our bylaws, we may indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them, including, but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

Pursuant to our articles, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, or upon receipt of an undertaking or surety by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or underwriter may have or thereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under the article.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this prospectus, we have agreed to indemnify the underwriter and the underwriter have agreed to indemnify us against certain civil liabilities that may be incurred in connection with the Underwritten Offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years which were not registered under the Securities Act.

(a) Issuance of Capital Stock.

•	On March 3, 2023, the Company issued to RQS Capital 1,500,000 shares of our common stock and paid a cash price of $350,000 in a share exchange. Pursuant to the Exchange Agreement, the Company also issued a total of 700,000 shares of our common stock to nine employees or affiliates of Roshing to induce continued services to Roshing.

•	On March 1, 2023, the Company entered into agreements to sell a total of 1,253,333 shares of its common stock to 13 investors for a price of $0.30 per share, with an aggregate price of $376,000. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend

•	On January 22, 2024, the Company sold 433,213 shares of its common stock pursuant to a private placement to 9 investors for $1.00 per share for an aggregate of $433,213. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend

•	On January 19, 2024, the Company converted debt from five lenders in the aggregate amount of $445,109 into 445,109 shares of its common stock for $1.00 per share. No commissions were paid regarding the loan conversions and the share certificates were issued with a Rule 144 restrictive legend.

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The foregoing securities were issued in reliance on the exclusion from registration provided by either (i) Rule 903 of Regulation S under the Securities Act of the Securities Act because the recipient was a non-U.S. Person (as defined under Rule 902 Section (k)(2)(i) of Regulation S), or (ii) Section 4(a)(2) of the Securities Act due to the fact the issuance did not involve a public offering of securities.

(b) Warrants.

None.

(c) Option Grants.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBITS TO REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit
1.1+	Form of Underwriting Agreement
2.1**	Stock Purchase Agreement with Tianci, Chuah Su Mei and Silver Glory Group Limited (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on August 6, 2021)
3.1**	Articles of Incorporation
3.2**	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 10.a of the Form 8-K filed on January 27, 2023)
3.3**	Bylaws of Freedom Petroleum Inc. (incorporated by reference to Exhibit 3.2 of the Form S-1 filed on September 24, 2012)
4.1+	Form of Common Stock Certificate
4.2+	Form of Underwriter’s Warrant
4.3**	Certificate of Designation of Series B Preferred Stock filed with the Secretary of State of Nevada (incorporated by reference to Exhibit 10.a of the Form 8-K filed on April 26, 2024)
5.1+	Opinion of Kaufman & Canoles, P.C. with respect to the legality of the common stock registered hereby
5.2+	Opinion of Han Kun Law Offices LLP
8.1+	Opinion of Kaufman & Canoles, P.C. regarding certain U.S. federal income tax matters (included in Exhibit 5.1)
8.2+	Opinion of Han Kun Law Offices LLP regarding certain Hong Kong legal matters (included in Exhibit 5.2)
10.1**	Employment Agreement dated August 27, 2021 between Shufang Gao and Tianci International, Inc. (incorporated by reference to Exhibit 10.2 of the Form 10-K filed on October 31, 2022).
10.2**	Employment Agreement dated August 27, 2021 between Wei Fang and Tianci International, Inc. (incorporated by reference to Exhibit 10.3 of the Form 10-K filed on October 31, 2022).
10.3**	Employment Agreement dated January 23, 2023 between Ying Deng and Tianci International Inc. (incorporated by reference to Exhibit 10.4 of the Form 10-K filed on October 23, 2023).
10.4**	Form of Director Retainer Agreement (incorporated by reference to Exhibit 10.2 of our Current Report on Form 10-Q filed on December 14, 2021).
10.5**	Tianci 2024 Equity Incentive Plan
10.6**	Share Exchange Agreement dated March 3, 2023 between Tianci, RQS United and RQS Capital
10.7**	Share Purchase Agreement between Tianci and RQS, dated April 23, 2024
10.8**	Form of Debt Conversion by Non-U.S. Persons Subscription Agreement
10.9**	Office Rental Service Agreement
14.1**	Code of Business Conduct and Ethics
14.2**	The Review Policy for Related Party Transaction
21.1**	List of Subsidiaries
23.1*	Consent of Michael T. Studer CPA P.C.
23.2+	Consent of Han Kun Law Offices LLP (included in Exhibit 5.2)
23.3+	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this filing of the Registration Statement on Form S-1)
99.1**	Audit Committee Charter
99.2**	Nominating and Corporate Governance Committee Charter
99.3**	Compensation Committee Charter
107**	Filing Fee Table

___________________

* Filed herewith

** Previously filed

+ To be filed by amendment

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Hong Kong, China on July 16, 2024.

TIANCI INTERNATIONAL, INC.

Date: July 16, 2024	By:	/s/ Shufang Gao
Shufang Gao, Chief Executive Officer

Date: July 16, 2024	By:	/s/ Wei Fang
Wei Fang, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shufang Gao and Wei Fang, and each of them, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signature	Title	Date

/s/ Shufang Gao	Chief Executive Officer and Director	July 16, 2024
Shufang Gao	(Principal Executive Officer)

/s/ Wei Fang	Chief Financial Officer and Director	July 16, 2024
Wei Fang	(Principal Financial Officer and Accounting Officer)

/s/ Ying Deng	Vice President and Director	July 16, 2024
Ying Deng

/s/ Yee Man Yung	Independent Director	July 16, 2024
Yee Man Yung

/s/ Fan Liu	Independent Director	July 16, 2024
Fan Liu

/s/ Juan Chang	Independent Director	July 16, 2024
Juan Chang

/s/ Guilin Zhang	Independent Director	July 16, 2024
Guilin Zhang

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